                                                         FREE WRITING PROSPECTUS
                                                      FILED PURSUANT TO RULE 433
                                          REGISTRATION STATEMENT NO.: 333-131591

                  CWABS ASSET-BACKED CERTIFICATES TRUST 2006-10
                                 Issuing Entity

                                FINAL TERM SHEET

                               [COUNTRYWIDE LOGO]

                           $585,515,100 (APPROXIMATE)

                                   CWABS, INC.
                                    Depositor

                          COUNTRYWIDE HOME LOANS, INC.
                               Sponsor and Seller

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 Master Servicer

     This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

     The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH
THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST,
YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER
DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT
THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY
VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

     This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

     The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                   FREE WRITING PROSPECTUS DATED JUNE 29, 2006

              CWABS, INC. ASSET-BACKED CERTIFICATES, SERIES 2006-10

             DISTRIBUTIONS PAYABLE MONTHLY, BEGINNING JULY 25, 2006

The following classes of certificates are being offered pursuant to this free writing prospectus:

------- --------------- ------------ ------------- --------------    -------- ------------- ------------ ------------- -------------
            ORIGINAL                                                            ORIGINAL
          CERTIFICATE                                                         CERTIFICATE
           PRINCIPAL     PRICE TO    UNDERWRITING   PROCEEDS TO                PRINCIPAL     PRICE TO    UNDERWRITING   PROCEEDS TO
CLASS      BALANCE(1)     PUBLIC       DISCOUNT    DEPOSITOR(2)      CLASS     BALANCE(1)     PUBLIC       DISCOUNT    DEPOSITOR(2)
----------------------- ------------ ------------- --------------    -------- ------------- ------------ ------------- -------------

1-AF-1     $56,658,000  99.99921%      0.05208%      99.94713%       2-AV     $118,696,000  100.00000%     0.05208%      99.94792%
----------------------- ------------ ------------- --------------    -------- ------------- ------------ ------------- -------------
1-AF-2     $11,210,000  99.99964%      0.10417%      99.89547%       3-AV-1   $106,235,000  100.00000%     0.05208%      99.94792%
----------------------- ------------ ------------- --------------    -------- ------------- ------------ ------------- -------------
1-AF-3     $33,323,000  99.99919%      0.20833%      99.79086%       3-AV-2    $26,699,000  100.00000%     0.10417%      99.89583%
----------------------- ------------ ------------- --------------    -------- ------------- ------------ ------------- -------------
1-AF-4      $8,849,000  99.99761%      0.26042%      99.73719%       3-AV-3    $68,697,000  100.00000%     0.10417%      99.89583%
----------------------- ------------ ------------- --------------    -------- ------------- ------------ ------------- -------------
1-AF-5     $13,040,000  99.99769%      0.41667%      99.58102%       3-AV-4    $24,533,000  100.00000%     0.15625%      99.84375%
----------------------- ------------ ------------- --------------    -------- ------------- ------------ ------------- -------------
1-AF-6     $17,000,000  99.99542%      0.31250%      99.68292%       MV-1      $15,910,000  100.00000%     0.15625%      99.84375%
----------------------- ------------ ------------- --------------    -------- ------------- ------------ ------------- -------------
MF-1        $5,270,000  99.99604%      0.31250%      99.68354%       MV-2      $14,190,000  100.00000%     0.41667%      99.58333%
----------------------- ------------ ------------- --------------    -------- ------------- ------------ ------------- -------------
MF-2        $4,760,000  99.99583%      0.41667%      99.57916%       MV-3       $8,600,000  100.00000%     0.83333%      99.16667%
----------------------- ------------ ------------- --------------    -------- ------------- ------------ ------------- -------------
MF-3        $2,890,000  99.99783%      0.62500%      99.37283%       MV-4       $7,740,000  100.00000%     1.04167%      98.95833%
----------------------- ------------ ------------- --------------    -------- ------------- ------------ ------------- -------------
MF-4        $2,550,000  99.51510%      0.83333%      98.68177%       MV-5       $7,095,000  100.00000%     1.12500%      98.87500%
----------------------- ------------ ------------- --------------    -------- ------------- ------------ ------------- -------------
MF-5        $2,465,000  99.07173%      1.25000%      97.82173%       MV-6       $6,665,000  100.00000%     1.22500%      98.77500%
----------------------- ------------ ------------- --------------    -------- ------------- ------------ ------------- -------------
MF-6        $2,295,000  98.55892%      1.45833%      97.10059%       MV-7       $6,450,000  100.00000%     1.41667%      98.58333%
----------------------- ------------ ------------- --------------    -------- ------------- ------------ ------------- -------------
MF-7        $2,125,000  96.39548%      1.50000%      94.89548%       MV-8       $4,515,000  100.00000%     1.66667%      98.33333%
----------------------- ------------ ------------- --------------    -------- ------------- ------------ ------------- -------------
MF-8        $1,700,000  92.24358%      1.66667%      90.57691%       MV-9       $3,655,000  100.00000%     2.08333%      97.91667%
----------------------- ------------ ------------- --------------    -------- ------------- ------------ ------------- -------------
BF          $1,700,000  86.46238%      2.08333%      84.37905%       A-R              $100      (3)          (3)            (3)
----------------------- ------------ ------------- --------------    -------- ------------- ------------ ------------- -------------

------------

(1)  This amount is subject to a permitted variance in the aggregate of plus or minus 10%.
(2)  Before deducting expenses payable by the Depositor estimated to be approximately $761,000 in the aggregate.
(3)  The Class A-R Certificates will not be purchased by the underwriter and are being transferred to Countrywide Home Loans, Inc. as partial consideration for the sale of the mortgage loans.

ISSUING ENTITY

CWABS Asset-Backed Certificates Trust 2006-10, a common law trust formed under the laws of the State of New York.

DEPOSITOR

CWABS, Inc., a Delaware corporation and a limited purpose finance subsidiary of
Countrywide Financial Corporation, a Delaware corporation.

SPONSOR AND SELLERS

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. Other sellers may include one or more special purpose entities established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

MASTER SERVICER

Countrywide Home Loans Servicing LP.

TRUSTEE

The Bank of New York, a New York banking corporation

THE NIM INSURER

After the closing date, a separate trust or trusts (or other form of entity) may be established to issue net interest margin securities secured by all or a portion of the Class PF, Class PV, Class CF and Class CV Certificates. Those net
interest margin securities may have the benefit of one or more financial guaranty insurance policies that guaranty payments on those securities. The insurer or insurers issuing these financial guaranty insurance policies are referred to in this free writing prospectus as the "NIM Insurer." The references to the NIM Insurer in this free writing prospectus apply only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates.

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

CUT-OFF DATE

Initial Mortgage Loans:

For any initial mortgage loan, the later of June 1, 2006 and the origination date of that mortgage loan (referred to as the initial cut-off date).

Subsequent Mortgage Loans:

For any subsequent mortgage loan, the later of the first day of the month of the related subsequent transfer date and the origination date of that subsequent mortgage loan (referred to as the subsequent cut-off date).

CLOSING DATE

On or about June 30, 2006.

PRE-FUNDING

On the closing date, the depositor may deposit an amount of up to 25% of the initial aggregate certificate principal balance of the certificates issued by the issuing entity in a pre-funding account (referred to as the pre-funded amount).

Any pre-funded amount will be allocated among the loan groups so that the amount allocated to any loan group will not exceed 25% of the aggregate certificate principal balance of the classes of certificates related to that loan group.

Funding Period:

Any funding period will begin on the closing date and end on the earlier of (x)
the date the amount in the pre-funding account is less than $175,000 and (y)
August 14, 2006.

Use of Pre-Funded Amount:

Any pre-funded amount is expected to be used to purchase subsequent mortgage loans. Any pre-funded amount not used during the funding period to purchase subsequent mortgage loans will be distributed to holders of the related senior certificates as a prepayment of principal on the distribution date immediately following the end of the funding period.

Restrictions on Subsequent Mortgage Loan Purchases:

Purchases of subsequent mortgage loans are subject to the same criteria as the initial mortgage loans and additional restrictions related to the composition of the related loan group following the acquisition of the subsequent mortgage loans.

Interest Shortfall Payments:

To the extent needed to make required interest payments on the interest-bearing certificates on or prior to the September 2006 distribution date, Countrywide
Home Loans, Inc. will make interest shortfall payments to the issuing entity to offset shortfalls in interest collections attributable to the pre-funding mechanism or because newly originated loans do not have a payment due date in the due period related to the subject distribution date.

THE MORTGAGE LOANS

The mortgage pool will consist of fixed and adjustable rate, credit-blemished mortgage loans that are secured by first liens on one- to four-family residential properties. The mortgage loans will be divided into three separate groups. Each group of mortgage loans is referred to as a "loan group." Loan group 1 will consist of first lien fixed rate mortgage loans. Loan group 2 will consist of first lien conforming balance fixed and adjustable rate mortgage loans. Loan group 3 will consist of first lien fixed and adjustable rate mortgage loans.

STATISTICAL CALCULATION INFORMATION

The statistical information presented in this free writing prospectus relates to a statistical calculation pool that does not reflect all of the mortgage loans that will be included in the issuing entity. Additional mortgage loans will be included in the mortgage pool on the closing date, and subsequent mortgage loans may be included during the funding period. In addition, certain mortgage loans in the statistical calculation pool may not be included in the mortgage pool on the closing date because they have prepaid in full or were determined not to meet the eligibility requirements for the mortgage pool.

The information with respect to the statistical calculation pool is, unless otherwise specified, based on the scheduled principal balances as of June 1,
2006, which is the statistical calculation date. The aggregate stated principal balance of the statistical calculation pool as of the statistical calculation date is referred to as the statistical calculation date pool principal balance.
As of the statistical calculation date, the statistical calculation date pool principal balance was approximately $399,172,262.

Unless otherwise noted, all statistical percentages are measured by the statistical calculation date pool principal balance.

As of the statistical calculation date, the group 1 mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Current Principal Balance   $113,309,384
Weighted Average Mortgage Rate          7.693%
Range of Mortgage Rates                 5.750% to
                                         14.500%
Average Current Principal Balance     $212,988
Range of Current Principal Balances   $37,900 to
                                       $720,000
Weighted Average Original
   Loan-to-Value Ratio                  76.12%
Weighted Average Original Term to
   Maturity                             386 months
Weighted Average Credit Bureau Risk
   Score                                612 points
Weighted Average Remaining Term to
   Stated Maturity                      385 months
Percentage Originated under Full
   Doc Program                          72.35%
Geographic Concentrations in excess
   of 10%:
   California                           39.28%

As of the statistical calculation date, the group 2 mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Current Principal Balance   $100,051,995
Weighted Average Mortgage Rate               8.610%
Range of Mortgage Rates                  5.500% to
                                            13.500%
Average Current Principal Balance         $148,666
Range of Current Principal Balances     $45,891 to
                                          $451,642
Weighted Average Original
   Loan-to-Value Ratio                       80.18%
Weighted Average Original Term to
   Maturity                             378 months

Weighted Average Credit Bureau Risk
   Score                                607 points
Weighted Average Remaining Term to
   Stated Maturity                      377 months
Weighted Average Gross Margin*               7.150%
Weighted Average Maximum Mortgage
   Rate*                                    15.925%
Weighted Average Minimum Mortgage
   Rate*                                     8.935%

Percentage Originated under Full
   Doc Program                               69.21%
Geographic Concentrations in excess
   of 10%:
   California                                10.15%

--------------
* Percentage presented only reflects those group 2 mortgage loans in the statistical calculation pool that are adjustable rate mortgage loans.

As of the statistical calculation date, the group 3 mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Current Principal Balance   $185,810,883
Weighted Average Mortgage Rate               8.124%
Range of Mortgage Rates                  6.000% to
                                            14.800%
Average Current Principal Balance         $192,351
Range of Outstanding Principal
   Balances                             $40,429 to
                                          $849,232
Weighted Average Original
   Loan-to-Value Ratio                       79.63%
Weighted Average Original Term to
   Maturity                             377 months
Weighted Average Credit Bureau Risk
   Score                                616 points
Weighted Average Remaining Term to
   Stated Maturity                      376 months
Weighted Average Gross Margin*               7.515%
Weighted Average Maximum Mortgage
   Rate*                                    15.798%
Weighted Average Minimum Mortgage
   Rate*                                     8.868%
Percentage Originated under Full
   Doc Program                               57.61%
Geographic Concentrations in excess
   of 10%:
   California                                25.63%
   Florida                                   13.89%

--------------
* Percentage presented only reflects those group 3 mortgage loans in the statistical calculation pool that are adjustable rate mortgage loans.

Additional information regarding the mortgage loans in the statistical calculation pool is attached as Annex A to this free writing prospectus.

The following characteristics of each loan group in the initial mortgage pool as of the initial cut-off date and the final mortgage pool following any pre-funding period (measured as of the initial cut-off date for initial mortgage loans and as of the applicable subsequent cut-off date for any subsequent mortgage loans) will not vary from the corresponding characteristics of the statistical calculation pool by more than the permitted variance shown in the following table:

           CHARACTERISTIC                               PERMITTED VARIANCE
Weighted Average Mortgage Rate                                 +/-0.10%
Weighted Average Original
   Loan-to-Value Ratio                                         +/-3.00%
Weighted Average Credit Bureau Risk
   Score                                                    +/-5 points
Percentage Originated under Full Doc Program                   +/-3.00%
Weighted Average Gross Margin of
   Adjustable Rate Mortgage Loans                              +/-0.10%
Maximum California Concentration                                 50.00%

DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue the following classes of certificates:

                               INITIAL
                             CERTIFICATE                                         LAST SCHEDULED
                              PRINCIPAL                                           DISTRIBUTION      INITIAL RATING   INITIAL RATING
           CLASS             BALANCE (1)              TYPE                            DATE           (MOODY'S)(2)       (S&P)(2)
 ------------------------    -----------     ---------------------------         -------------      --------------   --------------

 OFFERED CERTIFICATES
 1-AF-1..................   $   56,658,000        Senior/Fixed Rate                April 2028            Aaa             AAA
 1-AF-2..................   $   11,210,000        Senior/Fixed Rate              February 2030           Aaa             AAA
 1-AF-3..................   $   33,323,000        Senior/Fixed Rate               December 2035          Aaa             AAA
 1-AF-4..................   $    8,849,000        Senior/Fixed Rate                 June 2038            Aaa             AAA
 1-AF-5..................   $   13,040,000        Senior/Fixed Rate              September 2046          Aaa             AAA
 1-AF-6..................   $   17,000,000      Senior/Fixed Rate/NAS               July 2046            Aaa             AAA
 MF-1....................   $    5,270,000      Subordinate/Fixed Rate             March 2046            Aa1             AA+
 MF-2....................   $    4,760,000      Subordinate/Fixed Rate            February 2046          Aa2             AA
 MF-3....................   $    2,890,000      Subordinate/Fixed Rate            November 2045          Aa3             AA-
 MF-4....................   $    2,550,000      Subordinate/Fixed Rate           September 2045          A1              A+
 MF-5....................   $    2,465,000      Subordinate/Fixed Rate              July 2045            A2              A
 MF-6....................   $    2,295,000      Subordinate/Fixed Rate             April 2045            A3              A-
 MF-7....................   $    2,125,000      Subordinate/Fixed Rate            November 2044         Baa1            BBB+
 MF-8....................   $    1,700,000      Subordinate/Fixed Rate              May 2044            Baa2            BBB
 BF......................   $    1,700,000      Subordinate/Fixed Rate           September 2043         Baa3            BBB-
 2-AV....................   $  118,696,000      Senior/Adjustable Rate             August 2046          Aaa             AAA
 3-AV-1..................   $  106,235,000      Senior/Adjustable Rate              June 2029           Aaa             AAA
 3-AV-2..................   $   26,699,000      Senior/Adjustable Rate              May 2031            Aaa             AAA
 3-AV-3..................   $   68,697,000      Senior/Adjustable Rate              June 2036           Aaa             AAA
 3-AV-4..................   $   24,533,000      Senior/Adjustable Rate             August 2046          Aaa             AAA
 MV-1....................   $   15,910,000   Subordinate/Adjustable Rate          October 2034          Aa1             AA+
 MV-2....................   $   14,190,000   Subordinate/Adjustable Rate          October 2036          Aa2             AA
 MV-3....................   $    8,600,000   Subordinate/Adjustable Rate          February 2046         Aa3             AA-
 MV-4....................   $    7,740,000   Subordinate/Adjustable Rate            May 2045            A1              A+
 MV-5....................   $    7,095,000   Subordinate/Adjustable Rate          January 2045          A2              A
 MV-6....................   $    6,665,000   Subordinate/Adjustable Rate            July 2044           A3              A-
 MV-7....................   $    6,450,000   Subordinate/Adjustable Rate          October 2043          Baa1            BBB+
 MV-8....................   $    4,515,000   Subordinate/Adjustable Rate            May 2042            Baa2            BBB
 MV-9....................   $    3,655,000   Subordinate/Adjustable Rate           March 2040           Baa3            BBB-
 A-R.....................   $          100      Senior/REMIC Residual               July 2006           Aaa             AAA
 NON-OFFERED
 CERTIFICATES(3)
 BV......................   $    4,085,000   Subordinate/Adjustable Rate          November 2036         Ba1             BB+
 Class PF................   $          100      Prepayment Charges                     N/A              N/R             N/R
 Class PV................   $          100      Prepayment Charges                     N/A              N/R             N/R
 Class CF................        N/A                Residual                           N/A              N/R             N/R
 Class CV................        N/A                Residual                           N/A              N/R             N/R
--------------

(1)  This amount is subject to a permitted variance in the aggregate of plus or minus 10% depending on the amount of mortgage loans actually delivered on the closing date.

(2)  The offered certificates will not be offered unless they are assigned the indicated ratings by Moody's Investors Service, Inc. ("Moody's") and
     Standard & Poor's Ratings Services, a division of The McGraw-Hill
     Companies, Inc. ("S&P"). "N/R" indicates that the agency was not asked to rate the certificates. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3)  The Class BV, Class PF, Class PV, Class CF and Class CV Certificates are
     not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class BV, Class PF, Class
     PV, Class CF and Class CV Certificates is provided only to permit a better understanding of the offered certificates.

The certificates will also have the following characteristics:

                            PASS-THROUGH RATE     PASS-THROUGH RATE
                 RELATED      ON OR BEFORE              AFTER                                          INTEREST
                  LOAN          OPTIONAL               OPTIONAL                                    INTEREST ACCRUAL
     CLASS        GROUP     TERMINATION DATE       TERMINATION DATE       DELAY/ACCRUAL PERIOD        CONVENTION
--------------- ----------  ----------------      -----------------       --------------------     ----------------
 OFFERED
 CERTIFICATES

 1-AF-1........     1          6.128% (1)             6.128% (1)           calendar month (2)         30/360 (3)
 1-AF-2........     1          5.931% (1)             5.931% (1)           calendar month (2)         30/360 (3)
 1-AF-3........     1          5.971% (1)             5.971% (1)           calendar month (2)         30/360 (3)
 1-AF-4........     1          6.273% (1)             6.273% (1)           calendar month (2)         30/360 (3)
 1-AF-5........     1          6.367% (1)             6.867% (1)           calendar month (2)         30/360 (3)
 1-AF-6........     1          6.116% (1)             6.116% (1)           calendar month (2)         30/360 (3)
 MF-1..........     1          6.474% (1)             6.474% (1)           calendar month (2)         30/360 (3)
 MF-2..........     1          6.573% (1)             6.573% (1)           calendar month (2)         30/360 (3)
 MF-3..........     1          6.678% (1)             6.678% (1)           calendar month (2)         30/360 (3)
 MF-4..........     1          6.850% (1)             6.850% (1)           calendar month (2)         30/360 (3)
 MF-5..........     1          6.850% (1)             6.850% (1)           calendar month (2)         30/360 (3)
 MF-6..........     1          6.850% (1)             6.850% (1)           calendar month (2)         30/360 (3)
 MF-7..........     1          6.850% (1)             6.850% (1)           calendar month (2)         30/360 (3)
 MF-8..........     1          6.850% (1)             6.850% (1)           calendar month (2)         30/360 (3)
 BF............     1          6.850% (1)             6.850% (1)           calendar month (2)         30/360 (3)
 2-AV..........     2     LIBOR + 0.130% (4)    LIBOR + 0.260% (4)                 (5)              Actual/360 (6)
 3-AV-1........     3     LIBOR + 0.050% (4)    LIBOR + 0.100% (4)                 (5)              Actual/360 (6)
 3-AV-2........     3     LIBOR + 0.110% (4)    LIBOR + 0.220% (4)                 (5)              Actual/360 (6)
 3-AV-3........     3     LIBOR + 0.160% (4)    LIBOR + 0.320% (4)                 (5)              Actual/360 (6)
 3-AV-4........     3     LIBOR + 0.260% (4)    LIBOR + 0.520% (4)                 (5)              Actual/360 (6)
 MV-1..........  2 and 3  LIBOR + 0.260% (4)    LIBOR + 0.390% (4)                 (5)              Actual/360 (6)
 MV-2..........  2 and 3  LIBOR + 0.300% (4)    LIBOR + 0.450% (4)                 (5)              Actual/360 (6)
 MV-3..........  2 and 3  LIBOR + 0.350% (4)    LIBOR + 0.525% (4)                 (5)              Actual/360 (6)
 MV-4..........  2 and 3  LIBOR + 0.420% (4)    LIBOR + 0.630% (4)                 (5)              Actual/360 (6)
 MV-5..........  2 and 3  LIBOR + 0.440% (4)    LIBOR + 0.660% (4)                 (5)              Actual/360 (6)
 MV-6..........  2 and 3  LIBOR + 0.500% (4)    LIBOR + 0.750% (4)                 (5)              Actual/360 (6)
 MV-7..........  2 and 3  LIBOR + 1.000% (4)    LIBOR + 1.500% (4)                 (5)              Actual/360 (6)
 MV-8..........  2 and 3  LIBOR + 1.250% (4)    LIBOR + 1.875% (4)                 (5)              Actual/360 (6)
 MV-9..........  2 and 3  LIBOR + 2.200% (4)    LIBOR + 3.300% (4)                 (5)              Actual/360 (6)
                  1, 2
 A-R...........   and 3            (7)                   (7)                       N/A                   N/A
 NON-OFFERED
 CERTIFICATES
 BV............  2 and 3   LIBOR + 2.250% (4)     LIBOR + 3.375% (4)               (5)              Actual/360 (6)
 Class PF......     1              N/A                   N/A                       N/A                   N/A
 Class PV......  2 and 3           N/A                   N/A                       N/A                   N/A
 Class CF......     1              N/A                   N/A                       N/A                   N/A
 Class CV......  2 and 3           N/A                   N/A                       N/A                   N/A
--------------

(1)  The pass-through rate for this class of certificates will be subject to an interest rate cap, as described in this free writing prospectus under
     "Description of the Certificates -- Distributions -- Distributions of
     Interest."

(2)  The accrual period for any distribution date will be the calendar month preceding that distribution date. These certificates will settle with accrued interest.

(3)  Interest accrues at the rate specified in this table based on a 360-day year that consists of twelve 30-day months.

(4)  The pass-through rate for this class of certificates may adjust monthly, will be subject to increase after the optional termination date as shown in this table and will be subject to an interest rate cap, in each case as described in this free writing prospectus under "Description of the
     Certificates -- Distributions -- Distributions of Interest." LIBOR refers to One-Month LIBOR for the related accrual period calculated as described in this free writing prospectus under "Description of the Certificates --
     Calculation of One-Month LIBOR."

(5)  The accrual period for any distribution date will be the one-month period from and including the preceding distribution date (or from and including the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date. These certificates will settle without accrued interest.

(6)  Interest accrues at the rate specified in this table based on a 360-day year and the actual number of days elapsed during the related accrual period.

(7)  The Class A-R Certificates will not accrue any interest.

DESIGNATIONS

  DESIGNATION                          CLASS OF CERTIFICATES
---------------    -------------------------------------------------------------
Class 3-AV         Class 1-AF Class 1-AF-1, Class 1-AF-2, Class
  Certificates:    Certificates: 1-AF-3, Class 1-AF-4, Class 1-AF-5
                   and Class 1-AF-6 Certificates.

Class AV           Class 3-AV-1, Class 3-AV-2, Class
  Certificates:    3-AV-3 and Class 3-AV-4 Certificates.
                   Class 2-AV and Class 3-AV
                   Certificates.

Senior             Class 1-AF, Class AV and Class A-R
  Certificates:    Certificates.

Subordinate        Class MF-1, Class MF-2, Class MF-3,
  Certificates:    Class MF-4, Class MF-5, Class MF-6,
                   Class MF-7, Class MF-8, Class BF, Class MV-1, Class MV-2,
                   Class MV-3, Class MV-4, Class MV-5, Class MV-6, Class MV-7,
                   Class MV-8, Class MV-9 and Class BV Certificates.

Fixed Rate         Class 1-AF Certificates and the Fixed
  Certificates:    Rate Subordinate Certificates.

Adjustable Rate    Class AV Certificates and the
  Certificates     Adjustable Rate Subordinate
  or Swap          Certificates.
  Certificates:

Fixed Rate         Class MF-1, Class MF-2, Class MF-3,
  Subordinate      Class MF-4, Class MF-5, Class MF-6,
  Certificates:    Class MF-7, Class MF-8 and Class BF
                   Certificates.

Adjustable Rate    Class MV-1, Class MV-2, Class MV-3,
  Subordinate      Class MV-4, Class MV-5, Class MV-6,
  Certificates:    Class MV-7, Class MV-8, Class MV-9
                   and Class BV Certificates.

Offered            Class 1-AF, Class MF-1, Class MF-2,
  Certificates:    Class MF-3, Class MF-4, Class MF-5, Class MF-6, Class MF-7,
                   Class MF-8, Class BF, Class AV, Class MV-1, Class MV-2, Class
                   MV-3, Class MV-4, Class MV-5, Class MV-6, Class MV-7, Class
                   MV-8, Class MV-9 and Class A-R Certificates.

RECORD DATE

Adjustable Rate Certificates:

The business day immediately preceding a distribution date, or if the adjustable rate certificates are no longer book-entry certificates, the last business day of the month preceding the month of a distribution date.

Class A-R Certificates and Fixed Rate Certificates:

The last business day of the month preceding the month of a distribution date.

DENOMINATIONS

$20,000 and multiples of $1 in excess thereof, except that the Class A-R
Certificates will be issued as two certificates in the denominations specified in the pooling and servicing agreement.

REGISTRATION OF CERTIFICATES

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company, in the United States, or
Clearstream, Luxembourg or the Euroclear System, in Europe.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

DISTRIBUTION DATES

Beginning on July 25, 2006, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

INTEREST PAYMENTS

On each distribution date, holders of each class of interest-bearing certificates will be entitled to receive:

o    the interest that has accrued during the related accrual period at the related pass-through rate on the certificate principal balance immediately prior to the applicable distribution date, and

o    any interest due on a prior distribution date that was not paid.

The accrual period, interest calculation convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page S-6.

For each class of subordinate certificates, any interest carry forward amount
(which is interest due on a prior distribution date that was not paid on a prior distribution date) will be payable from excess

cashflow as and to the extent described in this free writing prospectus.
Interest carry forward amounts on the adjustable rate subordinate certificates also may be paid from amounts in the swap trust as and to the extent described in this free writing prospectus.

There are certain circumstances that could reduce the amount of interest paid to you.

PRINCIPAL PAYMENTS

On each distribution date, certificateholders will receive a distribution of principal on their certificates only if there is cash available on that date for the payment of principal. The priority of payments will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs before the applicable stepdown date, or on or after that date, and will depend on the loss and delinquency performance of the mortgage loans.

AMOUNTS AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES

Amounts Available with respect to Interest Distributions
--------------------------------------------------------

The amount available for interest distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts with respect to the mortgage loans in a loan group (after the fees and expenses as described below are subtracted):

o    scheduled payments of interest on the mortgage loans collected during the applicable period (other than any credit comeback excess amounts);

o    interest on prepayments to the extent not allocable to the master servicer as additional servicing compensation;

o    interest amounts advanced by the master servicer and any required compensating interest paid by the master servicer related to certain prepayments on certain mortgage loans;

o    liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to interest); and

o    the amount, if any, of the seller interest shortfall payment paid by
     Countrywide Home Loans, Inc. on any distribution date on or prior to the
     September 2006 distribution date.

Amounts Available with respect to Principal Distributions
---------------------------------------------------------

The amount available for principal distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts (after fees and expenses as described below are subtracted) with respect to the mortgage loans in a loan group:

o    scheduled payments of principal of the mortgage loans collected during the applicable period or advanced by the master servicer;

o    prepayments collected in the applicable period;

o    the stated principal balance of any mortgage loans repurchased by a seller or purchased by the master servicer;

o    the difference, if any, between the stated principal balance of a substitute mortgage loan and the related deleted mortgage loan;

o    liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to principal);

o    excess interest (to the extent available) to maintain the targeted overcollateralization level for the related class of certificates; and

o    the amount, if any, remaining on deposit in the pre-funding account on the distribution date following the end of the funding period.

Fees and Expenses
-----------------

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts calculated on a loan group by loan group basis:

o    the master servicing fee and additional servicing compensation due to the master servicer;

o    the pro rata portion of the trustee fee due to the trustee;

o    amounts reimbursed to the master servicer and the trustee in respect of advances previously made by them and other amounts for which the master servicer and servicer are entitled to be reimbursed;

o    all prepayment charges (which are distributable only to the Class PV and
     Class PF Certificates);

o    all other amounts for which the depositor, a seller, the master servicer or any NIM Insurer is entitled to be reimbursed; and

o    with respect to loan group 2 and loan group 3, any net swap payments or any termination payment payable to the swap counterparty (other than a swap termination payment resulting from a swap counterparty trigger event).

Any amounts netted from the amount available for distribution to the certificateholders will reduce the amount distributed to the certificateholders.

SERVICING COMPENSATION

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by 0.50% per annum
(referred to as the servicing fee rate).

Additional Servicing Compensation:

The master servicer is also entitled to receive additional servicing compensation from amounts in respect of interest paid on certain principal prepayments, late payment fees, assumption fees and other similar charges
(excluding prepayment charges) and investment income earned on amounts on deposit in certain of the issuing entity's accounts.

Source and Priority of Payments:

These amounts will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

PRIORITY OF PAYMENTS; DISTRIBUTIONS OF INTEREST

Loan Group 1
------------

In general, on any distribution date, loan group 1 interest funds will be distributed in the following order:

o    concurrently to each class of Class 1-AF Certificates, current interest and interest carry forward amounts, pro rata based on their respective entitlements;

o    sequentially, to the Class MF-1, Class MF-2, Class MF-3, Class MF-4, Class
     MF-5, Class MF-6, Class MF-7, Class MF-8 and Class BF Certificates, in that order, current interest for each class; and

o    as part of the fixed rate loan group excess cashflow.

Loan Group 2 and Loan Group 3
-----------------------------

In general, on any distribution date, loan group 2 and loan group 3 interest funds will be distributed in the following order:

o    from the interest funds from loan group 2 and loan group 3, pro rata based on the interest funds for each loan group, to the swap account, the amount of any net swap payment and any swap termination payment (other than a swap termination payment due to a swap counterparty trigger event) payable to the swap counterparty;

o    from loan group 2 interest funds, to the Class 2-AV Certificates, current interest and interest carry forward amount;

o    from loan group 3 interest funds, concurrently, to each class of Class 3-AV
     Certificates, current interest and interest carry forward amount, pro rata based on their respective entitlements;

o    from remaining loan group 2 and loan group 3 interest funds, to each class of Class AV Certificates, any remaining unpaid current interest and any interest carry forward amount, allocated pro rata based on the certificate principal balance of each class of Class AV Certificates, with any remaining amounts allocated based on any remaining unpaid current interest and interest carry forward amount for each class of Class AV Certificates;

o    from any remaining loan group 2 and loan group 3 interest funds, sequentially, to the Class MV-1, Class MV-2, Class MV-3, Class MV-4, Class
     MV-5, Class MV-6, Class MV-7, Class MV-8, Class MV-9 and Class BV
     Certificates, in that order, current interest for each class; and

o    from any remaining loan group 2 and loan group 3 interest funds, as part of the excess cashflow.

PRIORITY OF PAYMENTS; DISTRIBUTIONS OF PRINCIPAL

General
-------

The manner of distributing principal among the classes of certificates in any certificate group will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs before the related stepdown date, or on or after that date, and depending on whether a trigger event is in effect for that certificate group.

Effect of the Stepdown Date if a Trigger Event is not in Effect
---------------------------------------------------------------

On any distribution date on or after the related stepdown date (and so long as no trigger event for the applicable certificate group is in effect), instead of allocating all amounts distributable as principal on the certificates to the related senior classes of certificates for the loan group until those senior classes are paid in full, a portion of those amounts distributable as principal will be allocated to the related subordinate certificates.

The amount allocated to each class of certificates in a certificate group on or after the related stepdown date and so long as no trigger event is in effect for that certificate group will be based on the targeted level of overcollateralization and subordination for each class of certificates in that certificate group.

Trigger Events:

A "trigger event" refers to certain specified levels of losses and/or delinquencies on the mortgage loans. Prior to the applicable stepdown date or if a trigger event is in effect with respect to a loan group on or after the applicable stepdown date, all amounts distributable as principal with respect to that loan group on a distribution date will be allocated first to the related senior certificates, until the related senior certificates are paid in full, before any distributions of principal are made on the related subordinate certificates.

The Stepdown Date:

The stepdown date for a certificate group will be the earlier of:

o    the date on which the aggregate certificate principal balance of the Class
     1-AF Certificates (in the case of the fixed rate certificates) or the Class
     AV Certificates (in the case of the adjustable rate certificates) is reduced to zero; and

o    the later of:

     o    the July 2009 distribution date; and

     o    the date on which the level of subordination for the Class 1-AF
          Certificates is 37.30% of the aggregate stated principal balance of the mortgage loans in loan group 1 (in the case of the fixed rate certificates) or the level of subordination for the Class AV
          Certificates is 39.60% of the aggregate stated principal balance of the mortgage loans in loan group 2 and loan group 3 (in the case of the adjustable rate certificates).

Certificate or Loan Group Specific Events that Affect Allocations of Principal
------------------------------------------------------------------------------

Loan Group 1:

On any distribution date prior to the fixed rate stepdown date or on which a fixed rate trigger event is in effect, the loan group 1 principal distribution amount will be distributed in the following order:

o    to the classes of Class 1-AF Certificates in the priority described below, until the certificate principal balances thereof are reduced to zero;

o    sequentially, to the Class MF-1, Class MF-2, Class MF-3, Class MF-4, Class
     MF-5, Class MF-6, Class MF-7, Class MF-8 and Class BF Certificates, in that order, in each case until the certificate principal balance is reduced to zero; and

o    as part of the fixed rate loan group excess cashflow.

On any distribution date on or after the fixed rate stepdown date and so long as no fixed rate trigger event is in effect, the loan group 1 principal distribution amount will be distributed in the following order:

o    to the classes of Class 1-AF Certificates, up to the Class 1-AF principal distribution amount, in the priority described below, until the certificate principal balances thereof are reduced to zero;

o    sequentially, to the Class MF-1, Class MF-2, Class MF-3, Class MF-4, Class
     MF-5, Class MF-6, Class MF-7, Class MF-8 and Class BF Certificates, in that order, the fixed rate subordinate class principal distribution amount for that class, in each case until the certificate principal balance thereof is reduced to zero; and

o    as part of the fixed rate loan group excess cashflow.

Class 1-AF Certificates:

For each distribution date, amounts to be distributed to the Class 1-AF
Certificates in respect of principal will be distributed in the following order:

     (i) to the Class 1-AF-6 Certificates, the NAS principal distribution amount, until the certificate principal balance thereof is reduced to zero;

                                       10

     (ii) sequentially, to the Class 1-AF-1, Class 1-AF-2, Class 1-AF-3, Class
1-AF-4 and Class 1-AF-5 Certificates, in that order, in each case until the certificate principal balance thereof is reduced to zero;

     (iii) to the Class 1-AF-6 Certificates without regard to the NAS principal distribution amount, until the certificate principal balance thereof is reduced to zero.

Class 1-AF-6 Certificates; NAS Principal Distribution Amount:

The Class 1-AF-6 Certificates are entitled to receive the NAS principal distribution amount prior to payments of principal of the other classes of Class
1-AF Certificates. However, until the distribution date in July 2009, the NAS principal distribution amount is zero and it is expected that the AF-6
Certificates will not receive any distributions of principal. The NAS principal distribution amount is a specified percentage (that may exceed 100%) of the
Class 1-AF-6 pro rata share of the principal distributable to the Class 1-AF
Certificates. The specified percentage increases on the distribution date in
July 2011, July 2012 and July 2013, when it ultimately reaches 300%. On and after the distribution date in July 2009 and until the July 2012 distribution date, it is expected that the Class 1-AF-6 Certificates will receive a portion of principal payments that is smaller than its pro rata share of principal payments and on or after July 2013 distribution date, the Class 1-AF-6
Certificates will receive an amount greater than its pro rata share of principal payments.

Loan Group 2 and Loan Group 3:

On any distribution date prior to the adjustable rate stepdown date or on which an adjustable rate trigger event is in effect, the loan group 2 and loan group 3 principal distribution amount will be distributed in the following order:

o    concurrently,

     (1)  from the loan group 2 principal distribution amount, in the following order of priority:

          (i)  to the Class 2-AV Certificates, until the certificate principal balance thereof is reduced to zero; and

          (ii) to the classes of Class 3-AV Certificates (after the distribution of the principal distribution amount from loan group 3 as
               described below), to be allocated among such classes of
               certificates in the amounts and order of priority described below, until the certificate principal balances thereof are reduced to zero; and

     (2)  from the loan group 3 principal distribution amount, in the following order of priority:

          (i)  to the classes of Class 3-AV Certificates to be allocated among such classes of certificates in the amounts and order of priority described below, until the certificate principal balances thereof are reduced to zero; and

          (ii) to the Class 2-AV Certificates (after the distribution of the principal distribution amount from loan group 2 as described above), until the certificate principal balance thereof is reduced to zero; and

o    from the remaining principal distribution amount from loan group 2 and loan group 3, sequentially,

     (1)  sequentially, to the Class MV-1, Class MV-2, Class MV-3, Class MV-4,
          Class MV-5, Class MV-6, Class MV-7, Class MV-8, Class MV-9 and Class
          BV Certificates, in that order, in each case until the certificate principal balance thereof is reduced to zero; and

     (2)  as part of the adjustable rate loan group excess cashflow.

On any distribution date on or after the adjustable rate stepdown date and so long as no adjustable rate trigger event is in effect, the loan group 2 and loan group 3 principal distribution amount will be distributed in the following order:

o    in an amount up to the Class AV principal distribution target amount, pro rata based on the related Class AV principal distribution allocation amount for the Class 2-AV and Class 3-AV Certificates, concurrently:

     (1)  to the Class 2-AV Certificates, up to the Class 2-AV principal distribution amount, until the certificate principal balance thereof is reduced to zero; and

                                       11

     (2)  to the classes of Class 3-AV Certificates, up to the Class 3-AV principal distribution amount, to be allocated among such classes of certificates in the amounts and order of priority described below, until the certificate principal balances thereof are reduced to zero;

     provided, however, that if (a) the certificate principal balance of the
     Class 2-AV Certificates and/or (b) the aggregate certificate principal balance of the Class 3-AV Certificates is reduced to zero, then any remaining unpaid Class AV principal distribution target amount will be distributed to the remaining classes of senior certificates after distributions from clauses (1) and (2) above (and, in the case of the Class
     3-AV Certificates, in the amounts and order of priority described below), until the certificate principal balance(s) thereof is/are reduced to zero;

o    sequentially, to the Class MV-1, Class MV-2 and Class MV-3 Certificates, in
     that order, the combined Class MV-1, Class MV-2 and MV-3 principal distribution amount, until the certificate principal balances thereof are reduced to zero;

o    sequentially, to the Class MV-4, Class MV-5, Class MV-6, Class MV-7, Class
     MV-8, Class MV-9 and Class BV Certificates, in that order, the subordinate class principal distribution amount for that class, in each case until the certificate principal balance thereof is reduced to zero; and

o    as part of the excess cashflow.

Class 3-AV Certificates:

For each distribution date, amounts to be distributed to the Class 3-AV
Certificates in respect of principal will be distributed sequentially to the
Class 3-AV-1, Class 3-AV-2, Class 3-AV-3 and Class 3-AV-4 Certificates, in that order, in each case until the certificate principal balance thereof is reduced to zero.

EXCESS CASHFLOW

Excess cashflow generally refers to the remaining amounts (if any) available for distribution to the certificates after interest and principal distributions have been made.

Generally, excess cashflow from loan group 1 will be allocated to the Class 1-AF
Certificates and the fixed rate subordinate certificates and excess cashflow from loan group 2 and loan group 3 will be allocated to the Class AV
Certificates and the adjustable rate subordinate certificates. However, if there is excess cashflow remaining after these distributions on the related classes of certificates, a portion of the excess cashflow may be allocated to an unrelated class of certificates.

Loan Group 1
------------

On any distribution date, the loan group 1 excess cashflow (if any) (referred to as fixed rate excess cashflow) and, in the case of the first two bullet points below and in the case of the payment of unpaid realized loss amounts pursuant to the third bullet point below, loan group 1 credit comeback excess cashflow (if any), will be distributed in the following order, in each case, first to the extent of the remaining credit comeback excess cashflow and, second to the extent of the remaining excess cashflow:

o    to each class of Class 1-AF Certificates and fixed rate subordinate certificates, in the same priority as described above with respect to payments of principal, the amount necessary to meet the target overcollateralization level with respect to loan group 1 (referred to as the fixed rate overcollateralization target amount);

o    concurrently, to each class of Class 1-AF Certificates, any unpaid realized loss amount for each such class, pro rata based on their respective entitlements;

o    to the fixed rate subordinate certificates sequentially, in order of their distribution priorities, in each case, first, any interest carry forward amount and second, any unpaid realized loss amount for each such class, in that order;

o    to each class of Class 1-AF Certificates and fixed rate subordinate certificates, pro rata, to the extent needed to pay any unpaid net rate carryover for the Class 1-AF Certificates and fixed rate subordinate certificates;

o    to each class of Class AV Certificates and adjustable rate subordinate certificates, in the same priority as described above with respect to payments of principal, the amount necessary to restore the target overcollateralization level with respect to loan group 2 and loan group 3
     (referred to as the adjustable rate overcollateralization target amount), to the extent not paid from adjustable rate excess cashflow or

                                       12

     amounts allocated to the issuing entity in respect of the interest rate swap contract;

o    concurrently, to each class of Class AV Certificates, any unpaid realized loss amount for each class, to the extent not paid from adjustable rate excess cashflow or amounts allocated to the issuing entity in respect of the interest rate swap contract, pro rata based on their respective entitlements;

o    to the adjustable rate subordinate certificates sequentially, in order of their distribution priorities, any unpaid realized loss amount for each such class, to the extent not paid from adjustable rate excess cashflow or amounts allocated to the issuing entity in respect of the interest rate swap contract;

o    to the carryover reserve fund, the required carryover reserve fund deposit;
     and

o    to the Class CF and Class A-R Certificates, as specified in the pooling and servicing agreement.

Loan Group 2 and Loan Group 3

On any distribution date, the loan group 2 and loan group 3 excess cashflow (if any) (referred to as adjustable rate excess cashflow) and, in the case of the first two bullet points below and in the case of the payment of unpaid realized loss amounts pursuant to the third bullet point below, loan group 2 and loan group 3 credit comeback excess cashflow (if any), will be distributed in the following order, in each case, first to the extent of the remaining credit comeback excess cashflow and, second to the extent of the remaining excess cashflow:

o    to each class of Class AV Certificates and adjustable rate subordinate certificates, in the same priority as described above with respect to payments of principal, the amount necessary to meet the adjustable rate overcollateralization target amount;

o    concurrently, to each class of Class AV Certificates, any unpaid realized loss amount for each such class, pro rata based on their respective entitlements;

o    to the adjustable rate subordinate certificates sequentially, in order of their distribution priorities, in each case, first, any interest carry forward amount and second, any unpaid realized loss amount for each such class, in that order;

o    to each class of Class AV Certificates and adjustable rate subordinate certificates, pro rata, to the extent needed to pay any unpaid net rate carryover for the Class AV Certificates and adjustable rate subordinate certificates;

o    if the fixed rate overcollateralization target amount has been previously met, to each class of Class 1-AF Certificates and fixed rate subordinate certificates, in the same priority as described above with respect to payments of principal, the amount necessary to restore the fixed rate overcollateralization target amount to the extent not paid from fixed rate excess cashflow;

o    concurrently, to each class of Class 1-AF Certificates, any unpaid realized loss amount for each such class, to the extent not paid from adjustable rate excess cashflow, pro rata based on their respective entitlements;

o    to the fixed rate subordinate certificates sequentially, in order of their distribution priorities, any unpaid realized loss amount for each such class to the extent not paid from fixed rate excess cashflow;

o    to the carryover reserve fund, the required carryover reserve fund deposit;

o    to the swap account, the amount of any swap termination payment payable to the swap counterparty as a result of a swap counterparty trigger event; and

o    to the Class CV and Class A-R Certificates, as specified in the pooling and servicing agreement.

CREDIT ENHANCEMENT

Credit enhancement provides limited protection to holders of certain certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement:

Overcollateralization
---------------------

"Overcollateralization" refers to the amount by which the aggregate stated
principal balance of the mortgage loans in a loan group and any remaining related pre-funded amount, exceeds the aggregate certificate principal balance of the related classes of certificates.

                                       13

On the closing date, it is expected that:

o    the sum of the aggregate stated principal balance of the group 1 mortgage loans and any amounts on deposit in the pre-funding account in respect of loan group 1 will exceed the initial aggregate certificate principal balance of the Class 1-AF Certificates and the fixed rate subordinate certificates by approximately $4,165,000; and

o    the sum of the aggregate stated principal balance of the group 2 and group
     3 mortgage loans and any amounts on deposit in the pre-funding account in respect of loan group 2 and loan group 3 will exceed the initial aggregate certificate principal balance of the Class AV Certificates and the adjustable rate subordinate certificates by approximately $6,235,000.

In the case of loan group 1, the amount of overcollateralization is less than the initial level of overcollateralization required by the pooling and servicing agreement. In the case of loan group 2 and loan group 3, the amount of overcollateralization is equal to the initial level of overcollateralization required by the pooling and servicing agreement.

Excess interest on the mortgage loans in a loan group will be used to reduce the total certificate principal balance of the related certificates, until the required level of overcollateralization has been achieved (in the case of loan group 1) or, if the required level of overcollateralization has been achieved, to restore the required level of overcollateralization.

On any distribution date, the amount of overcollateralization (if any) for each loan group will be available to absorb the losses from liquidated mortgage loans that would otherwise be allocated to the related certificates, if those losses are not otherwise covered by excess cashflow (if any) from the related mortgage loans. The required levels of overcollateralization may change over time.

Excess Interest
---------------

The mortgage loans in each loan group are expected to generate more interest than is needed to pay interest on the related certificates because the weighted average interest rate of those mortgage loans is expected to be higher than the weighted average pass-through rate on the related certificates, plus the weighted average expense fee rate, and in the case of loan group 2 and loan group 3, the effective rate at which any net swap payments may be payable to the swap counterparty. The "expense fee rate" is the sum of the servicing fee rate, the trustee fee rate and, with respect to any mortgage loan covered by a lender paid mortgage insurance policy, the related mortgage insurance premium rate. Any such interest is referred to as "excess interest" and will be distributed as part of the excess cashflow for the related loan group(s) as described under
"--Excess Cashflow" above.

Subordination
-------------

The issuance of senior certificates and subordinate certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal.

The Class 1-AF Certificates will have a distribution priority over the fixed rate subordinate certificates. The Class AV Certificates will have a distribution priority over the adjustable rate subordinate certificates. With respect to the fixed rate subordinate certificates, the Class MF Certificates with a lower numerical designation will have a distribution priority over Class
MF Certificates with a higher numerical designation, and all the Class MF
Certificates will have a distribution priority over the Class BF Certificates.
With respect to the adjustable rate subordinate certificates, the Class MV
Certificates with a lower numerical designation will have a distribution priority over Class MV Certificates with a higher numerical designation and all the Class MV Certificates will have a distribution priority over the Class BV
Certificates.

Subordination is designed to provide the holders of certificates having a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating realized losses among the subordinate certificates related to the loan group, beginning with the related subordinate certificates with the lowest distribution priority.

Excess cashflow from a loan group will be available to maintain or restore the overcollateralization for the other loan group and, to pay unpaid realized loss amounts to the certificates related to the other loan group. However, realized losses on the mortgage loans in a loan group will be allocated solely to the classes of certificates related to that loan group.

ALLOCATION OF LOSSES

After the credit enhancement provided by excess cashflow and overcollateralization (if any) has been

                                       14

exhausted, collections otherwise payable to the related subordinate classes will comprise the sole source of funds from which credit enhancement is provided to the related senior certificates. Realized losses of a particular loan group are allocated to the related subordinate certificates, beginning with the related subordinate certificates with the lowest distribution priority, until the certificate principal balance of that subordinate class has been reduced to zero. If the aggregate certificate principal balance of the related subordinate certificates were to be reduced to zero, additional realized losses of a particular loan group will be allocated to the related senior certificates as described in this free writing prospectus under "Description of the
Certificates--Applied Realized Loss Amounts."

THE SWAP CONTRACT

Countrywide Home Loans, Inc. has entered into an interest rate swap contract, which will be assigned to The Bank of New York, in its capacity as swap contract administrator, on the closing date. On each distribution date prior to the swap contract termination date, the swap contract administrator will be obligated to pay to the swap counterparty an amount equal to the product of (i) 5.460% per annum, (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date, and (iii) the number of days in the related calculation period (calculated on the basis of a
360-day year of twelve 30-day months), divided by 360. In addition, on the business day preceding each distribution date prior to the swap contract termination date, the swap counterparty will be obligated to pay to the swap contract administrator an amount equal to the product of (i) one-month LIBOR (as determined by the swap counterparty), (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date, and (iii) the actual number of days in the related calculation period, divided by 360.

To the extent that the payment payable by the swap contract administrator exceeds the payment payable by the swap counterparty, the trustee will be required to deduct from the available funds for loan group 2 and loan group 3 the amount of that excess and, in its capacity as trustee of the swap trust, to remit the amount of that excess to the swap contract administrator for payment to the swap counterparty. To the extent that the payment payable by the swap counterparty exceeds the payment payable by the swap contract administrator, the swap counterparty will be required to pay to the swap contract administrator the amount of that excess. Any net payment received by the swap contract administrator from the swap counterparty will be remitted to the swap trust only to the extent necessary to cover unpaid current interest, net rate carryover and unpaid realized loss amounts on the swap certificates and to maintain or restore overcollateralization for those certificates. The remaining portion of any net payment received by the swap contract administrator from the swap counterparty will be paid to Countrywide Home Loans, Inc. and will not be available to cover any amounts on any class of certificates.

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent that the master servicer reasonably believes that the cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

REPURCHASE, SUBSTITUTION AND PURCHASE OF MORTGAGE LOANS

The sellers may be required to repurchase, or substitute, a replacement mortgage loan for any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 150 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the servicing fee rate).

                                       15

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets of the issuing entity on any distribution date on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans and any foreclosed real estate owned by the issuing entity declines to or below 10% of the sum of the aggregate stated principal balance of the initial mortgage loans as of the initial cut-off date and the amount, if any, deposited into the pre-funding account on the closing date. If the master servicer exercises the optional termination right it will result in the early retirement of the certificates.
The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the issuing entity (exclusive of the credit comeback excess account, the assets held in the carryover reserve fund and the pre-funding account) will consist of two or more REMICs: one or more underlying
REMICs and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The offered certificates
(other than the Class A-R Certificates) will represent beneficial ownership of
"regular interests" in the master REMIC identified in the pooling and servicing agreement, a beneficial interest in the right to receive payments of net rate carryover pursuant to the pooling and servicing agreement and, in the case of the swap certificates, the deemed obligation to make termination payments on the swap contract.

The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interest in each underlying REMIC.

The swap trust, the swap contract and the swap account will not constitute any part of any REMIC created under the pooling and servicing agreement.

LEGAL INVESTMENT CONSIDERATIONS

The Class 1-AF and Class AV Certificates and the Class MF-1, Class MF-2, Class
MF-3, Class MV-1, Class MV-2 and Class MV-3 Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement
Act of 1984. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement
Act of 1984.

ERISA CONSIDERATIONS

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement
Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue
Code of 1986, as amended, or by an entity investing the assets of a benefit plan, so long as certain conditions are met. Investors acquiring swap certificates with assets of such a plan while the swap contract is still in effect also will be required to satisfy the requirements of an investor-based class exemption.

                                       16

                         SERVICING OF THE MORTGAGE LOANS

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicer will be paid a monthly fee (the "MASTER SERVICING FEE")
from collections with respect to each Mortgage Loan (as well as from any liquidation proceeds or Subsequent Recoveries) equal to one-twelfth of the
Stated Principal Balance thereof multiplied by the Servicing Fee Rate. The
"SERVICING FEE RATE" for each Mortgage Loan will equal 0.50% per annum. The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this free writing prospectus under "-- Adjustment to Master Servicing Fee in Connection With
Certain Prepaid Mortgage Loans."

     The Master Servicer is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid on Principal Prepayments received during that portion of a Prepayment Period from the related Due Date to the end of the Prepayment Period ("PREPAYMENT INTEREST EXCESS"), all late payment fees, assumption fees and other similar charges (excluding prepayment charges), with respect to the Mortgage Loans, and all investment income earned on amounts on deposit in the Certificate Account and Distribution Account. The
Master Servicer is obligated to pay certain ongoing expenses associated with the
Mortgage Loans and incurred by the Trustee in connection with its responsibilities under the Pooling and Servicing Agreement.

ADJUSTMENT TO MASTER SERVICING FEE IN CONNECTION WITH CERTAIN PREPAID MORTGAGE
LOANS

     When a borrower prepays all or a portion of a Mortgage Loan between scheduled monthly payment dates ("DUE DATES"), the borrower pays interest on the amount prepaid only to the date of prepayment. Principal Prepayments which are received during that portion of the Prepayment Period from the related Due Date in the Prepayment Period to the end of the Prepayment Period reduce the
Scheduled Payment of interest for the following Due Date but are included in a distribution that occurs on or prior to the distribution of the Scheduled
Payment, and accordingly no shortfall in interest otherwise distributable to holders of the Certificates results. Conversely, Principal Prepayments received from that portion of the Prepayment Period from the beginning of the Prepayment
Period to related Due Date in that Prepayment Period reduce the Scheduled
Payment of interest for that Due Date and are included in a distribution that occurs on or after the distribution of the Scheduled Payment, and accordingly an interest shortfall (a "PREPAYMENT INTEREST SHORTFALL") could result. In order to mitigate the effect of any Prepayment Interest Shortfall on interest distributions to holders of the Certificates on any Distribution Date, one-half of the amount of the Master Servicing Fee otherwise payable to the Master
Servicer for the month will, to the extent of the Prepayment Interest Shortfall, be deposited by the Master Servicer in the Certificate Account for distribution to holders of the Certificates entitled thereto on the Distribution Date. The amount of this deposit by the Master Servicer is referred to as "COMPENSATING
INTEREST" and will be reflected in the distributions to holders of the
Certificates entitled thereto made on the Distribution Date on which the
Principal Prepayments received would be distributed.

CERTAIN MODIFICATIONS AND REFINANCINGS

     Countrywide Home Loans will be permitted under the Pooling and Servicing
Agreement to solicit borrowers for reductions to the Mortgage Rates of their respective Mortgage Loans. If a borrower requests such a reduction, the Master
Servicer will be permitted to agree to the rate reduction provided that (i)
Countrywide Home Loans purchases the Mortgage Loan from the Trust Fund immediately following the modification and (ii) the Stated Principal Balance of such Mortgage Loan, when taken together with the aggregate of the Stated
Principal Balances of all other Mortgage Loans in the same Loan Group that have been so modified since the Closing Date at the time of those modifications, does not exceed an amount equal to 5% of the aggregate Certificate Principal Balance of the related Certificates. Any purchase of a Mortgage Loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that Mortgage Loan, plus accrued and unpaid interest on the Mortgage Loan up to the next Due Date at the applicable Net Mortgage Rate, net of any unreimbursed Advances of principal and interest on the Mortgage Loan made by the
Master Servicer. Countrywide Home Loans will remit the purchase price to the
Master Servicer for deposit into the Certificate Account within one Business Day of the purchase of that Mortgage Loan. Purchases of Mortgage Loans may occur when prevailing interest rates are below the Mortgage Rates on the Mortgage
Loans and borrowers request modifications as an alternative to refinancings.
Countrywide Home Loans

                                       17

will indemnify the Trust Fund against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to the Pooling and Servicing
Agreement. We summarize below the material terms and provisions pursuant to which the Certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and
Servicing Agreement. When particular provisions or terms used in the Pooling and
Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the Pooling and Servicing Agreement after the issuing entity issues the
Certificates.

     The CWABS, Inc., Asset-Backed Certificates, Series 2006-10 (the
"CERTIFICATES") will consist of: Class 1-AF-1, Class 1-AF-2, Class 1-AF-3, Class
1-AF-4, Class 1-AF-5, Class 1-AF-6, Class MF-1, Class MF-2, Class MF-3, Class
MF-4, Class MF-5, Class MF-6, Class MF-7, Class MF-8, Class BF, Class 2-AV,
Class 3-AV-1, Class 3-AV-2, Class 3-AV-3, Class 3-AV-4, Class MV-1, Class MV-2,
Class MV-3, Class MV-4, Class MV-5, Class MV-6, Class MV-7, Class MV-8, Class
MV-9, Class BV, Class A-R, Class PF, Class PV, Class CF and Class CV
Certificates.

         When describing the Certificates in this free writing prospectus we use the following terms:

           DESIGNATION                                        CLASS OF CERTIFICATES
--------------------------------    ------------------------------------------------------------------------------------------------

CLASS 1-AF CERTIFICATES:            Class 1-AF-1, Class 1-AF-2, Class 1-AF-3, Class 1-AF-4, Class 1-AF-5 and Class 1-AF-6
                                    Certificates
FIXED RATE SUBORDINATE              Class MF-1, Class MF-2, Class MF-3, Class MF-4, Class MF-5, Class MF-6,
  CERTIFICATES:                     Class MF-7, Class MF-8 and Class BF Certificates
CLASS 3-AV CERTIFICATES:            Class 3-AV-1, Class 3-AV-2, Class 3-AV-3 and Class 3-AV-4 Certificates
CLASS AV CERTIFICATES:              Class 2-AV and Class 3-AV Certificates
ADJUSTABLE RATE SUBORDINATE         Class MV-1, Class MV-2, Class MV-3, Class MV-4, Class MV-5, Class MV-6,
  CERTIFICATES:                     Class MV-7, Class MV-8, Class MV-9 and Class BV Certificates
SENIOR CERTIFICATES:                Class 1-AF, Class AV and Class A-R Certificates
SUBORDINATE CERTIFICATES:           Fixed Rate Subordinate Certificates and Adjustable Rate Subordinate Certificates
FIXED RATE CERTIFICATES:            Class 1-AF and Fixed Rate Subordinate Certificates
ADJUSTABLE RATE CERTIFICATES OR     Class AV Certificates and Adjustable Rate Subordinate Certificates
SWAP CERTIFICATES:
OFFERED CERTIFICATES:               Class 1-AF, Class MF-1, Class MF-2, Class MF-3, Class MF-4, Class MF-5,
                                    Class MF-6, Class MF-7, Class MF-8, Class BF, Class AV, Class MV-1,
                                    Class MV-2, Class MV-3, Class MV-4, Class MV-5, Class MV-6, Class MV-7,
                                    Class MV-8, Class MV-9 and Class A-R Certificates

The Certificates are generally referred to as the following types:

                          CLASS                                                                 TYPE
-----------------------------------------------------------------------   ----------------------------------------------------------

Class 1-AF-1, Class 1-AF-2, Class 1-AF-3, Class 1-AF-4 and Class 1-AF-5
  Certificates:                                                           Senior/Fixed Rate
Class 1-AF-6 Certificates:                                                Senior/Fixed Rate/NAS
Class 2-AV, Class 3-AV-1, Class 3-AV-2, Class 3-AV-3 and Class 3-AV-4
  Certificates:                                                           Senior/Adjustable Rate
Fixed Rate Subordinate Certificates:                                      Subordinate/Fixed Rate

                                       18

Adjustable Rate Subordinate Certificates:         Subordinate/Adjustable Rate
Class A-R Certificates:                           Senior/REMIC Residual
Class PF and Class PV Certificates:               Prepayment Charges
Class CF and Class CV Certificates:               Residual

     Generally:

     o    distributions of principal and interest on the Class 1-AF Certificates and the Fixed Rate Subordinate Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan
          Group 1;

     o    distributions of principal and interest on the Class 2-AV Certificates will be based on amounts available for distribution in respect of the
          Mortgage Loans in Loan Group 2;

     o    distributions of principal and interest on the Class 3-AV Certificates will be based on amounts available for distribution in respect of the
          Mortgage Loans in Loan Group 3;

     o    distributions of principal and interest on the Adjustable Rate
          Subordinate Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 2 and Loan
          Group 3;

     o    distributions on the Class PF and Class CF Certificates, to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage Loans in
          Loan Group 1;

     o    distributions on the Class PV and Class CV Certificates, to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage Loans in
          Loan Group 2 and Loan Group 3; and

     o    distributions on the Class A-R Certificates, to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage Loans in Loan
          Group 1, Loan Group 2 and Loan Group 3.

BOOK-ENTRY CERTIFICATES; DENOMINATIONS

         The Offered Certificates (other than the Class A-R Certificates) will be book-entry certificates (the "BOOK-ENTRY CERTIFICATES"). The Class A-R
Certificates will be issued as two certificates in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry
Certificates ("CERTIFICATE OWNERS") may elect to hold their Book-Entry
Certificates through the Depository Trust Company ("DTC") in the United States,
or Clearstream, Luxembourg or the Euroclear System ("EUROCLEAR"), in Europe, if
they are participants of these systems, or indirectly through organizations which are participants in these systems. Each class of Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate
Principal Balance of the applicable class of the Book-Entry Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC.
Beneficial interests in the Book-Entry Certificates may be held in minimum denominations representing Certificate Principal Balances of $20,000 and integral multiples of $1 in excess thereof. Except as set forth under
"Description of the Securities--Book-Entry Registration of the Securities" in
the prospectus, no person acquiring a beneficial ownership interest in a
Book-Entry Certificate (each, a "BENEFICIAL OWNER") will be entitled to receive a physical certificate representing the person's beneficial ownership interest in the Book-Entry Certificate (a "DEFINITIVE CERTIFICATE"). Unless and until
Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other

                                       19

organizations ("PARTICIPANTS") and DTC. See "Description of the
Securities--Book-Entry Registration of the Securities" in the prospectus.

GLOSSARY OF TERMS

     The following terms have the meanings shown below to help describe the cash flow on the Certificates. The definitions are organized based on the context in which they are most frequently used. However, certain definitions may be used in multiple contexts.

     General Definitions.

     "ADJUSTED NET MORTGAGE RATE" with respect to each Mortgage Loan means the
Mortgage Rate less the related Expense Fee Rate.

     "BUSINESS DAY" is any day other than:

          (1)  a Saturday or Sunday or

          (2)  a day on which banking institutions in the state of New York or
      California are required or authorized by law to be closed.

     "CERTIFICATE PRINCIPAL BALANCE" means for any class of Certificates (other than the Class CF and Class CV Certificates), the aggregate outstanding principal balance of all Certificates of the class, less:

          (1)  all amounts previously distributed to holders of Certificates of that class as scheduled and unscheduled payments of principal; and

          (2)  the Applied Realized Loss Amounts allocated to the class;

provided, however, that if Applied Realized Loss Amounts have been allocated to the Certificate Principal Balance of any class of Certificates, the Certificate
Principal Balance thereof will be increased on each Distribution Date after the allocation of Applied Realized Loss Amounts, sequentially by class in the order of distribution priority, by the amount of Subsequent Recoveries for the related
Loan Group, collected during the related Due Period (if any) (but not by more than the amount of the Unpaid Realized Loss Amount for the class); and provided further, however, that any amounts distributed to one or more classes of Senior
Certificates related to a Loan Group or Loan Groups in respect of Applied
Realized Loss Amounts will be distributed to those classes on a pro rata basis according to the respective Unpaid Realized Loss Amounts for those classes.

     After any allocation of amounts in respect of Subsequent Recoveries to the
Certificate Principal Balance of a class of Certificates, a corresponding decrease will be made on the Distribution Date to the Unpaid Realized Loss
Amount for that class or classes. Although Subsequent Recoveries, if any, will be allocated to increase the Certificate Principal Balance of a class of
Certificates, the Subsequent Recoveries will be included in the applicable
Principal Remittance Amount and distributed in the priority set forth below under "--Distributions--Distributions of Principal." Therefore these Subsequent
Recoveries may not be used to make any principal payments on the class or classes of Certificates for which the Certificate Principal Balances have been increased by allocation of Subsequent Recoveries. Additionally, holders of these
Certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Certificate Principal
Balance for any Accrual Period preceding the Distribution Date on which the increase occurs.

     "DISTRIBUTION DATE" means the 25th day of each month, or if the 25th day is not a Business Day, on the first Business Day thereafter, commencing in July
2006.

     "DUE PERIOD" means with respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

                                       20

     "EXCESS PROCEEDS" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any Liquidation Proceeds and Subsequent
Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage
Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage
Loan.

     "FINAL RECOVERY DETERMINATION" means a determination by the Master Servicer that it has received all proceeds it expects to receive with respect to the liquidation of a Mortgage Loan.

     "INSURANCE PROCEEDS" means all proceeds of any insurance policy received prior to or in connection with a Final Recovery Determination (to the extent that the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the Master Servicer's normal servicing procedures), other than proceeds that represent reimbursement of the Master
Servicer's costs and expenses incurred in connection with presenting claims under the related insurance policy.

     "LIQUIDATION PROCEEDS" means any Insurance Proceeds and all other net proceeds received prior to or in connection with a Final Recovery Determination in connection with the partial or complete liquidation of a Mortgage Loan
(whether through trustee's sale, foreclosure sale or otherwise) or in connection with any condemnation or partial release of the related Mortgaged Property, together with the net proceeds received prior to or in connection with a Final
Recovery Determination with respect to any Mortgaged Property acquired by the
Master Servicer by foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan (other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

     "PERCENTAGE INTEREST" with respect to any Certificate, means the percentage derived by dividing the denomination of the Certificate by the aggregate denominations of all Certificates of the applicable class.

     "RECORD DATE" means:

          (1) in the case of the Adjustable Rate Certificates, the Business Day immediately preceding the Distribution Date, unless the Adjustable-Rate
     Certificates are no longer book-entry certificates, in which case the
     Record Date will be the last Business Day of the month preceding the month of the Distribution Date, and

          (2) in the case of the Fixed Rate Certificates and the Class A-R
     Certificates, the last Business Day of the month preceding the month of the
     Distribution Date.

     "SUBSEQUENT RECOVERIES" means, with respect to any Mortgage Loan in respect of which a Realized Loss was incurred, any proceeds of the type described in the definitions of "Insurance Proceeds" and "Liquidation Proceeds" received in respect of the Mortgage Loan after a Final Recovery Determination (other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

     Definitions related to Interest Calculations and Distributions.

     "ACCRUAL PERIOD" for any Distribution Date and the Adjustable Rate
Certificates, means the period from and including the preceding Distribution
Date (or from and including the Closing Date in the case of the first
Distribution Date) to and including the day prior to the current Distribution
Date, and for the Fixed Rate Certificates, means the calendar month immediately preceding the month in which the Distribution Date occurs.

     "CURRENT INTEREST" with respect to each class of interest-bearing certificates and each Distribution Date means the interest accrued at the
Pass-Through Rate for the applicable Accrual Period on the Certificate Principal
Balance of the class immediately prior to the Distribution Date.

     "EXPENSE FEE RATE" with respect to each Mortgage Loan is equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate and, with respect to any
Mortgage Loan covered by a lender paid mortgage insurance policy, the related mortgage insurance premium rate.

                                       21

     "INTEREST CARRY FORWARD AMOUNT," with respect to each class of interest-bearing certificates and each Distribution Date, is the excess of:

          (a) Current Interest for such class with respect to prior Distribution
     Dates over

          (b) the amount actually distributed to such class with respect to interest on prior Distribution Dates.

     "INTEREST DETERMINATION DATE" means for the Adjustable Rate Certificates, the second LIBOR Business Day preceding the commencement of each Accrual Period.

     "INTEREST FUNDS" means for any Loan Group and any Distribution Date, (1)
the Interest Remittance Amount for that Loan Group and the Distribution Date, less (2) the portion of the Trustee Fee allocable to that Loan Group for the
Distribution Date, plus (3) in the case of Loan Group 2 and Loan Group 3, the
Adjusted Replacement Upfront Amount, if any, allocable to that Loan Group.

     "INTEREST REMITTANCE AMOUNT" means with respect to each Loan Group and any
Distribution Date:

          (a) the sum, without duplication, of:

              (1) all scheduled interest collected during the related Due
          Period (other than Credit Comeback Excess Amounts (if any)), less the related Master Servicing Fees,

              (2) all interest on prepayments, other than Prepayment Interest
          Excess,

              (3) all Advances relating to interest,

              (4) all Compensating Interest,

              (5) all Liquidation Proceeds collected during the related Due
          Period (to the extent that the Liquidation Proceeds relate to interest), and

              (6) the allocable portion of any Seller Shortfall Interest
          Requirement, less

          (b) all Advances relating to interest and certain expenses reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.

     "NET RATE CAP" for each Distribution Date means:

     (i) with respect to each class of Class 1-AF Certificates and each class of
Fixed Rate Subordinate Certificates, the weighted average Adjusted Net Mortgage
Rate of the Mortgage Loans in Loan Group 1 as of the first day of the related
Due Period (after giving effect to principal prepayments received during the
Prepayment Period that ends during such Due Period), and

     (ii) with respect to the Class 2-AV Certificates, the weighted average
Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 2 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) the Net Swap Payment payable to the Swap Counterparty with respect to such Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any Swap
Termination Payment payable to the Swap Counterparty for such Distribution Date
(other than a Swap Termination Payment due to a Swap Counterparty Trigger Event)
and (y)

                                       22

a fraction, the numerator of which is the Interest Funds for Loan Group 2 for such Distribution Date, and the denominator of which is the Interest Funds for
Loan Group 2 and Loan Group 3 for such Distribution Date, and the denominator of which is (b) the sum of the aggregate Stated Principal Balance of the Mortgage
Loans in Loan Group 2 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period) plus any amounts on deposit in the Pre-Funding
Account in respect of Loan Group 2 as of the first day of that Due Period,

     (iii) with respect to each class of Class 3-AV Certificates, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 3 as of
the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due
Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) the Net Swap Payment payable to the Swap Counterparty with respect to such Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any
Swap Termination Payment payable to the Swap Counterparty for such Distribution
Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger
Event) and (y) a fraction, the numerator of which is the Interest Funds for Loan
Group 3 for such Distribution Date, and the denominator of which is the Interest
Funds for Loan Group 2 and Loan Group 3 for such Distribution Date, and the denominator of which is (b) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 3 as of the first day of the related Due Period
(after giving effect to principal prepayments received during the Prepayment
Period that ends during such Due Period) plus any amounts on deposit in the
Pre-Funding Account in respect of Loan Group 3 as of the first day of that Due
Period, and

     (iv) with respect to each class of Adjustable Rate Subordinate
Certificates, the weighted average of the Net Rate Caps for the Class 2-AV and
Class 3-AV Certificates (weighted by an amount equal to the positive difference
(if any) of the sum of the aggregate Stated Principal Balance of the Mortgage
Loans in the related Loan Group and the amount on deposit in the Pre-Funding
Account in respect of that Loan Group over the outstanding aggregate Certificate
Principal Balance of the Class 2-AV and Class 3-AV Certificates, respectively).

     "NET RATE CARRYOVER" for a class of interest-bearing certificates on any
Distribution Date means the excess of:

          (1) the amount of interest that the class would have accrued for the
     Distribution Date had the Pass-Through Rate for that class and the related
     Accrual Period not been calculated based on the applicable Net Rate Cap, over

          (2) the amount of interest the class accrued on the Distribution Date based on the applicable Net Rate Cap,

     plus the unpaid portion of this excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the applicable Net Rate Cap).

     "PASS-THROUGH MARGIN" for each class of Adjustable Rate Certificates means the following:

                                                          (1)            (2)
                                                         ------        ------
Class 2-AV........................................       0.130%        0.260%
Class 3-AV-1......................................       0.050%        0.100%
Class 3-AV-2......................................       0.110%        0.220%
Class 3-AV-3......................................       0.160%        0.320%
Class 3-AV-4......................................       0.260%        0.520%
Class MV-1........................................       0.260%        0.390%
Class MV-2........................................       0.300%        0.450%
Class MV-3........................................       0.350%        0.525%
Class MV-4........................................       0.420%        0.630%
Class MV-5........................................       0.440%        0.660%

                                       23

Class MV-6........................................       0.500%        0.750%
Class MV-7........................................       1.000%        1.500%
Class MV-8........................................       1.250%        1.875%
Class MV-9........................................       2.200%        3.300%
Class BV..........................................       2.250%        3.375%
----------

(1) For each Accrual Period relating to any Distribution Date occurring on or prior to the Optional Termination Date.

(2) For each Accrual Period relating to any Distribution Date occurring after the Optional Termination Date.

     "PASS-THROUGH RATE" with respect to each Accrual Period and each class of
Adjustable Rate Certificates means a per annum rate equal to the lesser of:

          (1) One-Month LIBOR for the Accrual Period (calculated as described below under "-- Calculation of One-Month LIBOR") plus the Pass-Through
     Margin for the class and Accrual Period, and

          (2) the applicable Net Rate Cap for the related Distribution Date.

     "PASS-THROUGH RATE" with respect to each Accrual Period and the Fixed Rate
Certificates means a per annum rate equal to the lesser of:

          (1) the per annum fixed rate for the class and the Accrual Period set forth in the table below and

          (2) the applicable Net Rate Cap for the related Distribution Date.

                                                          (1)            (2)
                                                         ------        ------
Class 1-AF-1......................................       6.128%        6.128%
Class 1-AF-2......................................       5.931%        5.931%
Class 1-AF-3......................................       5.971%        5.971%
Class 1-AF-4......................................       6.273%        6.273%
Class 1-AF-5......................................       6.367%        6.867%
Class 1-AF-6......................................       6.116%        6.116%
Class MF-1........................................       6.474%        6.474%
Class MF-2........................................       6.573%        6.573%
Class MF-3........................................       6.678%        6.678%
Class MF-4........................................       6.850%        6.850%
Class MF-5........................................       6.850%        6.850%
Class MF-6........................................       6.850%        6.850%
Class MF-7........................................       6.850%        6.850%
Class MF-8........................................       6.850%        6.850%
Class BF..........................................       6.850%        6.850%
----------

(1) For each Accrual Period relating to any Distribution Date occurring on or prior to the Optional Termination Date.

(2) For each Accrual Period relating to any Distribution Date occurring after the Optional Termination Date.

     "SELLER SHORTFALL INTEREST REQUIREMENT" with respect to the Master Servicer
Advance Date in each of July 2006, August 2006 and September 2006 means the sum of:

                  (a) the product of (1) the excess of the aggregate Stated
         Principal Balance for the Distribution Date of all the Mortgage Loans
         in the Mortgage Pool (including the Subsequent Mortgage Loans, if any)
         owned by the issuing entity at the beginning of the related Due Period, over the aggregate Stated Principal Balance for the Distribution Date of the Mortgage Loans (including the Subsequent

                                       24

         Mortgage Loans, if any) that have a scheduled payment of interest due in the related Due Period, and (2) a fraction, the numerator of which is the weighted average Net Mortgage Rate of all the Mortgage Loans in the Mortgage Pool (including the Subsequent Mortgage Loans, if any)
         (weighted on the basis of the Stated Principal Balances thereof for the
         Distribution Date) and the denominator of which is 12; and

                  (b) the product of (1) the amount on deposit in the
         Pre-Funding Account at the beginning of the related Due Period, and (2)
         a fraction, the numerator of which is the weighted average Net Mortgage
         Rate of the Mortgage Loans (including Subsequent Mortgage Loans, if any) owned by the issuing entity at the beginning of the related Due
         Period (weighted on the basis of the Stated Principal Balances thereof for the Distribution Date) and the denominator of which is 12.

         "TRUSTEE FEE RATE" means a rate equal to 0.009% per annum.

         Definitions related to Principal Calculations and Distributions.

         "ADJUSTABLE RATE CUMULATIVE LOSS TRIGGER EVENT" with respect to any
Distribution Date on or after the Adjustable Rate Stepdown Date, an Adjustable
Rate Cumulative Loss Trigger Event is in effect if (x) the aggregate amount of
Realized Losses on the Mortgage Loans in Loan Group 2 and Loan Group 3 from the
Cut-off Date for each Mortgage Loan in Loan Group 2 and Loan Group 3 to (and including) the last day of the related Due Period (reduced by the aggregate amount of any Subsequent Recoveries related to Loan Group 2 and Loan Group 3 received through the last day of that Due Period) exceeds (y) the applicable percentage, for the Distribution Date, of the sum of the aggregate Initial
Cut-off Date Principal Balance of the Initial Mortgage Loans in Loan Group 2 and
Loan Group 3 and the original Pre-Funded Amount in respect of Loan Group 2 and
Loan Group 3, as set forth below:

Distribution Date                 Percentage
-----------------                 ----------

July 2008 -- June 2009........... 1.35% with respect to July 2008, plus an additional 1/12th of 1.70% for each month
                                  thereafter through June 2009
July 2009 -- June 2010........... 3.05% with respect to July 2009, plus an additional 1/12th of 1.80% for each month
                                  thereafter through June 2010
July 2010 -- June 2011........... 4.85% with respect to July 2010, plus an additional 1/12th of 1.45% for each month
                                  thereafter through June 2011
July 2011 -- June 2012........... 6.30% with respect to July 2011, plus an additional 1/12th of 0.80% for each month
                                  thereafter through June 2012
July 2012 -- June 2013........... 7.10% with respect to July 2012, plus an additional 1/12th of 0.10% for each month
                                  thereafter through June 2013
July 2013 and thereafter......... 7.20%

     "ADJUSTABLE RATE DELINQUENCY TRIGGER EVENT" with respect to any
Distribution Date on or after the Adjustable Rate Stepdown Date exists if the
Rolling Sixty-Day Delinquency Rate for the outstanding Mortgage Loans in Loan
Group 2 and Loan Group 3 equals or exceeds the product of (x) the Adjustable
Rate Senior Enhancement Percentage for the Distribution Date and (y) the
applicable percentage listed below for the most senior class of outstanding
Class AV Certificates and Adjustable Rate Subordinate Certificates:

                                       25

                           Class                Percentage
                  ----------------------        ----------
                  AV....................          40.400%
                  MV-1..................          49.684%
                  MV-2..................          62.494%
                  MV-3..................          74.067%
                  MV-4..................          88.880%
                  MV-5..................         108.833%
                  MV-6..................         137.917%
                  MV-7..................         186.028%
                  MV-8..................         246.129%
                  MV-9..................         333.300%
                  BV....................         551.669%

     "ADJUSTABLE RATE OVERCOLLATERALIZATION REDUCTION AMOUNT" for any
Distribution Date is an amount equal to the lesser of (i) the Adjustable Rate
Excess Overcollateralization Amount for the Distribution Date and (ii) the
Principal Remittance Amount for Loan Group 2 and Loan Group 3 for the
Distribution Date.

     "ADJUSTABLE RATE EXCESS OVERCOLLATERALIZATION AMOUNT" for any Distribution
Date, is the excess, if any, of the Adjustable Rate Overcollateralized Amount
for the Distribution Date over the Adjustable Rate Overcollateralization Target
Amount for the Distribution Date.

     "ADJUSTABLE RATE OC FLOOR" means an amount equal to 0.50% of the sum of the aggregate Initial Cut-off Date Principal Balance of the Initial Mortgage Loans
in Loan Group 2 and Loan Group 3 and the original Pre-Funded Amount in respect of Loan Group 2 and Loan Group 3.

     "ADJUSTABLE RATE OVERCOLLATERALIZATION DEFICIENCY AMOUNT" with respect to any Distribution Date means the amount, if any, by which the Adjustable Rate
Overcollateralization Target Amount exceeds the Adjustable Rate
Overcollateralized Amount on the Distribution Date (after giving effect to distribution of the Principal Distribution Amount (other than the portion thereof consisting of the Extra Principal Distribution Amount) for Loan Group 2
and Loan Group 3 on the Distribution Date).

     "ADJUSTABLE RATE OVERCOLLATERALIZATION TARGET AMOUNT" with respect to any
Distribution Date means (a) prior to the Adjustable Rate Stepdown Date, an amount equal to 1.45% of the sum of the aggregate Initial Cut-off Date Principal
Balance of the Initial Mortgage Loans in Loan Group 2 and Loan Group 3 and the
original Pre-Funded Amount in respect of Loan Group 2 and Loan Group 3 and (b)
on or after the Adjustable Rate Stepdown Date, the greater of (i) an amount equal to 2.90% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 and Loan Group 3 for the current Distribution Date and (ii) the
Adjustable Rate OC Floor; provided, however, that if an Adjustable Rate Trigger
Event is in effect on any Distribution Date, the Adjustable Rate
Overcollateralization Target Amount will be the Adjustable Rate
Overcollateralization Target Amount as in effect for the prior Distribution
Date.

     "ADJUSTABLE RATE OVERCOLLATERALIZED AMOUNT" for any Distribution Date means the amount, if any, by which (x) the sum of the aggregate Stated Principal
Balance of the Mortgage Loans in Loan Group 2 and Loan Group 3 for the
Distribution Date and any amount on deposit in the Pre-Funding Account in respect of Loan Group 2 and Loan Group 3 on the Distribution Date exceeds (y)
the sum of the aggregate Certificate Principal Balance of the Class AV
Certificates and the Adjustable Rate Subordinate Certificates as of the
Distribution Date (after giving effect to distribution of the Principal
Remittance Amount for Loan Group 2 and Loan Group 3 to be made on the
Distribution Date and, in the case of the Distribution Date immediately following the end of the Funding Period, any amounts to be released from the
Pre-Funding Account in respect of Loan Group 2 and Loan Group 3).

     "ADJUSTABLE RATE SENIOR ENHANCEMENT PERCENTAGE" with respect to any
Distribution Date on or after the Adjustable Rate Stepdown Date means a fraction
(expressed as a percentage):

                  (1) the numerator of which is the excess of:

                           (a) the aggregate Stated Principal Balance of the
                  Mortgage Loans in Loan Group 2 and Loan Group 3 for the
                  preceding Distribution Date over

                           (b) (i) before the Certificate Principal Balances of
                  the Class AV Certificates have been reduced to zero, the sum of the Certificate Principal Balances of the Class AV
                  Certificates, or (ii) after the Certificate Principal Balances of the Class AV Certificates have been reduced to zero, the
                  Certificate Principal Balance of the most senior class of
                  Adjustable Rate Subordinate Certificates outstanding, as of the preceding Master Servicer Advance Date, and

                  (2) the denominator of which is the aggregate Stated Principal
         Balance of the Mortgage Loans in Loan Group 2 and Loan Group 3 for the
         preceding Distribution Date.

         "ADJUSTABLE RATE STEPDOWN DATE" is the earlier to occur of:

                  (a) the Distribution Date on which the aggregate Certificate
         Principal Balance of the Class AV Certificates is reduced to zero, and

                  (b) the later to occur of (x) the Distribution Date in July
         2009 and (y) the first Distribution Date on which the aggregate
         Certificate Principal Balance of the Class AV Certificates (after calculating anticipated distributions on the Distribution Date) is less than or equal to 60.40% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 and Loan Group 3 for the
         Distribution Date.

         "ADJUSTABLE RATE SUBORDINATE CLASS PRINCIPAL DISTRIBUTION AMOUNT" for
each class of Adjustable Rate Subordinate Certificates (other than the Class
MV-1, Class MV-2 and Class MV-3 Certificates) and Distribution Date means the excess of:

                  (1) the sum of:

                      (a) the aggregate Certificate Principal Balance of the
                   Class AV Certificates (after taking into account distribution of the Class 2-AV Principal Distribution Amount and Class
                   3-AV Principal Distribution Amount for the Distribution
                   Date),

                      (b) the aggregate Certificate Principal Balance of the
                   Class MV-1, Class MV-2 and Class MV-3 Certificates (after
                   taking into account distribution of the Combined Class MV-1,
                   MV-2 and MV-3 Principal Distribution Amount for the
                   Distribution Date),

                      (c) the aggregate Certificate Principal Balance of any
                   classes of Subordinate Certificates (other than the Class
                   MV-1, Class MV-2 and Class MV-3 Certificates) that are senior to the subject class (in each case, after taking into account distribution of the Subordinate Class Principal Distribution
                   Amount(s) for the senior class(es) of Certificates for the
                   Distribution Date), and

                      (d) the Certificate Principal Balance of the subject class of Adjustable Rate Subordinate Certificates immediately prior to the Distribution Date over

                  (2) the lesser of (a) the product of (x) 100% minus the
         Stepdown Target Subordination Percentage for the subject class of
         Certificates and (y) the aggregate Stated Principal Balance of the
         Mortgage Loans in Loan Group 2 and Loan Group 3 for the Distribution
         Date and (b) the aggregate Stated Principal Balance of the Mortgage
         Loans in Loan Group 2 and Loan Group 3 for the Distribution Date minus the Adjustable Rate OC Floor;

provided, however, that if a class of Adjustable Rate Subordinate Certificates is the only class of Adjustable Rate Subordinate Certificates outstanding on the
Distribution Date, that class will be entitled to receive the entire remaining
Principal Distribution Amount for Loan Group 2 and Loan Group 3 until the
Certificate Principal Balance thereof is reduced to zero.

                                       27

         "ADJUSTABLE RATE TRIGGER EVENT" with respect to any Distribution Date on or after the Adjustable Rate Stepdown Date means either an Adjustable Rate
Delinquency Trigger Event with respect to that Distribution Date or an
Adjustable Rate Cumulative Loss Trigger Event with respect to that Distribution
Date.

         "CLASS 1-AF PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date
means the excess of:

               (1) the aggregate Certificate Principal Balance of the Class 1-AF
          Certificates immediately prior to the Distribution Date, over

               (2) the lesser of (i) 62.70% of the aggregate Stated Principal
          Balance of the Mortgage Loans in Loan Group 1 for the Distribution
          Date and (ii) the aggregate Stated Principal Balance of the Mortgage
          Loans in Loan Group 1 for the Distribution Date minus the Fixed Rate
          OC Floor.

         "CLASS AV PRINCIPAL DISTRIBUTION TARGET AMOUNT" for any Distribution
Date means the excess of:

               (1) the aggregate Certificate Principal Balance of the Class AV
          Certificates immediately prior to the Distribution Date, over

               (2) the lesser of (i) 60.40% of the aggregate Stated Principal
          Balance of the Mortgage Loans in Loan Group 2 and Loan Group 3 for the
          Distribution Date and (ii) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 and Loan Group 3 for the
          Distribution Date minus the Adjustable Rate OC Floor.

         "CLASS AV PRINCIPAL DISTRIBUTION ALLOCATION AMOUNT" for any
Distribution Date means (a) in the case of the Class 2-AV Certificates, the
Class 2-AV Principal Distribution Amount and (b) in the case of the Class 3-AV
Certificates, the Class 3-AV Principal Distribution Amount.

         "CLASS 2-AV PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date
means the product of (x) the Class AV Principal Distribution Target Amount and
(y) a fraction, the numerator of which is the Class 2-AV Principal Distribution
Target Amount and the denominator of which is the sum of the Class 2-AV
Principal Distribution Target Amount and the Class 3-AV Principal Distribution
Target Amount.

         "CLASS 2-AV PRINCIPAL DISTRIBUTION TARGET AMOUNT" for any Distribution
Date means the excess of:

               (1) the Certificate Principal Balance of the Class 2-AV
          Certificates immediately prior to the Distribution Date, over

               (2) the lesser of (i) 60.40% of the aggregate Stated Principal
          Balance of the Mortgage Loans in Loan Group 2 for the Distribution
          Date and (ii) the aggregate Stated Principal Balance of the Mortgage
          Loans in Loan Group 2 for the Distribution Date minus 0.50% of the sum of the aggregate Initial Cut-off Date Principal Balance of the Initial
          Mortgage Loans in Loan Group 2 and the original Pre-Funded Amount in respect of Loan Group 2.

         "CLASS 3-AV PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date
means the product of (x) the Class AV Principal Distribution Target Amount and
(y) a fraction, the numerator of which is the Class 3-AV Principal Distribution
Target Amount and the denominator of which is the sum of the Class 2-AV
Principal Distribution Target Amount and the Class 3-AV Principal Distribution
Target Amount.

         "CLASS 3-AV PRINCIPAL DISTRIBUTION TARGET AMOUNT" for any Distribution
Date means the excess of:

               (1) the aggregate Certificate Principal Balance of the Class 3-AV
          Certificates immediately prior to the Distribution Date, over

               (2) the lesser of (i) 60.40% of the aggregate Stated Principal
          Balance of the Mortgage

                                       28

          Loans in Loan Group 3 for the Distribution Date and (ii) the aggregate
          Stated Principal Balance of the Mortgage Loans in Loan Group 3 for the
          Distribution Date minus 0.50% of the sum of the aggregate Initial
          Cut-off Date Principal Balance of the Initial Mortgage Loans in Loan
          Group 3 and the original Pre-Funded Amount in respect of Loan Group 3.

          "COMBINED CLASS MV-1, MV-2 AND MV-3 PRINCIPAL DISTRIBUTION AMOUNT" for
each Distribution Date means the excess of:

          (1) the sum of:

             (a) the aggregate Certificate Principal Balance of the Class AV
          Certificates (after taking into account distribution of the Class 2-AV
          Principal Distribution Amount and Class 3-AV Principal Distribution
          Amount for the Distribution Date), and

             (b) the aggregate Certificate Principal Balance of the Class
          MV-1, Class MV-2 and Class MV-3 Certificates immediately prior to the
          Distribution Date over

          (2) the lesser of (a) 78.40% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 and Loan Group 3 for the Distribution
     Date and (b) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 and Loan Group 3 for the Distribution Date minus the
     Adjustable Rate OC Floor;

provided, however, that if the Class MV-1, Class MV-2 and/or Class MV-3
Certificates are the only classes of Subordinate Certificates outstanding on the
Distribution Date, those classes will be entitled to receive the entire remaining Principal Distribution Amount for Loan Group 2 and Loan Group 3 until the Certificate Principal Balances thereof are reduced to zero.

         "EXTRA PRINCIPAL DISTRIBUTION AMOUNT" with respect to any Distribution
Date and (A) Loan Group 1 means the lesser of (1) the Fixed Rate
Overcollateralization Deficiency Amount and (2) the sum of the Fixed Rate Loan
Group Excess Cashflow and Fixed Rate Credit Comeback Excess Cashflow available for payment thereof in the priority set forth in this free writing prospectus and (B) Loan Group 2 and Loan Group 3, is the lesser of (1) the Adjustable Rate
Overcollateralization Deficiency Amount and (2) the Adjustable Rate Loan Group
Excess Cashflow and Adjustable Rate Credit Comeback Excess Cashflow available for payment thereof in the priority set forth in this free writing prospectus.

         "FIXED RATE CUMULATIVE LOSS TRIGGER EVENT" with respect to any
Distribution Date on or after the Fixed Rate Stepdown Date, a Fixed Rate
Cumulative Loss Trigger Event is in effect if (x) the aggregate amount of
Realized Losses on the Mortgage Loans in Loan Group 1 from the Cut-off Date for each Mortgage Loan in Loan Group 1 to (and including) the last day of the related Due Period (reduced by the aggregate amount of any Subsequent Recoveries related to Loan Group 1 received through the last day of that Due Period)
exceeds (y) the applicable percentage, for the Distribution Date, of the sum of the aggregate Initial Cut-off Date Principal Balance of the Initial Mortgage
Loans in Loan Group 1 and the original Pre-Funded Amount in respect of Loan
Group 1, as set forth below:

Distribution Date                    Percentage
-----------------                    ----------

July 2008 -- June 2009..............  0.75% with respect to July 2008, plus an additional 1/12th of 1.00% for each month
                                      thereafter through June 2009
July 2009 -- June 2010..............  1.75% with respect to July 2009, plus an additional 1/12th of 1.20% for each month
                                      thereafter through June 2010
July 2010 -- June 2011..............  2.95% with respect to July 2010, plus an additional 1/12th of 1.00% for each month
                                      thereafter through June 2011
July 2011 -- June 2012..............  3.95% with respect to July 2011, plus an additional 1/12th of 0.75% for each month

                                       29

Distribution Date                    Percentage
-----------------                    ----------

                                      thereafter through June 2012
July 2012 -- June 2013..............  4.70% with respect to July 2012, plus an dditional 1/12th of 0.20% for each month
                                      thereafter through June 2013
July 2013 and thereafter............  4.90%

     "FIXED RATE DELINQUENCY TRIGGER EVENT" with respect to any Distribution
Date on or after the Fixed Rate Stepdown Date exists if the Rolling Sixty-Day
Delinquency Rate for the outstanding Mortgage Loans in Loan Group 1 equals or exceeds the product of (x) the Fixed Rate Senior Enhancement Percentage for the
Distribution Date and (y) the applicable percentage listed below for the most senior class of outstanding Class 1-AF Certificates and Fixed Rate Subordinate
Certificates:

                              Class                Percentage

                     1-AF..................          42.900%
                     MF-1..................          51.452%
                     MF-2..................          62.752%
                     MF-3..................          72.406%
                     MF-4..................          83.779%
                     MF-5..................          98.776%
                     MF-6..................         118.531%
                     MF-7..................         145.470%
                     MF-8..................         177.797%
                     BF....................         228.596%

     "FIXED RATE OVERCOLLATERALIZATION REDUCTION AMOUNT" for any Distribution
Date is an amount equal to the lesser of (i) the Fixed Rate Excess
Overcollateralization Amount for the Distribution Date and (ii) the Principal
Remittance Amount for Loan Group 1 for the Distribution Date.

     "FIXED RATE EXCESS OVERCOLLATERALIZATION AMOUNT" for any Distribution Date,
is the excess, if any, of the Fixed Rate Overcollateralized Amount for the
Distribution Date over the Fixed Rate Overcollateralization Target Amount for the Distribution Date.

     "FIXED RATE OC FLOOR" means an amount equal to 0.50% of the sum of the aggregate Initial Cut-off Date Principal Balance of the Initial Mortgage Loans
in Loan Group 1 and the original Pre-Funded Amount in respect of Loan Group 1.

     "FIXED RATE OVERCOLLATERALIZATION DEFICIENCY AMOUNT" with respect to any
Distribution Date means the amount, if any, by which the Fixed Rate
Overcollateralization Target Amount exceeds the Fixed Rate Overcollateralized
Amount on the Distribution Date (after giving effect to distribution of the
Principal Distribution Amount (other than the portion thereof consisting of the
Extra Principal Distribution Amount) for Loan Group 1 on the Distribution Date).

     "FIXED RATE OVERCOLLATERALIZATION TARGET AMOUNT" means with respect to any
Distribution Date (a) prior to the Fixed Rate Stepdown Date, an amount equal to
3.50% of the sum of the aggregate Initial Cut-off Date Principal Balance of the
Initial Mortgage Loans in Loan Group 1 and the original Pre-Funded Amount in respect of Loan Group 1 and (b) on or after the Fixed Rate Stepdown Date, the greater of (i) an amount equal to 7.00% of the aggregate Stated Principal
Balance of the Mortgage Loans in Loan Group 1 for the current Distribution Date and (ii) the Fixed Rate OC Floor; provided, however, that if a Fixed Rate
Trigger Event is in effect on any Distribution Date, the Fixed Rate
Overcollateralization Target Amount will be the Fixed Rate Overcollateralization
Target Amount as in effect for the prior Distribution Date.

     "FIXED RATE OVERCOLLATERALIZED AMOUNT" for any Distribution Date means the amount, if any, by which (x) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for the Distribution Date

                                       30

and any amount on deposit in the Pre-Funding Account in respect of Loan Group 1 on the Distribution Date exceeds (y) the aggregate Certificate Principal Balance of the Class 1-AF Certificates and the Fixed Rate Subordinate Certificates as of
the Distribution Date (after giving effect to distribution of the Principal
Remittance Amount from Loan Group 1 to be made on the Distribution Date and, in the case of the Distribution Date immediately following the end of the Funding
Period, any amounts to be released from the Pre-Funding Account in respect of
Loan Group 1).

     "FIXED RATE SENIOR ENHANCEMENT PERCENTAGE" with respect to any Distribution
Date on or after the Fixed Rate Stepdown Date means a fraction (expressed as a percentage):

          (1)   the numerator of which is the excess of:

               (a) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for the preceding Distribution Date over

               (b) (i) before the Certificate Principal Balances of the Class
          1-AF Certificates have been reduced to zero, the sum of the
          Certificate Principal Balances of the Class 1-AF Certificates, or (ii)
          after the Certificate Principal Balances of the Class 1-AF
          Certificates have been reduced to zero, the Certificate Principal
          Balance of the most senior class of Fixed Rate Subordinate
          Certificates outstanding, as of the preceding Master Servicer Advance
          Date, and

          (2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for the preceding Distribution Date.

         "FIXED RATE STEPDOWN DATE" is the earlier to occur of:

               (a) the Distribution Date on which the aggregate Certificate
          Principal Balance of the Class 1-AF Certificates is reduced to zero,
          and

               (b) the later to occur of (x) the Distribution Date in July 2009 and (y) the first Distribution Date on which the aggregate Certificate
          Principal Balance of the Class 1-AF Certificates (after calculating anticipated distributions on the Distribution Date) is less than or equal to 62.70% of the aggregate Stated Principal Balance of the
          Mortgage Loans in Loan Group 1 for the Distribution Date.

         "FIXED RATE SUBORDINATE CLASS PRINCIPAL DISTRIBUTION AMOUNT" for each class of Fixed Rate Subordinate Certificates and Distribution Date means the excess of:

          (1)   the sum of:

               (a) the aggregate Certificate Principal Balance of the Class 1-AF
          Certificates (after taking into account distribution of the Class 1-AF
          Principal Distribution Amount for the Distribution Date),

               (b) the aggregate Certificate Principal Balance of any class(es)
          of Fixed Rate Subordinate Certificates that are senior to the subject class (in each case, after taking into account distribution of the
          Fixed Rate Subordinate Class Principal Distribution Amount(s) for the
          senior class(es) of Certificates of Subordinate Certificates for the
          Distribution Date), and

               (c) the Certificate Principal Balance of the subject class of
          Fixed Rate Subordinate Certificates immediately prior to the subject
          Distribution Date over

          (2)  the lesser of (a) the product of (x) 100% minus the Stepdown
     Target Subordination Percentage for the subject class of Certificates and
     (y) the aggregate Stated Principal Balance of the Mortgage Loans in Loan
     Group 1 for the Distribution Date and (b) the aggregate Stated Principal
     Balance of the Mortgage Loans in Loan Group 1 for the Distribution Date
     minus the Fixed Rate OC Floor;

                                       31

provided, however, that if a class of Fixed Rate Subordinate Certificates is the only class of Fixed Rate Subordinate Certificates outstanding on the
Distribution Date, that class will be entitled to receive the entire remaining
Principal Distribution Amount for Loan Group 1 until the Certificate Principal
Balance thereof is reduced to zero.

     "FIXED RATE TRIGGER EVENT" with respect to any Distribution Date on or after the Fixed Rate Stepdown Date means either a Fixed Rate Delinquency Trigger
Event with respect to that Distribution Date or a Fixed Rate Cumulative Loss
Trigger Event with respect to that Distribution Date.

     "GROUP 2 OVERCOLLATERALIZATION REDUCTION AMOUNT" for any Distribution Date
is the Adjustable Rate Overcollateralization Reduction Amount for such
Distribution Date multiplied by a fraction, the numerator of which is the
Principal Remittance Amount for Loan Group 2 for such Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group
2 and Loan Group 3 for such Distribution Date.

     "GROUP 3 OVERCOLLATERALIZATION REDUCTION AMOUNT" for any Distribution Date
is the Adjustable Rate Overcollateralization Reduction Amount for such
Distribution Date multiplied by a fraction, the numerator of which is the
Principal Remittance Amount for Loan Group 3 for such Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group
2 and Loan Group 3 for such Distribution Date.

     "INITIAL TARGET SUBORDINATION PERCENTAGE" and "STEPDOWN TARGET
SUBORDINATION PERCENTAGE" for any class of Subordinate Certificates means the respective percentages indicated in the following table:

                                 Initial Target             Stepdown Target
                            Subordination Percentage   Subordination Percentage
                            ------------------------   ------------------------
 Class MF-1...............            15.55%                     31.10%
 Class MF-2...............            12.75%                     25.50%
 Class MF-3...............            11.05%                     22.10%
 Class MF-4...............             9.55%                     19.10%
 Class MF-5...............             8.10%                     16.20%
 Class MF-6...............             6.75%                     13.50%
 Class MF-7...............             5.50%                     11.00%
 Class MF-8...............             4.50%                      9.00%
 Class BF.................             3.50%                      7.00%
 Class MV-1...............            16.10%                     32.20%
 Class MV-2...............            12.80%                     25.60%
 Class MV-3...............            10.80%                     21.60%
 Class MV-4...............             9.00%                     18.00%
 Class MV-5...............             7.35%                     14.70%
 Class MV-6...............             5.80%                     11.60%
 Class MV-7...............             4.30%                      8.60%
 Class MV-8...............             3.25%                      6.50%
 Class MV-9...............             2.40%                      4.80%
 Class BV.................             1.45%                      2.90%

     The Initial Target Subordination Percentages will not be used, and the
Stepdown Target Subordination Percentages for the Class MV-1, Class MV-2 and
Class MV-3 Certificates will not be used, to calculate distributions on the
Subordinate Certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the Subordinate Certificates and the related overcollateralization amount. The Initial Target Subordination
Percentage for any class of Subordinate Certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate original Certificate Principal Balance of any class(es) of Certificates subordinate to the subject class plus the initial related Overcollateralization
Target Amount and the denominator of which is equal to the sum of the aggregate
Initial Cut-off Date Principal Balance of the Initial Mortgage Loans in the
related Loan Group and the original Pre-Funded Amount in respect of the related
Loan Group.

                                       32

     "NAS PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date means the product of:

          (1) a fraction, the numerator of which is the Certificate Principal
     Balance of the Class 1-AF-6 Certificates and the denominator of which is the aggregate Certificate Principal Balance of the Class 1-AF Certificates,
     in each case immediately prior to the Distribution Date,

          (2) any amounts to be distributed to the Class 1-AF Certificates on the Distribution Date pursuant to clause (1)(A) or (2)(A) under
     "--Distributions of Principal Distribution Amount for Loan Group 1" below
     and

          (3) the applicable percentage for the Distribution Date set forth in the following table:

                  Distribution Date                              Percentage
                  -----------------                              ----------

                July 2006 -- June 2009                                0%
                July 2009 -- June 2011                               45%
                July 2011 -- June 2012                               80%
                July 2012 -- June 2013                              100%
                July 2013 and thereafter                            300%

         "PRINCIPAL DISTRIBUTION AMOUNT" with respect to each Distribution Date and a Loan Group means the sum of:

          (1) the Principal Remittance Amount for the Loan Group for the
     Distribution Date (in the case of Loan Group 2 and Loan Group 3, less any portion of such amount used to cover any payment due to the Swap
     Counterparty with respect to such Distribution Date),

          (2) the Extra Principal Distribution Amount for the Loan Group for the
     Distribution Date, and

          (3) with respect to the Distribution Date immediately following the end of the Funding Period, the amount, if any, remaining in the Pre-Funding
     Account at the end of the Funding Period (net of any investment income therefrom) allocable to the Loan Group.

          minus

          (4) (a) the Fixed Rate Overcollateralization Reduction Amount for the
     Distribution Date, in the case of Loan Group 1, (b) the Group 2
     Overcollateralization Reduction Amount for the Distribution Date, in the
     case of Loan Group 2 and (c) the Group 3 Overcollateralization Reduction
     Amount for the Distribution Date, in the case of Loan Group 3.

         "PRINCIPAL REMITTANCE AMOUNT" with respect to each Loan Group and any
Distribution Date means:

          (a) the sum, without duplication, of:

               (1) the scheduled principal collected during the related Due
          Period or advanced with respect to the Distribution Date,

               (2) prepayments collected in the related Prepayment Period,

               (3) the Stated Principal Balance of each Mortgage Loan that was repurchased by a Seller or purchased by the Master Servicer,

               (4) the amount, if any, by which the aggregate unpaid principal balance of any Replacement Mortgage Loans delivered by Countrywide
          Home Loans in connection with a

                                       33

          substitution of a Mortgage Loan is less than the aggregate unpaid principal balance of any Deleted Mortgage Loans, and

               (5) all Liquidation Proceeds (to the extent that the Liquidation
          Proceeds relate to principal) and Subsequent Recoveries collected during the related Due Period, less

               (b) all Advances relating to principal and certain expenses reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.

     "REALIZED LOSS" means with respect to any defaulted Mortgage Loan, the excess of the Stated Principal Balance of the defaulted Mortgage Loan over the
Liquidation Proceeds allocated to principal that have been received with respect to the defaulted Mortgage Loan on or at any time prior to the last day of the related Due Period during which the defaulted Mortgage Loan is liquidated.

     "ROLLING SIXTY-DAY DELINQUENCY RATE" with respect to any Distribution Date on or after the related Stepdown Date and any Loan Group, means the average of the Sixty-Day Delinquency Rates for the Loan Group and the Distribution Date and
the two immediately preceding Distribution Dates.

     "SIXTY-DAY DELINQUENCY RATE" with respect to any Distribution Date on or after the related Stepdown Date and any Loan Group, means a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal
Balance for the Distribution Date of all Mortgage Loans in the Loan Group 60 or
more days delinquent as of the close of business on the last day of the calendar month preceding the Distribution Date (including Mortgage Loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate
Stated Principal Balance for the Distribution Date of all Mortgage Loans in the
Loan Group.

     "TRIGGER EVENT" means an Adjustable Rate Trigger Event or a Fixed Rate
Trigger Event, as the case may be.

     "UNPAID REALIZED LOSS AMOUNT" means for any class of Certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Certificate Principal Balance of that class due to the allocation of
Subsequent Recoveries to the Certificate Principal Balance of that class.

DEPOSITS TO THE CERTIFICATE ACCOUNT

     The Master Servicer will establish and initially maintain a certificate account (the "CERTIFICATE ACCOUNT") for the benefit of the Trustee on behalf of the certificateholders. The Master Servicer will initially establish the
Certificate Account at Countrywide Bank, N.A., which is an affiliate of the
Master Servicer. On a daily basis within two Business Days after receipt, the
Master Servicer will deposit or cause to be deposited into the Certificate
Account the following payments and collections received by it in respect to the
Mortgage Loans after the Cut-off Date (other than any scheduled principal due on or prior to the Cut-off Date and any interest accruing prior to the Cut-off
Date):

          (1) all payments on account of principal, including Principal
     Prepayments, on the Mortgage Loans,

          (2) all payments on account of interest (other than interest accruing on the Mortgage Loans prior to the Cut-off Date) on the Mortgage Loans, net of the related Master Servicing Fees on the Mortgage Loans and net of
     Prepayment Interest Excess,

          (3) all Insurance Proceeds, Liquidation Proceeds and Subsequent
     Recoveries,

          (4) all payments made by the Master Servicer in respect of
     Compensating Interest,

                                       34

          (5) all payments made by a Seller in connection with the repurchase of any Mortgage Loan due to the breach of certain representations, warranties or covenants by the Seller that obligates the Seller to repurchase the
     Mortgage Loan in accordance with the Pooling and Servicing Agreement,

          (6) all payments made by the Master Servicer in connection with the purchase of any Mortgage Loans which are 150 days delinquent in accordance with the Pooling and Servicing Agreement,

          (7) all prepayment charges paid by a borrower in connection with the full or partial prepayment of the related Mortgage Loan,

          (8) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Certificate
     Account,

          (9) any amounts required to be deposited by the Master Servicer with respect to any deductible clause in any blanket hazard insurance policy maintained by the Master Servicer in lieu of requiring each borrower to maintain a primary hazard insurance policy,

          (10) all amounts required to be deposited in connection with shortfalls in the principal amount of Replacement Mortgage Loans, and

          (11) all Advances.

     On the Business Day prior to the Master Servicer Advance Date in each of
July 2006, August 2006 and September 2006, Countrywide Home Loans will remit to the Master Servicer, and the Master Servicer will deposit in the Certificate
Account, the Seller Shortfall Interest Requirement (if any) for the Master
Servicer Advance Date. Prior to their deposit in the Collection Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the Master Servicer.
For a discussion of the risks that arise from the commingling of payments and collections, see "Risk Factors -- Bankruptcy Or Insolvency May Affect The Timing
And Amount Of Distributions On The Securities" in the prospectus.

WITHDRAWALS FROM THE CERTIFICATE ACCOUNT

     The Master Servicer may from time to time withdraw funds from the
Certificate Account prior to the related Distribution Account Deposit Date for the following purposes:

          (1) to pay to the Master Servicer the Master Servicing Fees on the
     Mortgage Loans to the extent not previously paid to or withheld by the
     Master Servicer (subject, in the case of Master Servicing Fees, to reduction as described above under "Servicing of the Mortgage Loans --
     Adjustment to Master Servicing Fee in Connection With Certain Prepaid
     Mortgage Loans") and, as additional servicing compensation, assumption fees, late payment charges (excluding prepayment charges), net earnings on or investment income with respect to funds in or credited to the
     Certificate Account and the amount of Prepayment Interest Excess for the related Prepayment Period,

          (2) to reimburse the Master Servicer and the Trustee for Advances, which right of reimbursement with respect to any Mortgage Loan pursuant to this clause (2) is limited to amounts received that represent late recoveries of payments of principal and/or interest on the related Mortgage
     Loan (or Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries
     with respect thereto) with respect to which the Advance was made,

          (3) to reimburse the Master Servicer and the Trustee for any Advances
     previously made that the Master Servicer has determined to be nonrecoverable (and prior to the reimbursement, the Master Servicer will deliver to the Trustee an officer's certificate indicating the amount of the nonrecoverable Advance and identifying the related Mortgage Loan(s), and their respective portions of the nonrecoverable advance),

                                       35

          (4) to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policy,

          (5) to pay to the Master Servicer any unpaid Master Servicing Fees and to reimburse it for any unreimbursed ordinary and necessary out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its master servicing obligations including, but not limited to, the cost of
     (i) the preservation, restoration and protection of a Mortgaged Property,
     (ii) any enforcement or judicial proceedings, including foreclosures, (iii)
     the management and liquidation of any REO Property and (iv) maintaining any required insurance policies ("SERVICING ADVANCES"), which right of reimbursement pursuant to this clause (5) is limited to amounts received representing late recoveries of the payments of these costs and expenses
     (or Liquidation Proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto),

          (6) to pay to the applicable Seller or the Master Servicer, as applicable, with respect to each Mortgage Loan or Mortgaged Property acquired in respect thereof that has been purchased by that Seller or the
     Master Servicer from the issuing entity pursuant to the Pooling and
     Servicing Agreement, all amounts received thereon and not taken into account in determining the related Purchase Price of the purchased Mortgage
     Loan,

          (7) after the transfer from the Certificate Account for deposit to the
     Distribution Account of the Interest Remittance Amount and the Principal
     Remittance Amount on the related Distribution Account Deposit Date, to reimburse the applicable Seller, the Master Servicer, the NIM Insurer or the Depositor for expenses incurred and reimbursable pursuant to the
     Pooling and Servicing Agreement,

          (8) to withdraw any amount deposited in the Certificate Account and not required to be deposited therein, and

          (9) to clear and terminate the Certificate Account upon termination of the Pooling and Servicing Agreement.

     In addition, not later than 1:00 p.m. Pacific Time on the Business Day immediately preceding each Distribution Date (the "DISTRIBUTION ACCOUNT DEPOSIT
DATE"), the Master Servicer will withdraw from the Certificate Account and remit to the Trustee the Prepayment Charges collected, the Interest Remittance Amount and the Principal Remittance Amount to the extent on deposit in the Certificate
Account, and the Trustee will deposit the amount in the Distribution Account, as described below.

     The Master Servicer is required to maintain separate accounting, on a
Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account pursuant to clauses (1) through (6)
above.

DEPOSITS TO THE DISTRIBUTION ACCOUNT

     The Trustee will establish and maintain a distribution account (the
"DISTRIBUTION ACCOUNT") on behalf of the certificateholders. The Trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

          (1) the aggregate amount remitted by the Master Servicer to the
     Trustee,

          (2) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Distribution
     Account, and

          (3) the amount, if any, remaining in the Pre-Funding Account (net of any investment income therefrom) on the Distribution Date immediately following the end of the Funding Period.

                                       36

WITHDRAWALS FROM THE DISTRIBUTION ACCOUNT

     The Trustee will withdraw funds from the Distribution Account for distribution to the certificateholders and remittances to the Swap Account as described below under "-- Distributions" and may from time to time make withdrawals from the Distribution Account:

          (1) to pay the Trustee Fee to the Trustee,

          (2) to pay to the Master Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account,

          (3) to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the Master Servicer through delivery of a written notice to the Trustee describing the amounts deposited in error), and

          (4) to reimburse the Trustee for any unreimbursed Advances, such right of reimbursement being limited to (x) amounts received on the related
     Mortgage Loans in respect of which any such Advance was made and (y)
     amounts not otherwise reimbursed to the Trustee pursuant to clause (2)
     under "--Withdrawals from the Certificate Account",

          (5) to reimburse the Trustee for any nonrecoverable Advance previously made by it, such right of reimbursement being limited to amounts not otherwise reimbursed to it pursuant to clause (4) under "--Withdrawals from the Certificate Account", and

          (6) to clear and terminate the Distribution Account upon the termination of the Pooling and Servicing Agreement.

     There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

     Prior to each Determination Date, the Master Servicer is required to provide the Trustee a report containing the data and information concerning the
Mortgage Loans that is required by the Trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The Trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Master Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Master Servicer.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

     The Certificate Account, the Distribution Account and the Pre-Funding
Account. All funds in the Certificate Account, the Distribution Account and the
Pre-Funding Account will be invested in Permitted Investments at the direction of the Master Servicer. In the case of:

o    the Certificate Account and the Distribution Account, all income and gain net of any losses realized from the investment will be for the benefit of the Master Servicer as additional servicing compensation and will be remitted to it monthly as described herein; and

o    the Pre-Funding Account, all income and gain net of any losses realized from the investment will be for the benefit of Countrywide Home Loans and will be remitted to Countrywide Home Loans as described herein.

     The amount of any losses incurred in the Certificate Account or the
Distribution Account in respect of the investments will be deposited by the
Master Servicer in the Certificate Account or paid to the Trustee for deposit into the Distribution Account out of the Master Servicer's own funds immediately as realized. The amount of any losses incurred in the Pre-Funding Account in respect of the investments will be paid by Countrywide Home Loans to the Trustee for deposit into the Pre-Funding Account out of Countrywide Home Loans' own
funds immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of

                                       37

investment of funds held in the Certificate Account, the Distribution Account or the Pre-Funding Account and made in accordance with the Pooling and Servicing
Agreement.

     Carryover Reserve Fund and Credit Comeback Excess Account. Funds in the
Carryover Reserve Fund and in the Credit Comeback Excess Account in respect of
Fixed Rate Credit Comeback Excess Cashflow may be invested in Permitted
Investments at the written direction of the majority holder of the Class CF
Certificates. Funds in the Credit Comeback Excess Account in respect of
Adjustable Rate Credit Comeback Excess Cashflow may be invested in Permitted
Investments at the written direction of the majority holder of the Class CV
Certificates.

     If the Trustee does not receive written directions regarding investment, it will invest all funds in the Carryover Reserve Fund and the Credit Comeback
Excess Account in Permitted Investments. Any net investment earnings will be paid pro rata to the holders of the class of Certificates entitled to direct the investments of the amounts, in accordance with their Percentage Interests. Any losses incurred in the Carryover Reserve Fund or the Credit Comeback Excess
Account in respect of the investments will be charged against amounts on deposit in the Carryover Reserve Fund (or the investments) or Credit Comeback Excess
Account (or the investments), as applicable, immediately as realized. The
Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Carryover Reserve Fund or
Credit Comeback Excess Account and made in accordance with the Pooling and
Servicing Agreement.

     Swap Account. Funds in the Swap Account will not be invested.

THE SWAP ACCOUNT

     The Trustee, in its capacity as trustee of the swap trust, will establish and maintain a swap account (the "SWAP ACCOUNT") on behalf of the holders of the
Swap Certificates and the Swap Counterparty. With respect to each Distribution
Date, the Trustee will deposit into the Swap Account any portion of the Interest
Funds for Loan Group 2 and Loan Group 3 for that Distribution Date (and, if necessary, any portion of the Principal Remittance Amount for Loan Group 2 and
Loan Group 3 for that Distribution Date) that are to be remitted to the Swap
Contract Administrator for payment to the Swap Counterparty, as well as any amounts received from the Swap Contract Administrator in respect of the Swap
Contract, each as described below under "-- The Swap Contract". With respect to each Distribution Date, following the deposits to the Swap Account described in the preceding sentence, the Trustee will make a corresponding withdrawal from the Swap Account for remittance to the Swap Contract Administrator or distribution to the holders of the Swap Certificates, as the case may be depending on whether a Net Swap Payment is due to the Swap Counterparty or from the Swap Counterparty, as described below under "-- The Swap Contract".

                                       38

FEES AND EXPENSES

     The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

    TYPE / RECIPIENT (1)                         AMOUNT                                GENERAL PURPOSE
----------------------------   --------------------------------------------            ---------------

FEES
Master Servicing Fee /         One-twelfth of the Stated Principal Balance             Compensation
Master Servicer                of each Mortgage Loan multiplied by the
                               Servicing Fee Rate (3)
Additional Servicing           o  Prepayment Interest Excess (4)                       Compensation
Compensation / Master          o  All late payment fees, assumption                    Compensation
Servicer                          fees and other similar charges (excluding
                                  prepayment charges)
                               o  All investment income earned on                      Compensation
                                  amounts on deposit in the Certificate
                                  Account and Distribution Account.
                               o  Excess Proceeds (5)                                  Compensation

Trustee Fee (the "TRUSTEE      One-twelfth of the Trustee Fee Rate                     Compensation
FEE") / Trustee                multiplied by the sum of (i) the aggregate
                               Stated Principal Balance of the outstanding
                               Mortgage Loans and (ii) any amounts remaining in
                               the Pre-Funding Account (excluding any investment
                               earnings
                               thereon). (6)
EXPENSES
Net Swap Payments / Swap       Net Swap Payments (7)                                   Expense
Counterparty

Swap Termination Payment /     The Swap Termination Payment to which the               Expense
Swap Counterparty              Swap Counterparty may be entitled in the
                               event of an early termination of the Swap
                               Contract

    TYPE / RECIPIENT (1)                         SOURCE (2)                            FREQUENCY
---------------------------     ------------------------------------------------    --------------

FEES
Master Servicing Fee /          Collections with respect to each Mortgage Loan           Monthly
Master Servicer                 and any Liquidation Proceeds or Subsequent
                                Recoveries
Additional Servicing            Interest collections with respect to each           Time to time
Compensation / Master           Mortgage Loan
Servicer
                                Payments made by obligors with respect to the       Time to time
                                Mortgage Loans

                                Investment income related to the Certificate             Monthly
                                Account and Distribution Account

                                Liquidation Proceeds and Subsequent Recoveries      Time to time
                                with respect to each Mortgage Loan
Trustee Fee (the "TRUSTEE       Interest Remittance Amount                               Monthly
FEE") / Trustee

EXPENSES
Net Swap Payments / Swap        Interest Funds for Loan Group 2 and Loan Group           Monthly
Counterparty                    3 and, to the extent that Interest Funds are
                                not sufficient, the Principal Remittance
                                Amount for Loan Group 2 and Loan Group 3
Swap Termination Payment /      Interest Funds for Loan Group 2 and Loan Group      Time to time
Swap Counterparty               3 and, to the extent that Interest Funds are
                                not sufficient, the Principal Remittance
                                Amount for Loan Group 2 and Loan Group 3 (8)

                                       39

    TYPE / RECIPIENT (1)                         AMOUNT                                GENERAL PURPOSE
----------------------------   --------------------------------------------            ---------------

Insurance premiums /           Insurance premium(s) for Mortgage Loan(s)               Expense
Mortgage Insurer               covered by lender-paid mortgage insurance
                               policies
Insurance expenses / Master    Expenses incurred by the Master Servicer                Reimbursement of
Servicer                                                                               Expenses

Servicing Advances / Master    To the extent of funds available, the                   Reimbursement of
Servicer                       amount of any Servicing Advances.                       Expenses

Indemnification expenses /     Amounts for which the Sellers, the Master               Indemnification
the Sellers, the Master        Servicer, the NIM Insurer and Depositor are
Servicer, the NIM Insurer      entitled to indemnification (10)
and the Depositor

    TYPE / RECIPIENT (1)                         SOURCE (2)                            FREQUENCY
---------------------------     ------------------------------------------------    --------------

Insurance premiums /            Interest collections on the related Mortgage             Monthly
Mortgage Insurer                Loan(s)

Insurance expenses / Master     To the extent the expenses are covered by an        Time to time
Servicer                        insurance policy with respect to the Mortgage
                                Loan
Servicing Advances / Master     With respect to each Mortgage Loan, late            Time to time
Servicer                        recoveries of the payments of the costs and
                                expenses, Liquidation Proceeds, Subsequent
                                Recoveries, purchase proceeds or repurchase
                                proceeds for that Mortgage Loan (9)
Indemnification expenses /      Amounts on deposit on the Certificate Account            Monthly
the Sellers, the Master         on any Distribution Account Deposit Date,
Servicer, the NIM Insurer       following the transfer to the Distribution
and the Depositor                    Account

----------

(1)  If the Trustee succeeds to the position of Master Servicer, it will be entitled to receive the same fees and expenses of the Master Servicer.

(2)  Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer in the case of amounts owed to the
     Master Servicer) prior to distributions on the Certificates.

(3)  The Servicing Fee Rate for each Mortgage Loan will equal 0.50% per annum.
     The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described above under "Servicing of the Mortgage Loans -- Adjustment to Master Servicing
     Fee in Connection With Certain Prepaid Mortgage Loans."

(4)  Prepayment Interest Excess is described above under "Servicing of the
     Mortgage Loans -- Servicing Compensation and Payment of Expenses."

(5)  Excess Proceeds is described above under "-- Glossary of Terms -- General
     Definitions."

(6)  The Trustee Fee Rate will equal 0.009% per annum.

(7)  The amount of any Net Swap Payment due to the Swap Counterparty with respect to any Distribution Date will be calculated as described under
     "Description of the Certificates -- The Swap Contract."

(8)  Any Swap Termination Payment due to a Swap Counterparty Trigger Event will only be payable from adjustable rate excess cashflow as described below under "Description of the Certificates -- Overcollateralization
     Provisions."

(9)  Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation
     Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

                                       40

(10) Each of the Sellers, the Master Servicer, the NIM Insurer and the Depositor
     are entitled to indemnification of certain expenses.

                                       41

DISTRIBUTIONS

     General. Distributions on the Certificates will be made by the Trustee on each Distribution Date to the persons in whose names the Certificates are registered at the close of business on the Record Date.

     Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register or, in the case of any certificateholder that holds 100% of a class of Certificates or who holds a class of Certificates with an aggregate initial Certificate Principal Balance of
$1,000,000 or more and that has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the Corporate
Trust Office of the Trustee. On each Distribution Date, a holder of a
Certificate will receive its Percentage Interest of the amounts required to be distributed with respect to the applicable class of Certificates.

     On each Distribution Date, the Trustee will withdraw all prepayment charges in the Distribution Account and distribute them (i) in the case of prepayment charges from the Mortgage Loans in Loan Group 1, to the Class PF Certificates,
and (ii) in the case of prepayment charges from the Mortgage Loans in Loan Group
2 and Loan Group 3, to the Class PV Certificates.

     Distributions of Interest. On each Distribution Date, the interest distributable with respect to the interest-bearing certificates is the interest which has accrued on the Certificate Principal Balance thereof immediately prior to that Distribution Date at the Pass-Through Rate during the applicable Accrual
Period, and in the case of the Senior Certificates, any Interest Carry Forward
Amount. For each class of Subordinate Certificates, any Interest Carry Forward
Amount will be payable only from excess cashflow (if any) as and to the extent described under "-- Overcollateralization Provisions."

     All calculations of interest on the Adjustable Rate Certificates will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period. All calculations of interest on the Fixed Rate
Certificates will be made on the basis of a 360-day year assumed to consist of twelve 30-day months.

     The Pass-Through Rates for the Adjustable Rate Certificates are variable rates that may change from Distribution Date to Distribution Date. Additionally, the Pass-Through Rate for each of the Adjustable Rate Certificates is subject to increase after the Optional Termination Date. On each Distribution Date, the
Pass-Through Rate for each class of interest-bearing Certificates will be subject to the applicable Net Rate Cap. See the related definitions in "--
Glossary of Terms -- Definitions related to Interest Calculations and
Distributions" for a more detailed understanding as to how the Net Rate Cap is calculated, and applied to the Pass-Through Rate.

     If on any Distribution Date, the Pass-Through Rate for a class of interest-bearing Certificates is based on the applicable Net Rate Cap, each holder of the applicable Certificates will be entitled to receive the resulting shortfall only from remaining excess cashflow (if any) to the extent described in this free writing prospectus under "-- Overcollateralization Provisions", and, in the case of the Swap Certificates, from payments (if any) allocated to the issuing entity in respect of the Swap Contract that are available for that purpose.

     Distributions of Interest Funds For Loan Group 1. On each Distribution
Date, the Interest Funds for that Distribution Date with respect to Loan Group 1 are required to be distributed in the following order of priority, until those
Interest Funds have been fully distributed:

          (1) concurrently to the classes of Class 1-AF Certificates, the
     Current Interest and Interest Carry Forward Amount for those classes, pro rata, based on their respective entitlements,

          (2) sequentially, to the Class MF-1, Class MF-2, Class MF-3, Class
     MF-4, Class MF-5, Class MF-6, Class MF-7, Class MF-8 and Class BF
     Certificates, in that order, the Current Interest for that class, and

                                       42

          (3) any remainder as part of the Fixed Rate Loan Group Excess Cashflow to be allocated as described under "-- Overcollateralization Provisions"
     below.

     Distributions of Interest Funds for Loan Group 2 and Loan Group 3. On each
Distribution Date, the Interest Funds for that Distribution Date with respect to
Loan Group 2 and Loan Group 3 are required to be distributed in the following order of priority, until those Interest Funds have been fully distributed:

          (1) from the Interest Funds for Loan Group 2 and Loan Group 3, pro
     rata based on the Interest Funds for each such Loan Group, to the Swap
     Account, the amount of any Net Swap Payment and any Swap Termination
     Payment (other than a Swap Termination Payment due to a Swap Counterparty
     Trigger Event) payable to the Swap Counterparty with respect to such
     Distribution Date;

          (2) concurrently:

               (a) from the Interest Funds for Loan Group 2, to the Class 2-AV
          Certificates, the Current Interest and Interest Carry Forward Amount
          for that class,

               (b) from the Interest Funds for Loan Group 3, concurrently to each class of Class 3-AV Certificates, the Current Interest and
          Interest Carry Forward Amount for each such class, pro rata based on their respective entitlements,

          (3) from the remaining Interest Funds for Loan Group 2 and Loan Group
     3, concurrently to each class of Class AV Certificates, any remaining
     Current Interest and Interest Carry Forward Amount not paid pursuant to clauses 2(a) and 2(b) above, pro rata based on the Certificate Principal
     Balances thereof, to the extent needed to pay any Current Interest and
     Interest Carry Forward Amount for each such class. Interest Funds remaining after such allocation to pay any Current Interest and Interest Carry
     Forward Amount based on the Certificate Principal Balances of the
     Certificates will be distributed to each class of Class AV Certificates with respect to which there remains any unpaid Current Interest and
     Interest Carry Forward Amount (after the distribution based on Certificate
     Principal Balances), pro rata based on the amount of such remaining unpaid
     Current Interest and Interest Carry Forward Amount,

          (4) from the remaining Interest Funds for Loan Group 2 and Loan Group
     3, sequentially:

               (a) sequentially, to the Class MV-1, Class MV-2, Class MV-3,
          Class MV-4, Class MV-5, Class MV-6, Class MV-7, Class MV-8, Class MV-9
          and Class BV Certificates, in that order, the Current Interest for that class, and

               (b) any remainder as part of the Adjustable Rate Loan Group
          Excess Cashflow to be allocated as described under
          "--Overcollateralization Provisions" below.

         Distributions of Principal. The manner of distributing principal among the classes of Certificates will differ depending upon whether a Distribution
Date occurs on or after the related Stepdown Date and, on or after that date, whether a Trigger Event is in effect. Prior to the Stepdown Date for a Loan
Group or if a Trigger Event for that Loan Group is in effect, all amounts distributable as principal on a Distribution Date will be allocated first to the related Senior Certificates, until those Senior Certificates are paid in full, before any distributions of principal are made on the related Subordinate
Certificates.

         On any Distribution Date on or after the Stepdown Date for a Loan Group and so long as no Trigger Event for that Loan Group is in effect, instead of allocating all amounts distributable as principal on the Certificates to the related Senior Certificates until those Senior Certificates are paid in full, a portion of those amounts distributable as principal will be allocated to the related Subordinate Certificates. The amount allocated to each class of
Certificates on or after the related Stepdown Date and so long as no related
Trigger Event is in effect will be based on the targeted level of overcollateralization and subordination for each class of Certificates. After the related Stepdown Date, if a related Trigger Event is in effect, the priority of principal payments will revert to the distribution priority prior to the related Stepdown Date. The amount to be distributed as principal on each
Distribution Date are

                                       43

described in more detail under "-- Glossary of Terms -- Definitions related to
Principal Calculations and Distributions" in this free writing prospectus.

     Distributions of Principal Distribution Amount for Loan Group 1. On each
Distribution Date, the Principal Distribution Amount for Loan Group 1 is
required to be distributed as follows until the Principal Distribution Amount has been fully distributed (with the Principal Distribution Amount exclusive of the portion thereof consisting of the Extra Principal Distribution Amount being applied first and the Extra Principal Distribution Amount being applied thereafter):

          (1) For each Distribution Date prior to the Fixed Rate Stepdown Date or on which a Fixed Rate Trigger Event is in effect, sequentially:

                           (A) to the classes of Class 1-AF Certificates, in the
                  amounts and order of priority set forth in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero,

                           (B) sequentially, to the Class MF-1, Class MF-2,
                  Class MF-3, Class MF-4, Class MF-5, Class MF-6, Class MF-7,
                  Class MF-8 and Class BF Certificates, in that order, in each case until the Certificate Principal Balance thereof is
                  reduced to zero, and

                           (C) any remainder as part of the Fixed Rate Loan
                  Group Excess Cashflow to be allocated as described under
                  "--Overcollateralization Provisions" below.

          (2) For each Distribution Date on or after the Fixed Rate Stepdown
     Date and so long as a Fixed Rate Trigger Event is not in effect, sequentially:

                           (A) in an amount up to the Class 1-AF Principal
                  Distribution Amount, to the classes of Class 1-AF Certificates in the amounts and order of priority set forth in clause (3)
                  below, until the Certificate Principal Balances thereof are reduced to zero,

                           (B) sequentially, to the Class MF-1, Class MF-2,
                  Class MF-3, Class MF-4, Class MF-5, Class MF-6, Class MF-7,
                  Class MF-8 and Class BF Certificates, in that order, the Fixed
                  Rate Subordinate Class Principal Distribution Amount for that class, in each case until the Certificate Principal Balance thereof is reduced to zero, and

                           (C) any remainder as part of the Fixed Rate Loan
                  Group Excess Cashflow to be allocated as described under
                  "--Overcollateralization Provisions" below.

          (3) On each Distribution Date on which any principal amounts are to be distributed to the Classes of Class 1-AF Certificates, those amounts will be distributed to the Class 1-AF Certificates in the following order of priority:

                           (A) the NAS Principal Distribution Amount to the
                  Class 1-AF-6 Certificates, until the Certificate Principal
                  Balance thereof is reduced to zero,

                           (B) sequentially, to the Class 1-AF-1, Class 1-AF-2,
                  Class 1-AF-3, Class 1-AF-4 and Class 1-AF-5 Certificates, in
                  that order, in each case until the Certificate Principal
                  Balance thereof is reduced to zero, and

                           (C) to the Class 1-AF-6 Certificates, without regard
                  to the NAS Principal Distribution Amount, until the
                  Certificate Principal Balance thereof is reduced to zero.

     Distributions of Principal Distribution Amount for Loan Group 2 and Loan
Group 3. On each Distribution Date, the Principal Distribution Amount for Loan
Group 2 and Loan Group 3 is required to be distributed as follows until the
Principal Distribution Amount has been fully distributed (with the Principal
Distribution Amount exclusive

                                       44

of the portion thereof consisting of the Extra Principal Distribution Amount being applied first and the Extra Principal Distribution Amount being applied thereafter):

          (1) For each Distribution Date prior to the Adjustable Rate Stepdown
     Date or on which an Adjustable Rate Trigger Event is in effect, sequentially:

               (A) concurrently:

               (i) from the Principal Distribution Amount for Loan Group 2, sequentially:

                    (a) to the Class 2-AV Certificates, until the Certificate
               Principal Balance thereof is reduced to zero, and

                    (b) to the classes of Class 3-AV Certificates (after the
               distribution of the Principal Distribution Amount from Loan Group
               3 as provided in clause (1)(A)(ii)(a) below), in the amounts and order of priority set forth in clause (3) below, until the
               Certificate Principal Balances thereof are reduced to zero,

               (ii) from the Principal Distribution Amount for Loan Group 3, sequentially:

                    (a) to the classes of Class 3-AV Certificates, in the
               amounts and order of priority set forth in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero, and

                    (b) to the Class 2-AV Certificates (after the distribution of the Principal Distribution Amount from Loan Group 2 as
               provided in clause (1)(A)(i)(a) above), until the Certificate
               Principal Balance thereof is reduced to zero,

               (B) from the remaining Principal Distribution Amounts for Loan
          Group 2 and Loan Group 3, sequentially:

                    (i) sequentially, to the Class MV-1, Class MV-2, Class MV-3,
               Class MV-4, Class MV-5, Class MV-6, Class MV-7, Class MV-8, Class
               MV-9 and Class BV Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero, and

                    (ii) any remainder as part of the Adjustable Rate Loan Group
               Excess Cashflow to be allocated as described under
               "--Overcollateralization Provisions" below.

          (2) For each Distribution Date on or after the Adjustable Rate
     Stepdown Date and so long as an Adjustable Rate Trigger Event is not in effect, from the Principal Distribution Amounts for Loan Group 2 and Loan
     Group 3, sequentially:

               (A) in an amount up to the Class AV Principal Distribution Target
          Amount, pro rata based on the related Class AV Principal Distribution
          Allocation Amount for the Class 2-AV and Class 3-AV Certificates,
          concurrently:

                    (i) to the Class 2-AV Certificates, in an amount up to the
               Class 2-AV Principal Distribution Amount, until the Certificate
               Principal Balance thereof is reduced to zero, and

                    (ii) to the classes of Class 3-AV Certificates, in an amount up to the Class 3-AV Principal Distribution Amount, allocated in the amounts and order of priority set forth in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero,

                                       45

                         provided, however, that if (a) the Certificate
                  Principal Balance of the Class 2-AV Certificates and/or (b)
                  the aggregate Certificate Principal Balance of the Class 3-AV
                  Certificates is reduced to zero, then any remaining unpaid
                  Class AV Principal Distribution Target Amount will be
                  distributed pro rata (based on the Certificate Principal
                  Balance of the Class 2-AV Certificates and/or the aggregate
                  Certificate Principal Balance of the Class 3-AV Certificates)
                  to the remaining classes of Senior Certificates after
                  distributions from clauses (i) and (ii) above (and, in the case of the Class 3-AV Certificates, in the amounts and order of priority described in clause (3) below), until the
                  Certificate Principal Balance(s) thereof is/are reduced to zero,

                         (B) sequentially, to the Class MV-1, Class MV-2 and
                  Class MV-3 Certificates, in that order, the Combined Class
                  MV-1, MV-2 and MV-3 Principal Distribution Amount, until the
                  Certificate Principal Balances thereof are reduced to zero;

                         (C) sequentially, to the Class MV-4, Class MV-5, Class
                  MV-6, Class MV-7, Class MV-8, Class MV-9 and Class BV
                  Certificates, in that order, the Subordinate Class Principal
                  Distribution Amount for that class, in each case until the
                  Certificate Principal Balance thereof is reduced to zero, and

                         (D) any remainder as part of the Adjustable Rate Loan
                  Group Excess Cashflow to be allocated as described under
                  "--Overcollateralization Provisions" below.

                  (3) On each Distribution Date on which any principal amounts are to be distributed to the Class 3-AV Certificates, those amounts will be distributed, sequentially, to the Class 3-AV-1, Class 3-AV-2,
         Class 3-AV-3 and Class 3-AV-4 Certificates, in that order, until the
         Certificate Principal Balance thereof is reduced to zero.

     Residual Certificates. The Class A-R Certificates do not bear interest. The
Class A-R Certificates will receive a distribution of $100 of principal on the first Distribution Date, after which their Certificate Principal Balance will equal zero. The $100 will be withdrawn from a reserve account established by the
Trustee and funded by the Depositor on the Closing Date for the purposes of making distributions on the Class A-R, Class PF and Class PV Certificates. The
Class A-R Certificates will remain outstanding for so long as the issuing entity will exist. In addition to the distribution of principal on the first
Distribution Date, on each Distribution Date, the holders of the Class A-R
Certificates, as provided in the Pooling and Servicing Agreement, will be entitled to receive any available funds remaining after payment of interest and principal on the Senior Certificates and on the Subordinate Certificates (as
described above) and payments to the Swap Counterparty (each as described above)
and the Class CF and Class CV Certificates (as provided in the Pooling and
Servicing Agreement). It is not anticipated that there will be any significant amounts remaining for distribution to the Class A-R Certificates.

OVERCOLLATERALIZATION PROVISIONS

         On the Closing Date, it is expected that:

     o    the sum of the aggregate Stated Principal Balance of the Initial
          Mortgage Loans in Loan Group 1 and the original Pre-Funded Amount in respect of Loan Group 1 will exceed the initial aggregate Certificate
          Principal Balance of the Class 1-AF Certificates and the Fixed Rate
          Subordinate Certificates by approximately $4,165,000, which is approximately 2.45% of the sum of the aggregate Stated Principal
          Balance of the Initial Mortgage Loans in Loan Group 1 and the original
          Pre-Funded Amount in respect of Loan Group 1; and

     o    the sum of the aggregate Stated Principal Balance of the Initial
          Mortgage Loans in Loan Group 2 and Loan Group 3 and the original
          Pre-Funded Amount in respect of Loan Group 2 and Loan Group 3 will exceed the initial aggregate Certificate Principal Balance of the
          Class AV Certificates and the Adjustable Rate Subordinate Certificates
          by approximately $6,235,000, which is approximately 1.45% of the sum of the aggregate Stated Principal Balance of the Initial Mortgage
          Loans in Loan Group 2 and Loan Group 3 and the original Pre-Funded
          Amount in respect of Loan Group 2 and Loan Group 3.

                                       46

     In the case of Loan Group 1, the amount of overcollateralization is less than the initial level of overcollateralization required by the Pooling and
Servicing Agreement. In the case of Loan Group 2 and Loan Group 3, the amount of overcollateralization is equal to the initial level of overcollateralization required by the Pooling and Servicing Agreement. The weighted average Adjusted
Net Mortgage Rate for each group of Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the related classes of Certificates. As a result, interest collections on the Mortgage Loans are expected to be generated in excess of the amount of interest payable to the holders of the related Certificates and the related fees and expenses payable by the issuing entity. Any interest payments received in respect of the Mortgage
Loans in a Loan Group in excess of the amount that is needed to pay interest on the related Certificates and the issuing entity's expenses related to that Loan
Group (including, in the case of Loan Group 2 and Loan Group 3, any Net Swap
Payments that may be payable to the Swap Counterparty) will be used to reduce the total Certificate Principal Balance of the related Certificates, until the required level of overcollateralization has been achieved (in the case of Loan
Group 1) or maintained or restored (in the case of Loan Group 2 and Loan Group
3). The excess cashflow, if any, will be applied on each Distribution Date as a payment of principal on the related class or classes of Certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described. Thereafter, any remaining excess cashflow will be allocated to pay Net Rate Carryover and Unpaid Realized Loss Amounts in
the amount and the priority described below.

     Fixed Rate Loan Group Excess Cashflow.

     The "FIXED RATE LOAN GROUP EXCESS CASHFLOW" with respect to any
Distribution Date is the sum of (i) the amounts remaining as set forth in clause
(3) in "-- Distributions -- Distributions of Interest -- Distributions of
Interest Funds for Loan Group 1" for the Distribution Date and clause (1)(C) or
(2)(C), as applicable, in "-- Distributions -- Distributions of Principal
Distribution Amount for Loan Group 1" for the Distribution Date and (ii) the
Fixed Rate Overcollateralization Reduction Amount for the Distribution Date, if
any.

     With respect to any Distribution Date, any Fixed Rate Loan Group Excess
Cashflow and, in the case of clauses 1 and 2 below and in the case of the payment of Unpaid Realized Loss Amounts pursuant to clause 3 below, any amounts in the Credit Comeback Excess Account in respect of Loan Group 1 that are available for the Distribution Date ("FIXED RATE CREDIT COMEBACK EXCESS
CASHFLOW"), will be paid to the classes of Certificates in the following order of priority, in each case first to the extent of the remaining Fixed Rate Credit
Comeback Excess Cashflow, if applicable and second to the extent of the remaining Fixed Rate Loan Group Excess Cashflow:

     1.   to the holders of the class or classes of Class 1-AF Certificates and
          Fixed Rate Subordinate Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Extra
          Principal Distribution Amount for Loan Group 1, payable to those holders as part of the Principal Distribution Amount as described under "--Distributions--Distributions of Principal Distribution Amount
          for Loan Group 1" above; provided, however, that Fixed Rate Credit
          Comeback Excess Cashflow (if any) will only be distributed pursuant to this clause, if the Fixed Rate Overcollateralization Target Amount has
          at any previous time been met;

     2.   concurrently, to the holders of the classes of Class 1-AF
          Certificates, pro rata based on the Unpaid Realized Loss Amounts for those classes, in an amount equal to the Unpaid Realized Loss Amount for each such class;

     3.   sequentially, to the holders of the Class MF-1, Class MF-2, Class
          MF-3, Class MF-4, Class MF-5, Class MF-6, Class MF-7, Class MF-8 and
          Class BF Certificates, in that order, in each case, first in an amount equal to any Interest Carry Forward Amount for that class, and second, in an amount equal to the Unpaid Realized Loss Amount for that class;

     4.   to each class of Class 1-AF Certificates and Fixed Rate Subordinate
          Certificates, pro rata based on the Certificate Principal Balances thereof, to the extent needed to pay any unpaid Net Rate Carryover for each such class; and then any Fixed Rate Loan Group Excess Cashflow remaining after the allocation to pay Net Rate Carryover based on the
          Certificate Principal Balances of those Certificates will be distributed to each class of Class 1-AF

                                       47

          Certificates and Fixed Rate Subordinate Certificates with respect to which there remains any unpaid Net Rate Carryover, pro rata, based on the amount of the unpaid Net Rate Carryover;

     5.   to the holders of the class or classes of Class AV Certificates and
          Adjustable Rate Subordinate Certificates then entitled to receive distributions in respect of principal, payable to those holders as part of the Principal Distribution Amount as described under
          "--Distributions--Distributions of Principal Distribution Amount for
          Loan Group 2 and Loan Group 3" above, in an amount equal to the Extra
          Principal Distribution Amount for Loan Group 2 and Loan Group 3 not
          covered by the Adjustable Rate Loan Group Excess Cashflow, Adjustable
          Rate Credit Comeback Excess Cashflow and Net Swap Payments;

     6.   concurrently, to the holders of each class of Class AV Certificates, pro rata based on the Unpaid Realized Loss Amounts for those classes remaining undistributed after application of the Adjustable Rate Loan
          Group Excess Cashflow and Net Swap Payments, in each case in an amount equal to the Unpaid Realized Loss Amount for the class remaining undistributed after application of the Adjustable Rate Loan Group
          Excess Cashflow, Adjustable Rate Credit Comeback Excess Cashflow and
          Net Swap Payments;

     7.   sequentially, to the holders of the Class MV-1, Class MV-2, Class
          MV-3, Class MV-4, Class MV-5, Class MV-6, Class MV-7, Class MV-8,
          Class MV-9 and Class BV Certificates, in that order, in each case in an amount equal to the Unpaid Realized Loss Amount for that class remaining undistributed after application of the Adjustable Rate Loan
          Group Excess Cashflow, Adjustable Rate Credit Comeback Excess Cashflow
          and Net Swap Payments;

     8.   to the Carryover Reserve Fund, in an amount equal to the Required
          Carryover Reserve Fund Deposit (after giving effect to other deposits and withdrawals therefrom on the Distribution Date); and

     9.   to fund distributions to the holders of the Class CF and Class A-R
          Certificates, in each case in the amounts specified in the Pooling and
          Servicing Agreement.

     Following the distributions pursuant to clauses 1 through 4 of the preceding paragraph but prior to the distributions pursuant to clauses 5 through
9 of the preceding paragraph, the Trustee will make certain distributions from the Swap Account, as described in further detail below under " -- The Swap
Contract".

     Adjustable Rate Loan Group Excess Cashflow.

     The "ADJUSTABLE RATE LOAN GROUP EXCESS CASHFLOW" with respect to any
Distribution Date is the sum of (i) the amounts remaining as set forth in clause
(4)(b) in "--Distributions -- Distributions of Interest -- Distributions of
Interest Funds for Loan Group 2 and Loan Group 3" and clause (1)(B)(ii) or
(2)(D), as applicable, in "-- Distributions -- Distributions of Principal
Distribution Amount for Loan Group 2 and Loan Group 3" and (ii) the Adjustable
Rate Overcollateralization Reduction Amount for that Distribution Date, if any.

     With respect to any Distribution Date, any Adjustable Rate Loan Group
Excess Cashflow and, in the case of clauses 1 and 2 below and in the case of the payment of Unpaid Realized Loss Amounts pursuant to clause 3 below, any amounts in the Credit Comeback Excess Account in respect of Loan Group 2 and Loan Group
3 that are available for the Distribution Date ("ADJUSTABLE RATE CREDIT COMEBACK
EXCESS CASHFLOW"), will be paid to the classes of Certificates in the following order of priority, in each case first to the extent of the remaining Adjustable
Rate Credit Comeback Excess Cashflow, if applicable and second to the extent of the remaining Adjustable Rate Loan Group Excess Cashflow:

     1.   to the holders of the class or classes of Class AV Certificates and
          Adjustable Rate Subordinate Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Extra Principal Distribution Amount for Loan Group 2 and Loan
          Group 3, payable to those holders as part of the related Principal
          Distribution Amount as described

                                       48

          under "--Distributions--Distributions of Principal Distribution Amount
          for Loan Group 2 and Loan Group 3" above;

     2.   concurrently, to the holders of each class of Class AV Certificates, pro rata based on the Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the Unpaid Realized Loss Amount for the class;

     3.   sequentially, to the holders of the Class MV-1, Class MV-2, Class
          MV-3, Class MV-4, Class MV-5, Class MV-6, Class MV-7, Class MV-8,
          Class MV-9 and Class BV Certificates, in that order, in each case, first in an amount equal to any Unpaid Realized Loss Amount for that class, and second, in an amount equal to the Interest Carry Forward
          Amount for that class;

     4.   to each class of Class AV Certificates and Adjustable Rate Subordinate
          Certificates, pro rata based on the Certificate Principal Balances thereof, to the extent needed to pay any Net Rate Carryover for each such class; provided that any Adjustable Rate Loan Group Excess
          Cashflow remaining after the allocation to pay Net Rate Carryover based on the Certificate Principal Balances of those Certificates will be distributed to each class of Class AV Certificates and Adjustable
          Rate Subordinate Certificates with respect to which there remains any unpaid Net Rate Carryover (after the distribution based on Certificate
          Principal Balances), pro rata, based on the amount of the unpaid Net
          Rate Carryover;

     5.   if the Fixed Rate Overcollateralization Target Amount has at any
          previous time been met, to the holders of the class or classes of
          Class 1-AF Certificates and Fixed Rate Subordinate Certificates then entitled to receive distributions in respect of principal, payable to those holders as part of the Principal Distribution Amount as described under "--Distributions--Distributions of Principal
          Distribution Amount for Loan Group 1" above, in an amount equal to the
          Extra Principal Distribution Amount for Loan Group 1 not covered by the Fixed Rate Loan Group Excess Cashflow or Fixed Rate Credit
          Comeback Excess Cashflow;

     6.   concurrently, to the holders of each class of Class 1-AF Certificates, pro rata based on the Unpaid Realized Loss Amounts for those classes remaining undistributed after application of the Fixed Rate Loan Group
          Excess Cashflow and Fixed Rate Credit Comeback Excess Cashflow, in
          each case in an amount equal to the Unpaid Realized Loss Amount for the class remaining undistributed after application of the Fixed Rate
          Loan Group Excess Cashflow and Fixed Rate Credit Comeback Excess
          Cashflow;

     7.   sequentially, to the holders of the Class MF-1, Class MF-2, Class
          MF-3, Class MF-4, Class MF-5, Class MF-6, Class MF-7, Class MF-8 and
          Class BF Certificates, in that order, in each case in an amount equal to the Unpaid Realized Loss Amount for that class remaining undistributed after application of the Fixed Rate Loan Group Excess
          Cashflow and Fixed Rate Credit Comeback Excess Cashflow;

     8.   to the Carryover Reserve Fund, in an amount equal to the Required
          Carryover Reserve Fund Deposit (after giving effect to other deposits and withdrawals therefrom on the Distribution Date);

     9.   to the Swap Account, in an amount equal to any Swap Termination
          Payment due to the Swap Counterparty as a result of a Swap
          Counterparty Trigger Event; and

     10.  to fund distributions to the holders of the Class CV and Class A-R
          Certificates, in each case in the amounts specified in the Pooling and
          Servicing Agreement.

     Following the distributions pursuant to clauses 1 through 4 of the preceding paragraph but prior to the distributions pursuant to clauses 5 through
10 of the preceding paragraph, the Trustee will make certain distributions from the Swap Account, as described in further detail below under " -- The Swap
Contract".

                                       49

THE SWAP CONTRACT

     Countrywide Home Loans has entered into an interest rate swap transaction with Bear Stearns Financial Products, Inc. (the "SWAP COUNTERPARTY"), as
evidenced by a confirmation between Countrywide Home Loans and the Swap
Counterparty (the "SWAP CONTRACT"). Pursuant to the Swap Contract, the terms of an ISDA Master Agreement were incorporated into the confirmation of the Swap
Contract, as if the ISDA Master Agreement had been executed by Countrywide Home
Loans and the Swap Counterparty on the date that the Swap Contract was executed.
The Swap Contract is subject to certain ISDA definitions. On the Closing Date, pursuant to a "SWAP CONTRACT ASSIGNMENT AGREEMENT," Countrywide Home Loans will assign its rights under the Swap Contract to The Bank of New York, as swap contract administrator (in such capacity, the "SWAP CONTRACT ADMINISTRATOR"), and Countrywide Home Loans, the Swap Contract Administrator and the Trustee
(acting as trustee of the swap trust) will enter into a swap contract administration agreement (the "SWAP CONTRACT ADMINISTRATION AGREEMENT") pursuant to which the Swap Contract Administrator will allocate any payments received under the Swap Contract between the Trustee (acting as trustee of the swap trust) and Countrywide Home Loans as described below and pursuant to which the
Swap Contract Administrator will remit to the Swap Counterparty any funds received from the Trustee (acting as trustee of the swap trust) for payment to the Swap Counterparty.

     With respect to any Distribution Date on or prior to the Swap Contract
Termination Date, the amount payable by the Swap Contract Administrator to the
Swap Counterparty under the Swap Contract will equal the product of:

     (i) a fixed rate of 5.460% per annum,

     (ii) the lesser of (a) the Swap Contract Notional Balance for the
Distribution Date and (b) the aggregate Certificate Principal Balance of the
Swap Certificates immediately prior to such Distribution Date, and

     (iii) the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360.

     With respect to any Distribution Date on or prior to the Swap Contract
Termination Date, the amount payable by the Swap Counterparty to the Swap
Contract Administrator under the Swap Contract will equal the product of:

     (i) One-Month LIBOR (as determined by the Swap Counterparty),

     (ii) the lesser of (a) the Swap Contract Notional Balance for the
Distribution Date and (b) the aggregate Certificate Principal Balance of the
Swap Certificates immediately prior to such Distribution Date, and

     (iii) the actual number of days in the related calculation period, divided by 360.

     With respect to any Distribution Date, the Swap Contract Administrator or
the Swap Counterparty, as the case may be, will only be required to make a
"NET SWAP PAYMENT" to the other party that is equal to the excess of the payment that it is obligated to make to the other party as described in the two preceding paragraphs over the payment that it is entitled to receive from that other party as described in the two preceding paragraphs. Any Net Swap Payment owed by the Swap Counterparty with respect to any Distribution Date will be payable on the business day preceding such Distribution Date, while any Net Swap
Payment owed to the Swap Counterparty with respect to any Distribution Date will be payable on such Distribution Date.

     In the event that a Net Swap Payment and/or a Swap Termination Payment
(other than a Swap Termination Payment due to a Swap Counterparty Trigger Event)
is payable to the Swap Counterparty with respect to any Distribution Date, the
Trustee will deduct from Interest Funds for Loan Group 2 and Loan Group 3 the amount of such Net Swap Payment or Swap Termination Payment as described under clause (1) under "-- Distributions -- Distributions of Interest Funds for Loan
Group 2 and Loan Group 3" above (and to the extent that Interest Funds for Loan
Group 2 and Loan Group 3 are insufficient, the Trustee will deduct from the
Principal Remittance Amount for Loan Group 2 and Loan Group 3, pro rata on the basis of the respective Principal Remittance Amounts, any

                                       50

additional amounts necessary to make such Net Swap Payment and/or Swap
Termination Payment due to the Swap Counterparty) and deposit the amount of such
Net Swap Payment or Swap Termination Payment in the Swap Account maintained on behalf of the swap trust.

     In the event that a Swap Termination Payment due to a Swap Counterparty
Trigger Event is payable to the Swap Counterparty with respect to any
Distribution Date, the Trustee will deduct from Adjustable Rate Loan Group
Excess Cashflow the amount of such Swap Termination Payment as described under clause (9) under "-- Overcollateralization Provisions -- Adjustable Rate Loan
Group Excess Cashflow" above and remit such amount to the Swap Account maintained on behalf of the swap trust.

     In the event that a Net Swap Payment is payable from the Swap Counterparty with respect to any Distribution Date, the Swap Contract Administrator will remit to the Trustee on behalf of the swap trust and for deposit into the Swap
Account an amount equal to the sum of (a) any Current Interest and Interest
Carry Forward Amounts with respect to the Swap Certificates, (b) any Net Rate
Carryover with respect to the Swap Certificates and (c) any Unpaid Realized Loss
Amounts with respect to the Swap Certificates, in each case that remain unpaid following distribution of the Interest Funds for Loan Group 2 and Loan Group 3
and the Adjustable Rate Loan Group Excess Cashflow for the Distribution Date, as
well as (d) any remaining Adjustable Rate Overcollateralization Deficiency
Amount that remains following distribution of the Interest Funds for Loan Group
2 and Loan Group 3 and the Adjustable Rate Loan Group Excess Cashflow for the
Distribution Date. Any portion of any Net Swap Payment not remitted by the Swap
Contract Administrator to the Trustee (acting as trustee of the swap trust) with respect to any Distribution Date will be remitted to Countrywide Home Loans and will not be available to make distributions in respect of any class of
Certificates.

     In the event that the Swap Contract is terminated, Countrywide Home Loans will be required to assist the Swap Contract Administrator in procuring a replacement swap contract with terms approximating those of the original Swap
Contract. In the event that a Swap Termination Payment was payable by the Swap
Counterparty in connection with the termination of the original Swap Contract, that Swap Termination Payment will be used to pay any upfront amount in connection with the replacement swap contract, and any remaining portion of that
Swap Termination Payment will be distributed to Countrywide Home Loans and will not be available for distribution on any class of Certificates. In the event that the swap counterparty in respect of a replacement swap contract pays any upfront amount to the Swap Contract Administrator in connection with entering into the replacement swap contract, if that upfront amount is received prior to the Distribution Date on which the Swap Termination Payment is due to the Swap
Counterparty under the original Swap Contract, a portion of that upfront amount equal to the lesser of (x) that upfront amount and (y) the amount of the Swap
Termination Payment due to the Swap Counterparty under the original Swap
Contract (the "ADJUSTED REPLACEMENT UPFRONT AMOUNT") will be included in the
Interest Funds for Loan Group 2 and Loan Group 3 on that Distribution Date, to be allocated between Loan Group 2 and Loan Group 3 pro rata based on their respective Interest Funds for that Distribution Date, and any upfront amount paid by the replacement swap counterparty in excess of the Adjusted Replacement
Upfront Amount will be distributed to Countrywide Home Loans, Inc. If that upfront amount is received after the Distribution Date on which the Swap
Termination Payment was due to the Swap Counterparty under the original Swap
Contract, or in the event that the Swap Contract is terminated and no replacement swap contract can be procured on terms approximating those of the original Swap Contract and a Swap Termination Payment was payable by the Swap
Counterparty, that upfront amount or Swap Termination Payment payable by the
Swap Counterparty, as the case may be, will be retained by the Swap Contract
Administrator and remitted to the Trustee on behalf of the swap trust on subsequent Distribution Dates up to and including the Swap Contract Termination
Date to cover the amounts described in clauses (a), (b), (c) and (d) of the preceding paragraph. Following the Swap Contract Termination Date, any remainder of an upfront amount paid by a replacement swap counterparty, or of a Swap
Termination Payment paid by a Swap Counterparty, will be distributed to
Countrywide Home Loans and will not be available to make distributions in respect of any class of Certificates.

     Following the distributions of Adjustable Rate Loan Group Excess Cashflow and Adjustable Rate Credit Comeback Excess Cashflow pursuant to clauses 1 through 4 under " -- Overcollateralization Provisions -- Adjustable Rate Loan
Group Excess Cashflow" and following the distributions of Fixed Rate Loan Group
Excess Cashflow and Fixed Rate Credit Comeback Excess Cashflow pursuant to clauses 1 through 4 under " -- Overcollateralization Provisions -- Fixed Rate
Loan Group Excess Cashflow", the Trustee, acting on behalf of the

                                       51

swap trust, shall distribute all amounts on deposit in the Swap Account in the following amounts and order of priority:

                  (1) to the Swap Contract Administrator for payment to the Swap
         Counterparty, any Net Swap Payment payable to the Swap Counterparty with respect to such Distribution Date;

                  (2) to the Swap Contract Administrator for payment to the Swap
         Counterparty, any Swap Termination Payment (other than a Swap
         Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to such Distribution Date;

                  (3) concurrently to the holders of each class of Class AV
         Certificates, any remaining Current Interest and Interest Carry Forward
         Amount, pro rata based on their respective entitlements;

                  (4) sequentially, to the holders of the Class MV-1, Class
         MV-2, Class MV-3, Class MV-4, Class MV-5, Class MV-6, Class MV-7, Class
         MV-8, Class MV-9 and Class BV Certificates, in that order, in each case in an amount equal to any remaining Current Interest and Interest Carry
         Forward Amount for the class;

                  (5) to the holders of the class or classes of Class AV
         Certificates and Adjustable Rate Subordinate Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Adjustable Rate Overcollateralization Deficiency
         Amount remaining unpaid following the distribution of Adjustable Rate
         Loan Group Excess Cashflow as described above under " --
         Overcollateralization Provisions" payable to such holders of each such class in the same manner in which the Extra Principal Distribution
         Amount in respect of Loan Group 2 and Loan Group 3 would be distributed to such classes as described under " -- Overcollateralization
         Provisions -- Adjustable Rate Loan Group Excess Cashflow" above;

                  (6) to the holders of each class of Class AV Certificates and
         Adjustable Rate Subordinate Certificates, to the extent needed to pay any remaining Net Rate Carryover for each such class, pro rata, based on the amount of such remaining Net Rate Carryover;

                  (7) concurrently, to the holders of each class of Class AV
         Certificates, pro rata based on the remaining Unpaid Realized Loss
         Amounts for those classes, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for the class; and

                  (8) sequentially, to the holders of the Class MV-1, Class
         MV-2, Class MV-3, Class MV-4, Class MV-5, Class MV-6, Class MV-7, Class
         MV-8, Class MV-9 and Class BV Certificates, in that order, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for the class.

         Following the distributions of Adjustable Rate Loan Group Excess
Cashflow and Adjustable Rate Credit Comeback Excess Cashflow pursuant to clauses
5 through 10 under " -- Overcollateralization Provisions -- Adjustable Rate Loan
Group Excess Cashflow" and following the distributions of Fixed Rate Loan Group
Excess Cashflow and Fixed Rate Credit Comeback Excess Cashflow pursuant to clauses 5 through 9 under "-- Overcollateralization Provisions -- Fixed Rate
Loan Group Excess Cashflow", the Trustee, acting on behalf of the swap trust, shall distribute any remaining amount on deposit in the Swap Account to the Swap
Contract Administrator for payment to the Swap Counterparty, only to the extent necessary to cover any Swap Termination Payment due to a Swap Counterparty
Trigger Event payable to the Swap Counterparty with respect to such Distribution
Date.

         The "SWAP CONTRACT NOTIONAL BALANCE" for each Distribution Date is as described in the following table. In addition, the Distribution Date occurring in the latest calendar month listed in the following table is the date through which the Swap Contract is scheduled to remain in effect and is referred to as the "SWAP CONTRACT TERMINATION DATE" for the Swap Contract.

                                       52

       MONTH OF       SWAP CONTRACT       MONTH OF        SWAP CONTRACT         MONTH OF        SWAP CONTRACT
     DISTRIBUTION       NOTIONAL         DISTRIBUTION        NOTIONAL          DISTRIBUTION         NOTIONAL
         DATE           BALANCE ($)          DATE          BALANCE ($)             DATE             BALANCE ($)
--------------------- --------------- ------------------------------------ -------------------- ---------------------

    July 2006......   332,236,860        March 2008.....     218,675,616      November 2009..    102,231,525

    August 2006....   329,376,387        April 2008.....     211,831,429      December 2009..     99,108,739

    September 2006.   326,137,556        May 2008.......     205,224,123      January 2010...     96,060,099

    October 2006...   322,523,864        June 2008......     198,846,060      February 2010..     93,131,149

    November 2006..   318,540,205        July 2008......     188,484,674      March 2010.....     90,314,201

    December 2006..   314,192,891        August 2008....     178,885,371      April 2010.....     87,605,784

    January 2007...   309,487,402        September 2008.     169,848,471      May 2010.......     85,002,539

    February 2007..   304,559,484        October 2008...     161,341,160      June 2010......     82,492,379

    March 2007.....   299,308,592        November 2008..     153,332,616      July 2010......     80,037,632

    April 2007.....   293,932,423        December 2008..     145,793,878      August 2010....     77,594,429

    May 2007.......   288,208,870        January 2009...     141,134,084      September 2010.     75,244,076

    June 2007......   282,153,247        February 2009..     136,648,442      October 2010...     72,983,695

    July 2007......   275,782,525        March 2009.....     132,331,249      November 2010..     70,810,504

    August 2007....   269,234,157        April 2009.....     128,176,991      December 2010..     68,718,536

    September 2007.   262,432,531        May 2009.......     124,180,353      January 2011...     66,698,834

    October 2007...   255,397,141        June 2009......     120,231,352      February 2011..     64,749,043

    November 2007..   248,148,436        July 2009......     116,321,470      March 2011.....     62,866,800

    December 2007..   240,707,752        August 2009....     112,585,955      April 2011.....     61,049,989

    January 2008...   233,106,513        September 2009.     108,995,777      May 2011.......     59,296,430

    February 2008..   225,764,587        October 2009...     105,545,910      June 2011......     57,603,422

     A "SWAP TERMINATION PAYMENT" is a termination payment required to be made by either the Swap Contract Administrator or the Swap Counterparty pursuant to the Swap Contract as a result of an early termination of the Swap Contract.

     The Swap Contract will be subject to early termination upon an event of default or an early termination event under the Swap Contract. Events of default under the Swap Contract include, among other things, the following:

     o    failure to make a payment due under the Swap Contract, three business days after notice of such failure is received,

     o    certain insolvency or bankruptcy events, and

     o    a merger by the Swap Counterparty without an assumption of its obligations under the Swap Contract.

     Early termination events under the Swap Contract include, among other things:

     o    illegality (which generally relates to changes in law causing it to become unlawful for either party (or its guarantor, if applicable) to perform its obligations under the Swap Contract or guaranty, as applicable),

     o    a tax event (which generally relates to either party to the Swap
          Contract receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax),

     o    a tax event upon merger (which generally relates to either party receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger),

     o    an amendment to the Pooling and Servicing Agreement that would materially adversely affect the Swap Counterparty is made without the prior written consent of the Swap Counterparty, and

                                       53

     o    an Applied Realized Loss Amount is applied to reduce the Certificate
          Principal Balance of any class of Class 1-AF or Class AV Certificates.

     In addition to the termination events specified above, it will be a termination event under the Swap Contract in the event that (A) either (i) the unsecured, long-term senior debt obligations of the Swap Counterparty are rated below "A1" by Moody's or are rated "A1" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade) or (ii) the unsecured, short-term debt obligations of the Swap
Counterparty are rated below "P-1" by Moody's or are rated "P-1" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade), (B) no short-term rating is available from
Moody's and the unsecured, long-term senior debt obligations of the Swap
Counterparty are rated below "Aa3" by Moody's or are rated "Aa3" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade), or (C) either (i) the unsecured, short-term debt obligations of the Swap Counterparty are rated below "A-1" by S&P or (ii) if the
Swap Counterparty does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations of the Swap Counterparty are rated below "A+"
by S&P (such an event a, "COLLATERALIZATION EVENT"), and the Swap Counterparty
does not, within 30 days, (a) cause another entity to replace the Swap
Counterparty that meets or exceeds the Swap Counterparty Ratings Requirement and that is approved by the Swap Contract Administrator on terms substantially similar to the Swap Contract; (b) obtain a guaranty of, or a contingent agreement of another person that satisfies the Swap Counterparty Ratings
Requirement, to honor the Swap Counterparty's obligations under the Swap
Contract, provided that such other person is approved by the Swap Contract
Administrator; (c) post collateral satisfactory to the applicable Rating
Agencies; or (d) establish any other arrangement satisfactory to the applicable
Rating Agency which will be sufficient to restore the immediately prior ratings of the Swap Certificates.

     "SWAP COUNTERPARTY RATINGS REQUIREMENT" means (a) either (i) the unsecured, short-term debt obligations of the substitute counterparty (or its credit support provider) are rated at least "A-1" by S&P or (ii) if the substitute counterparty does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations of the substitute counterparty (or its credit support provider) are rated at least "A+" by S&P, and (b) either (i) the unsecured, long-term senior debt obligations of such substitute counterparty (or its credit support provider) are rated at least "A1" by Moody's (and if rated
"A1" by Moody's, such rating is not on watch for possible downgrade) and the unsecured, short-term debt obligations of such substitute counterparty (or its credit support provider) are rated at least "P-1" by Moody's (and if rated "P-1"
by Moody's, such rating is not on watch for possible downgrade and remaining on watch for possible downgrade), or (ii) if such substitute counterparty (or its credit support provider) does not have a short-term debt rating from Moody's, the unsecured, long-term senior debt obligations of such substitute counterparty
(or its credit support provider) are rated at least "Aa3" by Moody's (and if rated "Aa3" by Moody's, such rating is not on watch for possible downgrade).

     It will also be a termination event under the Swap Contract in the event that the Swap Counterparty fails to satisfy the following ratings criteria: (A)
the unsecured, long-term senior debt obligations of the Swap Counterparty are rated at least "BBB-" by S&P, and (B) either (i) the unsecured, long-term senior debt obligations of the Swap Counterparty are rated at least "A2" by Moody's
(including if such rating is on watch for possible downgrade) and the unsecured, short-term debt obligations of the Swap Counterparty are rated at least "P-1" by
Moody's (including if such rating is on watch for possible downgrade) or (ii) if the Swap Counterparty does not have a short-term rating from Moody's, the unsecured, long-term senior debt obligations of the Swap Counterparty are rated at least "A1" by Moody's (including if such rating is on watch for possible downgrade); and the Swap Counterparty does not, within 10 days, after the occurrence of such a downgrade or withdrawal by S&P or Moody's, as applicable, take the action described in either clause (a), (b) or (d) of the second preceding paragraph.

     The rating levels and obligations following a ratings downgrade referred to in this section are determined by the Rating Agencies and may be changed by the
Rating Agencies prior to the execution of the Swap Contract. As such, this summary is subject to, and qualified in its entirety by reference to, the provisions of the Swap Contract.

     Finally, an additional termination event under the Swap Contract will exist if the Swap Counterparty has failed to deliver any information, report, certification or accountants' consent when and as required under the Securities
Exchange Act of 1934, as amended (the "EXCHANGE ACT") and Item 1115(b)(1) or
(b)(2) of Regulation AB with respect to certain reporting obligations of the
Depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Swap Contract, and the Swap Counterparty fails to transfer the Swap

                                       54

Contract at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants' consent when and as required under the Exchange
Act and Regulation AB with respect to certain reporting obligations of the
Depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the Swap Contract, and (iii) is approved by the Depositor (which approval shall not be unreasonably withheld and which approval is not needed if such assignment is to a subsidiary of The Bear Stearns Companies, Inc., provided the Depositor is given notice) and any rating agency, if applicable.

     "SWAP COUNTERPARTY TRIGGER EVENT" means an event of default under the Swap
Contract with respect to which the Swap Counterparty is the sole defaulting party or a termination event under the Swap Contract (other than illegality, a tax event or a tax event upon merger of the Swap Counterparty) with respect to which the Swap Counterparty is the sole affected party or with respect to a termination resulting from a ratings downgrade of the Swap Counterparty (as described above).

     Bear Stearns Financial Products Inc. or BSFP, will be the swap contract provider. BSFP, a Delaware corporation, is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly owned subsidiary of The Bear Stearns Companies, Inc. BSFP engages in a wide array of over-the-counter interest rate, currency, and equity derivatives, typically with counterparties who require a highly rated derivative provider. As of the date of this free writing prospectus, BSFP has a ratings classification of "AAA" from Standard & Poor's and "Aaa" from Moody's Investors Service.

     The significance percentage for the Swap Contract is less than 10%. The
"SIGNIFICANCE PERCENTAGE" for the Swap Contract is the percentage that the significance estimate of the Swap Contract represents of the aggregate
Certificate Principal Balance of the Swap Certificates. The "SIGNIFICANCE
ESTIMATE" of the Swap Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Swap Contract, made in substantially the same manner as that used in Countrywide Home Loans' internal risk management process in respect of similar instruments.

     The Certificates do not represent an obligation of the Swap Counterparty or the Swap Contract Administrator. The holders of the Certificates are not parties to or beneficiaries under the Swap Contract or the Swap Contract Administration
Agreement and will not have any right to proceed directly against the Swap
Counterparty in respect of its obligations under the Swap Contract or against the Swap Contract Administrator in respect of its obligations under the Swap
Contract Administration Agreement.

     The Swap Contract, the Swap Contract Assignment Agreement and the Swap
Contract Administration Agreement will each be filed with the SEC as an exhibit to a Current Report on Form 8-K after the Closing Date.

CALCULATION OF ONE-MONTH LIBOR

     On the second LIBOR Business Day preceding the commencement of each Accrual
Period for the Adjustable Rate Certificates (each such date, an "INTEREST
DETERMINATION DATE"), the Trustee will determine the London interbank offered rate for one-month United States dollar deposits ("ONE-MONTH LIBOR") for the
Accrual Period on the basis of such rate as it is quoted on the Bloomberg
Terminal for that Interest Determination Date. If such rate is not quoted on the
Bloomberg terminal (or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the
Trustee), One-Month LIBOR for the applicable Accrual Period will be the
Reference Bank Rate as defined in this free writing prospectus. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month
LIBOR will be the One-Month LIBOR applicable to the preceding Accrual Period.
The "REFERENCE BANK RATE" with respect to any Accrual Period, means the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of
0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate
Certificate Principal Balance of all Adjustable Rate Certificates for the
Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York
City, selected by the Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate

                                       55

Principal Balance of all Adjustable Rate Certificates for the Accrual Period. As
used in this section, "LIBOR BUSINESS DAY" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and
"REFERENCE BANKS" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

          (1)  with an established place of business in London,

          (2)  which have been designated as such by the Trustee and

          (3)  which are not controlling, controlled by, or under common control with, the Depositor, Countrywide Servicing or any successor
               Master Servicer.

     The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Adjustable Rate Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

CARRYOVER RESERVE FUND

     The Pooling and Servicing Agreement will require the Trustee to establish an account (the "CARRYOVER RESERVE FUND"), which is held in trust by the Trustee on behalf of the holders of the interest-bearing certificates. On the Closing
Date, Countrywide Home Loans will deposit $1,000 in the Carryover Reserve Fund.
The Carryover Reserve Fund will not be an asset of any REMIC.

     On each Distribution Date, to the extent that Fixed Rate Loan Group Excess
Cashflow is available as described under "-- Overcollateralization Provisions --
Fixed Rate Loan Group Excess Cashflow" above or Adjustable Rate Loan Group
Excess Cashflow is available as described under "-- Overcollateralization
Provisions -- Adjustable Rate Loan Group Excess Cashflow" above, the Trustee will deposit in the Carryover Reserve Fund the amount needed to pay any Net Rate
Carryover as described under "-- Overcollateralization Provisions" above.

     On each Distribution Date, to the extent that Fixed Rate Loan Group Excess
Cashflow is available as described under "-- Overcollateralization Provisions --
Fixed Rate Loan Group Excess Cashflow" above or Adjustable Rate Loan Group
Excess Cashflow is available as described under "-- Overcollateralization
Provisions -- Adjustable Rate Loan Group Excess Cashflow" above, the Trustee will deposit in the Carryover Reserve Fund an amount equal to the excess, if any, of (i) $1,000 over (ii) the amount of funds on deposit in the Carryover
Reserve Fund following all other deposits to, and withdrawals from, the
Carryover Reserve Fund on the Distribution Date (the "REQUIRED CARRYOVER RESERVE
FUND DEPOSIT").

CREDIT COMEBACK EXCESS ACCOUNT

     The Pooling and Servicing Agreement will require the Trustee to establish a reserve account (the "CREDIT COMEBACK EXCESS ACCOUNT"), which is held in trust by the Trustee on behalf of the holders of the Certificates. The Credit Comeback
Excess Account will not be an asset of any REMIC.

     On each Distribution Date, the Trustee will deposit in the Credit Comeback
Excess Account, all Credit Comeback Excess Amounts received during the related
Due Period. On each Distribution Date, all Credit Comeback Excess Amounts received in respect Loan Group 1, on the one hand, and Loan Group 2 and Loan
Group 3, on the other hand, during the related Due Period will be distributed to the Fixed Rate Certificates and the Adjustable Rate Certificates, respectively, to restore overcollateralization and to cover any Unpaid Realized Loss Amounts as described under "--Overcollateralization Provisions -- Fixed Rate Loan Group
Excess Cashflow" and "-- Overcollateralization Provisions -- Adjustable Rate
Credit Comeback Excess Cashflow." Any Credit Comeback Excess Amounts in respect of Loan Group 1 remaining after the application of the Fixed Rate Credit
Comeback Excess Cashflow as described under "--Overcollateralization Provisions
-- Fixed Rate Loan Group Excess Cashflow" will be distributed to the Class CF
Certificates and will not be available thereafter, and any Credit Comeback
Excess Amounts in respect of Loan Group 2 and Loan Group 3 remaining after the application of the Adjustable Rate Credit Comeback Excess Cashflow as described under "--Overcollateralization Provisions --

                                       56

Adjustable Rate Loan Group Excess Cashflow" will be distributed to the Class CV
Certificates and will not be available thereafter.

APPLIED REALIZED LOSS AMOUNTS

     If on any Distribution Date, after giving effect to the distributions described above, the aggregate Certificate Principal Balance of the Class 1-AF and Fixed Rate Subordinate Certificates exceeds the sum of the aggregate Stated
Principal Balance of the Mortgage Loans in Loan Group 1 and the amount on deposit in the Pre-Funding Account in respect of Loan Group 1, the amount of the excess will be applied first to reduce the Certificate Principal Balances of the
Class BF, Class MF-8, Class MF-7, Class MF-6, Class MF-5, Class MF-4, Class
MF-3, Class MF-2 and Class MF-1 Certificates, in that order, in each case until the Certificate Principal Balance of the class has been reduced to zero, and then to reduce the Certificate Principal Balance of each class of Class 1-AF
Certificates, on a pro rata basis according to their respective Certificate
Principal Balances, until the Certificate Principal Balances of such classes have been reduced to zero.

     If on any Distribution Date, after giving effect to the distributions described above, the aggregate Certificate Principal Balance of the Class AV
Certificates and Adjustable Rate Subordinate Certificates exceeds the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 and
Loan Group 3 and the amount on deposit in the Pre-Funding Account in respect of
Loan Group 2 and Loan Group 3, the amount of the excess will be applied first to reduce the Certificate Principal Balances of the Class BV, Class MV-9, Class
MV-8, Class MV-7, Class MV-6, Class MV-5, Class MV-4, Class MV-3, Class MV-2 and
Class MV-1 Certificates, in that order, in each case until the Certificate
Principal Balance of the class has been reduced to zero. After the Certificate
Principal Balances of the Adjustable Rate Subordinate Certificates have been reduced to zero, (i) if the Certificate Principal Balance of the Class 2-AV
Certificates exceeds the aggregate Stated Principal Balance of the Mortgage
Loans in Loan Group 2, the amount of such excess will be applied to reduce the
Certificate Principal Balance of the Class 2-AV Certificates, until the
Certificate Principal Balance thereof has been reduced to zero, and (ii) if the aggregate Certificate Principal Balance of the Class 3-AV Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 3,
the amount of such excess will be applied to reduce the Certificate Principal
Balance of each class of Class 3-AV Certificates, pro rata, until the
Certificate Principal Balances of such classes have been reduced to zero. A reduction described in this paragraph or the immediately preceding paragraph is referred to as an "APPLIED REALIZED LOSS AMOUNT."

     If the Certificate Principal Balance of a class of Certificates has been reduced through the application of Applied Realized Loss Amounts as described above, interest will accrue on the Certificate Principal Balance as so reduced unless the Certificate Principal Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of the
class as described in the definition of "Certificate Principal Balance"
described in this free writing prospectus under "-- Glossary of Terms --
Definitions Related to Distribution Dates and Collections."

                                       57

                                                                         ANNEX A

                        THE STATISTICAL CALCULATION POOL

          The following information sets forth in tabular format certain information, as of the Statistical Calculation Date, about the Mortgage Loans included in the Statistical Calculation Pool in respect of Loan Group 1, Loan
Group 2, Loan Group 3 and Loan Group 2 and Loan Group 3 as a whole. Other than with respect to rates of interest, percentages are approximate. In addition, the percentages in the column entitled "Percent of Aggregate Principal Balance
Outstanding" are stated by that portion of the Statistical Calculation Date Pool
Principal Balance representing Loan Group 1, Loan Group 2, Loan Group 3 or Loan
Group 2 and Loan Group 3 as a whole. The sum of the columns below may not equal the total indicated due to rounding. In addition, each weighted average Credit
Bureau Risk Score set forth below has been calculated without regard to any
Mortgage Loan for which the Credit Bureau Risk Score is unknown.

                             GROUP 1 MORTGAGE LOANS

              MORTGAGE LOAN PROGRAMS FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                      WEIGHTED
                                                          PERCENT OF             WEIGHTED  WEIGHTED    AVERAGE  WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE    CREDIT    AVERAGE
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING   BUREAU   LOAN-TO-
                                 MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      RISK      VALUE
MORTGAGE LOAN PROGRAM             LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE     RATIO
---------------------           ---------  ------------  -----------  ---------  --------  ---------  --------  --------

15-Year Fixed ................      16     $  2,326,445      2.05%     $145,403   7.558%     178.73      592      62.2%
15-Year Fixed - Credit
   Comeback ..................       2          207,806      0.18       103,903   8.162      179.00      611      80.0
30-Year Fixed ................     317       53,012,771     46.79       167,233   7.889      359.17      606      73.9
30-Year Fixed - Credit
   Comeback ..................      43        6,909,886      6.10       160,695   8.428      359.51      605      78.5
40-Year Fixed ................      77       23,404,675     20.66       303,957   7.547      479.46      615      77.7
40-Year Fixed - Credit
   Comeback ..................      13        5,029,883      4.44       386,914   7.865      479.84      609      76.9
30-Year Fixed - 60-month
   Interest Only .............      64       22,417,918     19.78       350,280   7.126      359.64      631      80.2
                                   ---     ------------    ------
   Total/Avg./Wtd. Avg .......     532     $113,309,384    100.00%
                                   ===     ============    ======

        ORIGINAL TERMS TO STATED MATURITY FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                      WEIGHTED
                                                          PERCENT OF             WEIGHTED  WEIGHTED    AVERAGE  WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE    CREDIT    AVERAGE
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING   BUREAU   LOAN-TO-
                                 MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      RISK      VALUE
ORIGINAL TERM (MONTHS)            LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE     RATIO
----------------------          ---------  ------------  -----------  ---------  --------  ---------  --------  --------

Fixed 180 ....................      18     $  2,534,251      2.24%     $140,792   7.607%     178.76      594      63.7%
Fixed 360 ....................     424       82,340,575     72.67       194,199   7.726      359.32      612      76.0
Fixed 480 ....................      90       28,434,557     25.09       315,940   7.604      479.53      614      77.6
                                   ---     ------------    ------
   Total/Avg./Wtd. Avg .......     532     $113,309,384    100.00%
                                   ===     ============    ======

                                       A-1

         MORTGAGE LOAN PRINCIPAL BALANCES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                      WEIGHTED
                                                          PERCENT OF             WEIGHTED  WEIGHTED    AVERAGE  WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE    CREDIT    AVERAGE
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING   BUREAU   LOAN-TO-
RANGE OF MORTGAGE LOAN           MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      RISK      VALUE
PRINCIPAL BALANCES                LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE     RATIO
----------------------          ---------  ------------  -----------  ---------  --------  ---------  --------  --------

 $25,000.01 - $50,000.00......       8     $    379,602      0.34%     $ 47,450   10.770%    374.05      594      82.3%
 $50,000.01 - $75,000.00......      40        2,557,314      2.26        63,933    9.939     339.21      603      81.1
 $75,000.01 - $100,000.00.....      70        6,141,202      5.42        87,731    8.812     355.61      606      76.1
$100,000.01 - $150,000.00.....     124       15,337,151     13.54       123,687    8.225     359.88      596      74.6
$150,000.01 - $200,000.00.....      79       13,640,371     12.04       172,663    8.052     372.98      594      71.3
$200,000.01 - $250,000.00.....      36        8,092,176      7.14       224,783    7.766     370.23      596      70.3
$250,000.01 - $300,000.00.....      43       11,675,847     10.30       271,531    7.749     373.26      608      75.8
$300,000.01 - $350,000.00.....      35       11,384,481     10.05       325,271    7.610     417.70      606      77.8
$350,000.01 - $400,000.00.....      28       10,674,445      9.42       381,230    7.150     411.68      624      78.8
$400,000.01 - $450,000.00.....      27       11,358,898     10.02       420,700    7.160     399.41      619      79.1
$450,000.01 - $500,000.00.....      21       10,043,532      8.86       478,263    7.187     393.94      631      79.8
$500,000.01 - $550,000.00.....       9        4,750,464      4.19       527,829    7.093     412.50      651      75.3
$550,000.01 - $600,000.00.....       8        4,624,351      4.08       578,044    6.374     389.28      646      74.1
$600,000.01 - $650,000.00.....       3        1,929,550      1.70       643,183    7.087     400.09      673      84.7
$700,000.01 - $750,000.00.....       1          720,000      0.64       720,000    7.550     480.00      604      80.0
                                   ---     ------------    ------
   Total/Avg./Wtd. Avg........     532     $113,309,384    100.00%
                                   ===     ============    ======

                                       A-2

  STATE DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                      WEIGHTED
                                                          PERCENT OF             WEIGHTED  WEIGHTED    AVERAGE  WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE    CREDIT    AVERAGE
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING   BUREAU   LOAN-TO-
                                 MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      RISK      VALUE
STATE                             LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE     RATIO
-----                           ---------  ------------  -----------  ---------  --------  ---------  --------  --------

Alabama.......................      12     $  1,694,773      1.50%     $141,231    8.325%    373.00      585      75.7%
Arizona.......................       9        1,748,910      1.54       194,323    8.165     386.57      610      81.3
California....................     130       44,512,387     39.28       342,403    7.093     402.40      626      73.3
Colorado......................       3          834,210      0.74       278,070    7.597     398.79      653      82.6
Connecticut...................       9        2,081,256      1.84       231,251    7.495     380.55      593      80.7
Delaware......................       1          311,396      0.27       311,396   11.300     359.00      506      70.0
District of Columbia..........       1          197,853      0.17       197,853    7.500     359.00      515      60.0
Florida.......................      43        6,632,016      5.85       154,233    8.020     364.11      607      70.8
Georgia.......................      19        2,903,184      2.56       152,799    9.010     359.24      578      81.2
Hawaii........................       8        2,872,112      2.53       359,014    6.764     436.98      646      78.2
Idaho.........................       6        1,017,555      0.90       169,592    7.158     359.42      645      84.2
Illinois......................      11        1,482,298      1.31       134,754    8.637     359.47      582      81.3
Indiana.......................       8          995,322      0.88       124,415    9.601     365.27      655      82.5
Iowa..........................       3          268,617      0.24        89,539    9.262     358.48      588      87.6
Kansas........................       1           84,000      0.07        84,000    8.300     360.00      608      60.0
Kentucky......................       8          745,407      0.66        93,176    8.410     344.25      605      83.5
Louisiana.....................       5          511,869      0.45       102,374    7.570     359.41      608      84.0
Maine.........................       2          382,350      0.34       191,175    7.457     358.00      531      71.9
Maryland......................      15        3,333,214      2.94       222,214    7.712     380.68      598      79.1
Massachusetts.................      22        5,201,974      4.59       236,453    8.048     393.76      609      79.6
Michigan......................       7          560,024      0.49        80,003    9.204     358.78      623      83.1
Minnesota.....................       4          703,397      0.62       175,849    8.398     359.51      584      74.6
Mississippi...................       1          101,608      0.09       101,608   10.280     359.00      583      95.0
Missouri......................       7          654,306      0.58        93,472    9.056     367.17      561      78.8
Montana.......................       1           90,400      0.08        90,400   10.000     360.00      583      80.0
Nebraska......................       1           62,050      0.05        62,050    9.875     360.00      559      85.0
Nevada........................       6        1,646,920      1.45       274,487    6.992     392.83      601      79.7
New Hampshire.................       2          398,679      0.35       199,339    7.098     359.00      618      78.2
New Jersey....................      14        3,902,672      3.44       278,762    7.903     383.03      605      70.3
New Mexico....................       3          354,163      0.31       118,054    8.824     394.36      625      74.1
New York......................      22        5,987,268      5.28       272,149    7.523     359.69      601      75.1
North Carolina................       7          788,276      0.70       112,611    8.979     359.56      597      79.6
Ohio..........................      12        1,261,922      1.11       105,160    8.753     407.43      603      83.5
Oklahoma......................       2          133,531      0.12        66,765   12.167     359.53      593      87.4
Oregon........................      11        2,082,041      1.84       189,276    7.947     378.13      630      84.5
Pennsylvania..................      11        1,437,985      1.27       130,726    8.492     359.30      584      82.6
Rhode Island..................       1          162,863      0.14       162,863    6.875     359.00      631      50.2
South Carolina................       2          206,421      0.18       103,210    8.124     398.76      709      91.7
Tennessee.....................       6          790,019      0.70       131,670   10.221     361.37      584      85.9
Texas.........................      55        7,054,869      6.23       128,270    8.362     353.54      602      79.0
Utah..........................       4          484,812      0.43       121,203    8.311     391.07      586      74.6
Vermont.......................       1          145,912      0.13       145,912    8.500     359.00      514      69.5
Virginia......................      17        2,974,648      2.63       174,979    8.154     390.90      585      76.2
Washington....................      12        2,684,844      2.37       223,737    7.509     378.33      621      78.7
West Virginia.................       3          340,092      0.30       113,364    8.480     358.78      637      77.7
Wisconsin.....................       3          399,018      0.35       133,006    9.776     358.90      584      87.3
Wyoming.......................       1           89,943      0.08        89,943    8.300     359.00      557      69.2
                                   ---     ------------    ------
   Total/Avg./Wtd. Avg........     532     $113,309,384    100.00%
                                   ===     ============    ======

                                       A-3

               LOAN-TO-VALUE RATIOS FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                              AGGREGATE      AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                 NUMBER OF    PRINCIPAL      PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF LOAN-TO-VALUE            MORTGAGE     BALANCE        BALANCE     PRINCIPAL   MORTGAGE    TERM         RISK       VALUE
RATIOS (%)                         LOANS     OUTSTANDING    OUTSTANDING    BALANCE     RATE      (MONTHS)      SCORE      RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

50.00 or Less                        53      $  9,208,997       8.13%      $173,755     7.208%     365.27       625        41.8%
50.01 -   55.00 ..............       10         2,135,554       1.88        213,555     7.154      368.56       593        53.5
55.01 -   60.00 ..............       20         3,732,677       3.29        186,634     7.237      378.82       623        58.3
60.01 -   65.00 ..............       16         3,080,800       2.72        192,550     7.534      381.71       610        63.3
65.01 -   70.00 ..............       44         9,916,893       8.75        225,384     7.966      380.58       583        68.2
70.01 -   75.00 ..............       44        11,519,517      10.17        261,807     7.413      397.27       606        73.8
75.01 -   80.00 ..............      153        32,944,453      29.07        215,323     7.604      383.42       617        79.1
80.01 -   85.00 ..............       69        16,901,697      14.92        244,952     7.540      390.22       607        84.0
85.01 -   90.00 ..............       93        19,761,271      17.44        212,487     8.074      391.43       623        89.4
90.01 -   95.00 ..............       19         3,028,623       2.67        159,401     9.064      407.30       603        94.6
95.01 - 100.00 ...............       11         1,078,901       0.95         98,082     9.695      359.79       647       100.0
                                    ---      ------------     ------
   Total/Avg./Wtd. Avg........      532      $113,309,384     100.00%
                                    ===      ============     ======

              CURRENT MORTGAGE RATES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT     GROSS     REMAINING    BUREAU    LOAN-TO-
RANGE OF CURRENT MORTGAGE        MORTGAGE       BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
RATES (%)                          LOANS     OUTSTANDING    OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

5.501 - 6.000.................       12      $  4,654,923       4.11%      $387,910     5.986%     391.82       681        71.7%
6.001 - 6.500.................       36        12,538,148      11.07        348,282     6.323      386.39       649        74.2
6.501 - 7.000.................       87        24,822,302      21.91        285,314     6.806      379.50       619        73.8
7.001 - 7.500.................       72        17,747,799      15.66        246,497     7.328      383.36       615        74.1
7.501 - 8.000.................       88        18,684,387      16.49        212,323     7.794      397.40       607        76.4
8.001 - 8.500.................       72        11,421,670      10.08        158,634     8.342      379.94       596        78.4
8.501 - 9.000.................       50         9,033,113       7.97        180,662     8.773      396.00       590        79.9
9.001 - 9.500.................       30         4,715,417       4.16        157,181     9.262      409.52       587        77.9
9.501 - 10.000................       34         4,223,887       3.73        124,232     9.720      357.48       596        81.6
10.001 - 10.500...............       15         1,704,398       1.50        113,627    10.346      352.90       555        79.8
10.501 - 11.000...............       11         1,137,007       1.00        103,364    10.901      350.72       550        86.9
11.001 - 11.500...............       13         1,733,230       1.53        133,325    11.355      383.24       562        83.8
11.501 - 12.000...............        7           431,840       0.38         61,691    11.748      358.80       587        86.9
12.001 - 12.500...............        1           174,952       0.15        174,952    12.150      359.00       536        69.7
12.501 - 13.000...............        2           127,286       0.11         63,643    12.681      359.55       616        91.7
13.001 - 13.500...............        1           121,125       0.11        121,125    13.100      480.00       606        95.0
Greater than 14.000...........        1            37,900       0.03         37,900    14.500      360.00       602       100.0
                                    ---      ------------     ------
   Total/Avg./Wtd. Avg........      532      $113,309,384     100.00%
                                    ===      ============     ======

                                       A-4

          TYPES OF MORTGAGED PROPERTIES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED   WEIGHTED     AVERAGE   WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT    AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     BUREAU   LOAN-TO-
                                  MORTGAGE      BALANCE      BALANCE      PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
MORTGAGED PROPERTY TYPE            LOANS     OUTSTANDING    OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

Single Family Residence ......      421      $ 87,507,390       77.23%     $207,856     7.730%     385.23       614       76.0%
Planned Unit Development .....       71        17,579,459       15.51       247,598     7.513      386.56       610       77.6
Low-Rise Condominium .........       22         4,164,054        3.67       189,275     7.729      391.36       611       79.1
Two Family Home ..............       14         3,076,320        2.71       219,737     7.741      385.59       595       68.6
Three Family Home ............        1           500,000        0.44       500,000     6.875      360.00       636       79.2
High-Rise Condominium ........        2           304,411        0.27       152,206     6.923      359.00       603       59.6
Manufactured Housing(1) ......        1           177,750        0.16       177,750     9.000      360.00       649       75.0
                                    ---      ------------      ------
   Total/Avg./Wtd. Avg........      532      $113,309,384      100.00%
                                    ===      ============      ======

----------
(1)  Treated as real property.

                  LOAN PURPOSES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                  MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
LOAN PURPOSE                       LOANS      OUTSTANDING   OUTSTANDING     BALANCE     RATE      (MONTHS)     SCORE      RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

Refinance - Cash Out .........      413      $ 92,318,609       81.47%     $223,532     7.565%     384.92       610       74.8%
Purchase .....................       88        14,256,632       12.58       162,007     8.646      387.86       627       84.5
Refinance - Rate/Term ........       31         6,734,143        5.94       217,230     7.435      387.60       615       76.9
                                    ---      ------------      ------
   Total/Avg./Wtd. Avg........      532      $113,309,384      100.00%
                                    ===      ============      ======

                 OCCUPANCY TYPES FOR THE GROUP 1 MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                              AGGREGATE      AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT    AVERAGE
                                 NUMBER OF    PRINCIPAL      PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                  MORTGAGE     BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK      VALUE
OCCUPANCY TYPE                     LOANS     OUTSTANDING    OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE     RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

Owner Occupied ...............      506      $109,836,611       96.94%     $217,068     7.666%     385.63       612       76.3%
Investment Property ..........       22         2,853,375        2.52       129,699     8.742      370.38       638       70.5
Second Home ..................        4           619,398        0.55       154,850     7.615      423.52       638       71.9
                                    ---      ------------      ------
   Total/Avg./Wtd. Avg........      532      $113,309,384      100.00%
                                    ===      ============      ======

----------
(1)  Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

                                      A-5

        REMAINING TERMS TO STATED MATURITY FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE     AVERAGE    CREDIT     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF REMAINING TERMS         MORTGAGE       BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK       VALUE
(MONTHS)                           LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

121 - 180.....................       18      $  2,534,251        2.24%     $140,792     7.607%     178.76       594       63.7%
301 - 360.....................      424        82,340,575       72.67       194,199     7.726      359.32       612       76.0
Greater than 360..............       90        28,434,557       25.09       315,940     7.604      479.53       614       77.6
                                    ---      ------------      ------
   Total/Avg./Wtd. Avg........      532      $113,309,384      100.00%
                                    ===      ============      ======

             LOAN DOCUMENTATION TYPES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                  MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK       VALUE
LOAN DOCUMENTATION TYPE             LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)    SCORE       RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

Full Documentation ...........      400      $ 81,978,700       72.35%     $204,947     7.549%     383.92       606       76.3%
Stated Income ................      132        31,330,684       27.65       237,354     8.069      389.46       629       75.7
                                    ---      ------------      ------
   Total/Avg./Wtd. Avg........      532      $113,309,384      100.00%
                                    ===      ============      ======

           CREDIT BUREAU RISK SCORES(1) FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                             WEIGHTED
                                                            PERCENT OF                WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF CREDIT BUREAU            MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK       VALUE
RISK SCORES                        LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

801 - 820.....................        2      $    815,458        0.72%     $407,729     6.034%     359.33       809       49.5%
781 - 800.....................        2           914,766        0.81       457,383     6.049      420.72       790       54.5
761 - 780.....................        2           398,028        0.35       199,014     6.217      359.65       769       72.1
741 - 760.....................        1           556,500        0.49       556,500     6.200      480.00       744       48.8
721 - 740.....................        4           732,972        0.65       183,243     6.851      433.38       730       81.5
701 - 720.....................       12         3,254,700        2.87       271,225     7.394      393.97       710       77.4
681 - 700.....................       16         4,042,611        3.57       252,663     7.031      379.41       686       78.5
661 - 680.....................       33         8,502,390        7.50       257,648     7.206      380.10       669       78.7
641 - 660.....................       42        10,225,321        9.02       243,460     7.217      386.11       652       79.9
621 - 640.....................       70        16,277,849       14.37       232,541     7.502      390.06       630       78.8
601 - 620.....................       97        20,592,573       18.17       212,295     7.715      382.15       611       77.5
581 - 600.....................       84        15,457,586       13.64       184,019     7.856      380.02       590       76.2
561 - 580.....................       62        12,880,414       11.37       207,749     7.844      383.86       570       75.8
541 - 560.....................       46         8,895,699        7.85       193,385     8.349      403.85       553       77.3
521 - 540.....................       37         6,112,445        5.39       165,201     8.546      378.81       530       66.6
501 - 520.....................       21         3,505,529        3.09       166,930     9.047      364.22       513       65.2
500 or Less...................        1           144,543        0.13       144,543     7.250      356.00       500       55.8
                                    ---      ------------      ------
     Total/Avg./Wtd. Avg......      532      $113,309,384      100.00%
                                    ===      ============      ======

----------
(1)  The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 1 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

                                       A-6

             CREDIT GRADE CATEGORIES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                      WEIGHTED
                                                          PERCENT OF             WEIGHTED   WEIGHTED   AVERAGE  WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE    CREDIT    AVERAGE
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING   BUREAU   LOAN-TO-
                                 MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      RISK      VALUE
CREDIT GRADE CATEGORY             LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE     RATIO
---------------------           ---------  ------------  -----------  ---------  --------  ---------  --------  --------

A ............................     396     $ 87,084,716     76.86%     $219,911   7.612%     387.16      620      76.6%
A- ...........................      16        4,070,472      3.59       254,404   7.449      351.58      589      75.8
B ............................      61       12,231,506     10.79       200,516   7.761      397.77      595      74.1
C ............................      38        6,862,498      6.06       180,592   8.429      368.22      577      73.1
C- ...........................      19        2,855,835      2.52       150,307   8.488      372.00      591      78.5
D ............................       2          204,356      0.18       102,178   7.236      359.06      604      58.3
                                   ---     ------------    ------
   Total/Avg./Wtd. Avg .......     532     $113,309,384    100.00%
                                   ===     ============    ======

            PREPAYMENT PENALTY PERIODS FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                      WEIGHTED
                                                          PERCENT OF             WEIGHTED   WEIGHTED   AVERAGE  WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE    CREDIT    AVERAGE
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING   BUREAU   LOAN-TO-
PREPAYMENT PENALTY               MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      RISK      VALUE
PERIOD (MONTHS)                   LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE     RATIO
------------------              ---------  ------------  -----------  ---------  --------  ---------  --------  --------

0 ............................     142     $ 25,720,675     22.70%     $181,132   8.292%     374.48      600      76.9%
12 ...........................      21        5,293,324      4.67       252,063   7.721      379.77      598      74.0
24 ...........................      19        3,917,133      3.46       206,165   8.418      403.93      609      79.1
36 ...........................      94       17,012,348     15.01       180,982   7.942      385.68      598      75.2
60 ...........................     256       61,365,904     54.16       239,711   7.324      389.29      623      76.0
                                   ---     ------------    ------
   Total/Avg./Wtd. Avg .......     532     $113,309,384    100.00%
                                   ===     ============    ======

              INTEREST ONLY PERIODS FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                      WEIGHTED
                                                          PERCENT OF             WEIGHTED   WEIGHTED   AVERAGE  WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE    CREDIT    AVERAGE
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING   BUREAU   LOAN-TO-
                                 MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      RISK      VALUE
INTEREST ONLY PERIOD (MONTHS)     LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE     RATIO
-----------------------------   ---------  ------------  -----------  ---------  --------  ---------  --------  --------

0 ............................     468     $ 90,891,466     80.22%     194,213    7.833%     391.82      608      75.1%
60 ...........................      64       22,417,918     19.78      350,280    7.126      359.64      631      80.2
                                   ---     ------------    ------
   Total/Avg./Wtd. Avg .......     532     $113,309,384    100.00%
                                   ===     ============    ======

                                      A-7

                             GROUP 2 MORTGAGE LOANS

              MORTGAGE LOAN PROGRAMS FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                      WEIGHTED
                                                          PERCENT OF             WEIGHTED   WEIGHTED   AVERAGE  WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE    CREDIT    AVERAGE
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING   BUREAU   LOAN-TO-
                                 MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      RISK      VALUE
MORTGAGE LOAN PROGRAM             LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE     RATIO
---------------------           ---------  ------------  -----------  ---------  --------  ---------  --------  --------

30-Year 6-month LIBOR ........       4     $    740,259      0.74%     $185,065   7.825%     359.40      561      83.4%
2/28 6-month LIBOR ...........     378       47,312,713     47.29       125,166   9.173      359.21      602      81.4
2/38 6-month LIBOR - 24-month
   Interest Only .............      55        8,985,093      8.98       163,365   8.848      479.33      586      78.8
2/28 6-month LIBOR - 24-month
   Interest Only .............       3          530,206      0.53       176,735   7.475      357.81      605      91.1
2/28 6-month LIBOR - 60-month
   Interest Only .............      80       14,635,144     14.63       182,939   8.311      359.26      632      81.0
3/27 6-month LIBOR ...........      18        2,114,181      2.11       117,454   9.485      357.97      562      77.5
3/37 6-month LIBOR ...........       2          200,367      0.20       100,184   9.321      479.39      611      75.0
3/27 6-month LIBOR - 36-month
   Interest Only .............       1           84,000      0.08        84,000   8.250      358.00      672      80.0
3/27 6-month LIBOR - 60-month
   Interest Only .............       2          181,520      0.18        90,760   9.212      360.00      614      80.0
5/25 6-month LIBOR ...........       1          182,400      0.18       182,400   7.400      360.00      650      80.0
5/35 6-month LIBOR ...........       1           83,120      0.08        83,120   9.875      480.00      652      80.0
15 Year Fixed ................       5          523,742      0.52       104,748   7.499      178.96      616      70.3
15 Year Fixed -
   Credit Comeback ...........       1           94,919      0.09        94,919   7.750      179.00      621      80.0
20 Year Fixed ................       1          231,581      0.23       231,581   7.500      239.00      579      68.2
30-Year Fixed ................      74       12,067,187     12.06       163,070   7.698      358.77      615      78.1
30-Year Fixed -
   Credit Comeback ...........       5          967,170      0.97       193,434   8.432      359.26      596      79.1
40-Year Fixed ................      24        6,247,738      6.24       260,322   7.525      479.19      598      77.2
40-Year Fixed -
   Credit Comeback ...........       1          404,000      0.40       404,000   7.875      480.00      550      80.0
30-Year Fixed -
   60-month Interest Only ....      17        4,466,656      4.46       262,744   7.267      359.03      646      78.7
                                   ---     ------------    ------
   Total/Avg./Wtd. Avg .......     673     $100,051,995    100.00%
                                   ===     ============    ======

        ORIGINAL TERMS TO STATED MATURITY FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                      WEIGHTED
                                                          PERCENT OF             WEIGHTED   WEIGHTED   AVERAGE  WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE    CREDIT    AVERAGE
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING   BUREAU   LOAN-TO-
                                 MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      RISK      VALUE
ORIGINAL TERM (MONTHS)            LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE     RATIO
---------------------           ---------  ------------  -----------  ---------  --------  ---------  --------  --------

ARM 360 ......................     487     $ 65,780,423     65.75%     $135,073   8.956%     359.17      607      81.3%
ARM 480 ......................      58        9,268,580      9.26       159,803   8.868      479.34      587      78.7
Fixed 180 ....................       6          618,661      0.62       103,110   7.538      178.97      617      71.8
Fixed 240 ....................       1          231,581      0.23       231,581   7.500      239.00      579      68.2
Fixed 360 ....................      96       17,501,012     17.49       182,302   7.629      358.86      622      78.3
Fixed 480 ....................      25        6,651,738      6.65       266,070   7.546      479.24      595      77.4
                                   ---     ------------    ------
   Total/Avg./Wtd. Avg .......     673     $100,051,995    100.00%
                                   ===     ============    ======

                                      A-8

         MORTGAGE LOAN PRINCIPAL BALANCES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                      WEIGHTED
                                                          PERCENT OF             WEIGHTED   WEIGHTED   AVERAGE  WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE    CREDIT    AVERAGE
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING   BUREAU   LOAN-TO-
RANGE OF MORTGAGE                MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      RISK      VALUE
LOAN PRINCIPAL BALANCES           LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE     RATIO
-----------------------         ---------  ------------  -----------  ---------  --------  ---------  --------  --------

$25,000.01 - $50,000.00 ......       4     $    195,704      0.20%     $ 48,926   10.566%    357.98      603      79.5%
$50,000.01 - $75,000.00 ......      92        5,766,450      5.76        62,679    9.913     363.98      592      82.8
$75,000.01 - $100,000.00 .....     113        9,859,578      9.85        87,253    9.125     359.76      607      80.9
$100,000.01 - $150,000.00 ....     224       27,554,878     27.54       123,013    8.801     371.79      606      80.5
$150,000.01 - $200,000.00 ....     109       19,035,025     19.03       174,633    8.622     380.11      616      80.6
$200,000.01 - $250,000.00 ....      48       10,804,819     10.80       225,100    8.231     376.27      616      78.8
$250,000.01 - $300,000.00 ....      31        8,569,501      8.57       276,436    8.317     378.82      596      79.7
$300,000.01 - $350,000.00 ....      28        9,028,549      9.02       322,448    7.934     398.49      601      78.2
$350,000.01 - $400,000.00 ....      19        7,143,628      7.14       375,980    8.026     384.34      611      80.6
$400,000.01 - $450,000.00 ....       4        1,642,222      1.64       410,556    8.123     387.74      600      81.1
$450,000.01 - $500,000.00 ....       1          451,642      0.45       451,642    6.875     478.00      596      64.6
                                   ---     ------------    ------
   Total/Avg./Wtd. Avg .......     673     $100,051,995    100.00%
                                   ===     ============    ======

                                      A-9

  STATE DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                      WEIGHTED
                                                          PERCENT OF             WEIGHTED   WEIGHTED   AVERAGE  WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE    CREDIT    AVERAGE
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING   BUREAU   LOAN-TO-
                                 MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      RISK      VALUE
STATE                             LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE     RATIO
-----                           ---------  ------------  -----------  ---------  --------  ---------  --------  --------

Alabama ......................      11     $    990,912      0.99%     $ 90,083   10.093%    359.14      586      86.9%
Alaska .......................       3          512,538      0.51       170,846    8.800     316.98      603      77.4
Arizona ......................      21        3,181,836      3.18       151,516    8.127     404.35      622      77.8
Arkansas .....................       4          359,549      0.36        89,887    8.773     359.03      607      88.4
California ...................      35       10,153,717     10.15       290,106    8.188     399.38      608      80.7
Colorado .....................      10        1,256,406      1.26       125,641    8.819     382.14      627      82.4
Connecticut ..................       8        1,207,255      1.21       150,907    8.571     390.85      627      84.4
Delaware .....................       1          348,376      0.35       348,376    7.250     479.00      522      85.0
District of Columbia .........       3          672,396      0.67       224,132    8.365     359.33      600      73.1
Florida ......................      60        9,220,088      9.22       153,668    9.037     375.68      618      78.5
Georgia ......................      41        5,303,171      5.30       129,346    9.140     376.34      596      82.4
Hawaii .......................       2          580,434      0.58       290,217    7.153     359.00      568      70.0
Idaho ........................       8        1,109,952      1.11       138,744    8.791     378.83      606      82.9
Illinois .....................      34        4,242,232      4.24       124,772    8.917     368.83      628      81.8
Indiana ......................      16        1,463,493      1.46        91,468    8.778     358.89      605      82.8
Iowa .........................       3          267,460      0.27        89,153    9.207     359.00      622      80.0
Kansas .......................       5          431,240      0.43        86,248    9.471     376.52      588      85.1
Kentucky .....................       9        1,068,571      1.07       118,730    8.987     370.99      611      83.9
Louisiana ....................       4          458,808      0.46       114,702    9.352     359.21      557      83.1
Maryland .....................      22        5,387,915      5.39       244,905    8.373     381.77      609      79.7
Massachusetts ................      19        4,299,314      4.30       226,280    7.654     376.43      609      77.1
Michigan .....................      39        3,649,113      3.65        93,567    9.503     369.70      584      83.9
Minnesota ....................       6          849,913      0.85       141,652    8.745     405.57      591      80.0
Mississippi ..................       4          272,557      0.27        68,139   10.213     359.23      556      78.7
Missouri .....................      11          990,711      0.99        90,065    9.563     380.64      608      84.0
Montana ......................       1          115,196      0.12       115,196    6.625     358.00      651      65.6
Nebraska .....................       3          277,468      0.28        92,489    8.123     358.51      604      80.3
Nevada .......................      11        1,840,798      1.84       167,345    8.180     376.20      630      79.1
New Hampshire ................       3          510,815      0.51       170,272    8.639     358.94      619      80.0
New Jersey ...................      21        3,623,606      3.62       172,553    8.800     379.66      584      73.8
New Mexico ...................       9        1,465,580      1.46       162,842    8.660     359.04      620      81.4
New York .....................      23        6,537,294      6.53       284,230    7.906     380.88      607      77.0
North Carolina ...............      21        2,349,056      2.35       111,860    9.322     373.78      599      80.0
North Dakota .................       2          217,525      0.22       108,763    8.780     360.00      613      80.0
Ohio .........................      16        1,553,388      1.55        97,087    9.525     366.79      605      83.2
Oklahoma .....................       6          428,962      0.43        71,494    8.941     358.85      602      83.7
Oregon .......................       9        1,653,646      1.65       183,738    7.827     405.68      652      76.6
Pennsylvania .................      15        1,607,916      1.61       107,194    9.030     359.22      601      85.3
South Carolina ...............       7          735,501      0.74       105,072    9.328     359.20      586      85.6
Tennessee ....................      22        2,163,753      2.16        98,352    8.931     384.99      620      83.0
Texas ........................      66        7,049,262      7.05       106,807    8.887     353.75      613      81.3
Utah .........................       5          833,877      0.83       166,775    6.997     359.11      614      76.6
Vermont ......................       2          211,892      0.21       105,946    7.922     358.62      626      73.2
Virginia .....................      19        2,722,784      2.72       143,304    8.442     380.72      588      78.7
Washington ...................      28        5,120,296      5.12       182,868    8.111     369.46      598      80.7
West Virginia ................       1          214,605      0.21       214,605    8.500     357.00      565      95.0
Wisconsin ....................       4          540,815      0.54       135,204    8.613     376.78      601      79.9
                                   ---     ------------    ------
   Total/Avg./Wtd. Avg .......     673     $100,051,995    100.00%
                                   ===     ============    ======

                                      A-10

               LOAN-TO-VALUE RATIOS FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                      WEIGHTED
                                                          PERCENT OF             WEIGHTED   WEIGHTED   AVERAGE  WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE    CREDIT    AVERAGE
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING   BUREAU   LOAN-TO-
RANGE OF                         MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      RISK      VALUE
LOAN-TO-VALUE RATIOS (%)          LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE     RATIO
------------------------        ---------  ------------  -----------  ---------  --------  ---------  --------  --------

50.00 or Less ................       8     $  1,179,963      1.18%     $147,495   7.429%     368.28      588      42.1%
50.01 - 55.00 ................      10        1,462,216      1.46       146,222   8.327      359.35      588      52.6
55.01 - 60.00 ................       7        1,123,316      1.12       160,474   8.036      383.79      580      58.9
60.01 - 65.00 ................      16        2,761,106      2.76       172,569   8.148      429.57      573      63.5
65.01 - 70.00 ................      23        3,636,465      3.63       158,107   8.427      378.35      594      68.2
70.01 - 75.00 ................      55       10,525,255     10.52       191,368   8.168      376.67      590      73.7
75.01 - 80.00 ................     345       47,016,751     46.99       136,280   8.553      376.03      613      79.8
80.01 - 85.00 ................      63       11,430,112     11.42       181,430   8.559      374.85      606      84.1
85.01 - 90.00 ................      89       14,424,232     14.42       162,070   8.940      376.82      613      89.5
90.01 - 95.00 ................      35        4,063,615      4.06       116,103   9.794      364.83      598      94.8
95.01 - 100.00 ...............      22        2,428,964      2.43       110,407   9.734      372.08      643      100.0
                                   ---     ------------    ------
   Total/Avg./Wtd. Avg .......     673     $100,051,995    100.00%
                                   ===     ============    ======

              CURRENT MORTGAGE RATES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                      WEIGHTED
                                                          PERCENT OF             WEIGHTED   WEIGHTED   AVERAGE  WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE    CREDIT    AVERAGE
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING   BUREAU   LOAN-TO-
RANGE OF CURRENT                 MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      RISK      VALUE
MORTGAGE RATES (%)                LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE     RATIO
------------------              ---------  ------------  -----------  ---------  --------  ---------  --------  --------

5.001 - 5.500 ................       1     $    164,406      0.16%     $164,406   5.500%     479.00      658      86.6%
5.501 - 6.000 ................       1          141,808      0.14       141,808   5.875      359.00      693      79.8
6.001 - 6.500 ................       7        1,706,468      1.71       243,781   6.444      350.08      612      72.6
6.501 - 7.000 ................      32        8,162,596      8.16       255,081   6.841      381.75      616      77.3
7.001 - 7.500 ................      49       10,064,890     10.06       205,406   7.333      379.02      622      75.3
7.501 - 8.000 ................      85       14,531,100     14.52       170,954   7.812      382.56      626      79.7
8.001 - 8.500 ................     104       14,441,881     14.43       138,864   8.314      378.44      613      79.7
8.501 - 9.000 ................     142       19,957,531     19.95       140,546   8.796      377.61      609      80.9
9.001 - 9.500 ................      78       10,837,331     10.83       138,940   9.313      375.14      600      81.2
9.501 - 10.000 ...............      66        8,278,112      8.27       125,426   9.767      371.66      592      81.1
10.001 - 10.500 ..............      42        4,834,914      4.83       115,117   10.289     370.82      562      84.2
10.501 - 11.000 ..............      31        3,370,247      3.37       108,718   10.823     361.77      571      84.7
11.001 - 11.500 ..............      15        1,771,572      1.77       118,105   11.356     383.47      573      86.0
11.501 - 12.000 ..............      11          952,726      0.95        86,611   11.722     359.59      586      90.4
12.001 - 12.500 ..............       4          386,189      0.39        96,547   12.183     381.18      573      93.7
12.501 - 13.000 ..............       2          147,980      0.15        73,990   12.875     359.41      606      100.0
13.001 - 13.500 ..............       3          302,246      0.30       100,749   13.330     359.00      596      90.0
                                   ---     ------------    ------
   Total/Avg./Wtd. Avg .......     673     $100,051,995    100.00%
                                   ===     ============    ======

                                      A-11

          TYPES OF MORTGAGED PROPERTIES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                      WEIGHTED
                                                          PERCENT OF             WEIGHTED   WEIGHTED   AVERAGE  WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE    CREDIT    AVERAGE
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING   BUREAU   LOAN-TO-
                                 MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      RISK      VALUE
MORTGAGED PROPERTY TYPE           LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE     RATIO
------------------------------  ---------  ------------  -----------  ---------  --------  ---------  --------  --------

Single Family Residence ......     511     $ 74,451,440     74.41%     $145,698    8.638%    375.68      604      80.1%
Planned Unit Development .....      89       13,911,607     13.90       156,310    8.544     385.38      606      80.4
Low-Rise Condominium .........      53        8,124,383      8.12       153,290    8.488     370.85      626      80.4
Two Family Home ..............      12        2,215,112      2.21       184,593    8.676     394.85      631      81.1
Three Family Home ............       3          770,432      0.77       256,811    7.904     359.41      605      77.6
High-Rise Condominium ........       3          433,514      0.43       144,505    8.619     359.00      656      80.0
Four Family Home .............       2          145,507      0.15        72,753   10.245     358.68      566      80.0
                                   ---     ------------    ------
   Total/Avg./Wtd. Avg .......     673     $100,051,995    100.00%
                                   ===     ============    ======

                  LOAN PURPOSES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                      WEIGHTED
                                                          PERCENT OF             WEIGHTED   WEIGHTED   AVERAGE  WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE    CREDIT    AVERAGE
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING   BUREAU   LOAN-TO-
                                 MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      RISK      VALUE
LOAN PURPOSE                      LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE     RATIO
------------------------------  ---------  ------------  -----------  ---------  --------  ---------  --------  --------

Refinance - Cash Out .........     289     $ 53,925,129     53.90%     $186,592   8.360%     381.73      593      78.0%
Purchase .....................     354       41,154,397     41.13       116,255   9.016      372.16      624      82.8
Refinance - Rate/Term ........      30        4,972,469      4.97       165,749   7.956      362.57      618      81.7
                                   ---     ------------    ------
   Total/Avg./Wtd. Avg .......     673     $100,051,995    100.00%
                                   ===     ============    ======

                 OCCUPANCY TYPES FOR THE GROUP 2 MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                      WEIGHTED
                                                          PERCENT OF             WEIGHTED   WEIGHTED   AVERAGE  WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE    CREDIT    AVERAGE
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING   BUREAU   LOAN-TO-
                                 MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      RISK      VALUE
OCCUPANCY TYPE                    LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE     RATIO
------------------------------  ---------  ------------  -----------  ---------  --------  ---------  --------  --------

Owner Occupied ...............     622     $ 93,157,712     93.11%     $149,771   8.534%     377.31      604      80.0%
Investment Property ..........      42        5,468,807      5.47       130,210   9.649      373.48      641      83.9
Second Home ..................       9        1,425,476      1.42       158,386   9.583      358.80      669      80.4
                                   ---     ------------    ------
   Total/Avg./Wtd. Avg .......     673     $100,051,995    100.00%
                                   ===     ============    ======

----------
(1)  Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

                                      A-12

        REMAINING TERMS TO STATED MATURITY FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                      WEIGHTED
                                                          PERCENT OF             WEIGHTED   WEIGHTED   AVERAGE  WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE    CREDIT    AVERAGE
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING   BUREAU   LOAN-TO-
RANGE OF                         MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      RISK      VALUE
REMAINING TERMS (MONTHS)          LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE     RATIO
------------------------------  ---------  ------------  -----------  ---------  --------  ---------  --------  --------

121 - 180 ....................       6     $    618,661      0.62%     $103,110   7.538%     178.97      617      71.8%
181 - 300 ....................       1          231,581      0.23       231,581   7.500      239.00      579      68.2
301 - 360 ....................     583       83,281,435     83.24       142,850   8.677      359.11      610      80.7
Greater than 360 .............      83       15,920,318     15.91       191,811   8.315      479.29      590      78.2
                                   ---     ------------    ------
   Total/Avg./Wtd. Avg .......     673     $100,051,995    100.00%
                                   ===     ============    ======

             LOAN DOCUMENTATION TYPES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                      WEIGHTED
                                                          PERCENT OF             WEIGHTED   WEIGHTED   AVERAGE  WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE    CREDIT    AVERAGE
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING   BUREAU   LOAN-TO-
                                 MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      RISK      VALUE
LOAN DOCUMENTATION TYPE           LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE     RATIO
------------------------------  ---------  ------------  -----------  ---------  --------  ---------  --------  --------

Full Documentation ...........     483     $ 69,248,099     69.21%     $143,371   8.509%     375.86      596      81.1%
Stated Income ................     190       30,803,896     30.79       162,126   8.836      379.06      632      78.2
                                   ---     ------------    ------
   Total/Avg./Wtd. Avg .......     673     $100,051,995    100.00%
                                   ===     ============    ======

           CREDIT BUREAU RISK SCORES(1) FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                      WEIGHTED
                                                          PERCENT OF             WEIGHTED   WEIGHTED   AVERAGE  WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE    CREDIT    AVERAGE
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING   BUREAU   LOAN-TO-
RANGE OF CREDIT                  MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      RISK      VALUE
BUREAU RISK SCORES                LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE     RATIO
------------------------------  ---------  ------------  -----------  ---------  --------  ---------  --------  --------

761 - 800 ....................       2     $    293,300      0.29%     $146,650   8.754%     360.00      772      78.3%
741 - 760 ....................       4          615,550      0.62       153,888   9.672      359.16      748      88.4
721 - 740 ....................       4          506,665      0.51       126,666   7.962      358.94      729      80.0
701 - 720 ....................      14        2,420,864      2.42       172,919   8.285      367.08      712      84.6
681 - 700 ....................      25        4,077,838      4.08       163,114   7.659      366.67      688      80.5
661 - 680 ....................      39        6,530,677      6.53       167,453   8.130      369.06      669      83.3
641 - 660 ....................      88       13,568,215     13.56       154,184   8.346      367.70      649      81.3
621 - 640 ....................      82       12,504,445     12.50       152,493   8.622      378.19      630      78.9
601 - 620 ....................     102       13,784,653     13.78       135,144   8.319      377.37      610      81.5
581 - 600 ....................     120       16,420,035     16.41       136,834   8.451      381.95      590      79.9
561 - 580 ....................      63        8,688,706      8.68       137,916   8.893      372.30      571      80.2
541 - 560 ....................      53        9,009,069      9.00       169,982   9.284      382.74      551      81.3
521 - 540 ....................      46        7,748,624      7.74       168,448   9.436      384.21      530      75.0
501 - 520 ....................      29        3,617,112      3.62       124,728   9.215      401.88      512      74.2
500 or Less ..................       2          266,243      0.27       133,122   9.941      359.38      500      80.0
                                   ---     ------------    ------
   Total/Avg./Wtd. Avg .......     673     $100,051,995    100.00%
                                   ===     ============    ======

----------
(1)  The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 2 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

                                      A-13

             CREDIT GRADE CATEGORIES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                      WEIGHTED
                                                          PERCENT OF             WEIGHTED   WEIGHTED   AVERAGE  WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE    CREDIT    AVERAGE
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING   BUREAU   LOAN-TO-
                                 MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      RISK      VALUE
CREDIT GRADE CATEGORY             LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE     RATIO
---------------------           ---------  ------------  -----------  ---------  --------  ---------  --------  --------

A ............................     546     $ 80,563,162     80.52%     $147,552   8.616%     378.45      611      80.8%
A- ...........................      29        5,289,873      5.29       182,409   8.136      379.70      600      79.3
B ............................      49        7,158,374      7.15       146,089   8.908      371.24      585      78.7
C ............................      25        3,575,891      3.57       143,036   8.647      364.89      590      70.9
C- ...........................      23        3,219,694      3.22       139,987   8.439      359.00      595      79.6
D ............................       1          245,000      0.24       245,000   9.950      360.00      570      70.0
                                   ---     ------------    ------
   Total/Avg./Wtd. Avg .......     673     $100,051,995    100.00%
                                   ===     ============    ======

            PREPAYMENT PENALTY PERIODS FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                      WEIGHTED
                                                          PERCENT OF             WEIGHTED   WEIGHTED   AVERAGE  WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE    CREDIT    AVERAGE
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING   BUREAU   LOAN-TO-
PREPAYMENT PENALTY PERIOD        MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      RISK      VALUE
(MONTHS)                          LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE     RATIO
-------------------------       ---------  ------------  -----------  ---------  --------  ---------  --------  --------

0 ............................     245     $ 40,198,957     40.18%     $164,077   8.837%     371.44      606      80.1%
12 ...........................      21        4,361,159      4.36       207,674   7.963      382.08      608      73.5
24 ...........................     338       43,189,979     43.17       127,781   8.709      376.15      606      81.4
36 ...........................      69       12,301,899     12.30       178,288   7.750      395.04      616      78.4
                                   ---     ------------    ------
   Total/Avg./Wtd. Avg .......     673     $100,051,995    100.00%
                                   ===     ============    ======

                 MONTHS TO NEXT ADJUSTMENT DATE FOR THE GROUP 2
       ADJUSTABLE RATE MORTGAGE LOANS IN THE STATISTICAL CALCULATION POOL

                                 WEIGHTED                                                                        WEIGHTED
                                  AVERAGE                            PERCENT OF             WEIGHTED   WEIGHTED   AVERAGE  WEIGHTED
                                  MONTHS                AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE    CREDIT    AVERAGE
                                  TO NEXT   NUMBER OF   PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING   BUREAU   LOAN-TO-
RANGE OF MONTHS TO NEXT         ADJUSTMENT   MORTGAGE    BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      RISK      VALUE
ADJUSTMENT DATE                    DATE       LOANS    OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE     RATIO
-------------------------       ----------  ---------  -----------  -----------  ---------  --------  ---------  --------  --------

0 - 6 ........................       5           4     $   740,259      0.99%     $185,065   7.825%     359.40      561      83.4%
19 - 24 ......................      23         516      71,463,156     95.22       138,494   8.943      374.31      606      81.1
32 - 37 ......................      34          23       2,580,068      3.44       112,177   9.413      367.54      573      77.6
Greater than 38 ..............      60           2         265,520      0.35       132,760   8.175      397.57      651      80.0
                                               ---     -----------    ------
   Total/Avg./Wtd. Avg .......                 545     $75,049,003    100.00%
                                               ===     ===========    ======

                                      A-14

          GROSS MARGINS FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                      WEIGHTED
                                                          PERCENT OF             WEIGHTED   WEIGHTED   AVERAGE  WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE    CREDIT    AVERAGE
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING   BUREAU   LOAN-TO-
                                 MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      RISK      VALUE
RANGE OF GROSS MARGINS (%)        LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE     RATIO
-------------------------       ---------  ------------  -----------  ---------  --------  ---------  --------  --------

3.001 - 4.000 ................       1     $   168,792       0.22%     $168,792    8.950%    360.00      582      80.0%
4.001 - 5.000 ................      13       1,751,003       2.33       134,693    9.217     359.53      594      77.2
5.001 - 6.000 ................      38       5,312,285       7.08       139,797    8.359     367.40      595      78.0
6.001 - 7.000 ................     213      30,417,113      40.53       142,803    8.724     369.87      601      80.4
7.001 - 8.000 ................     177      25,681,439      34.22       145,093    8.911     380.25      606      80.6
8.001 - 9.000 ................      67       8,497,652      11.32       126,831    9.430     380.26      624      83.2
9.001 - 10.000 ...............      23       2,113,911       2.82        91,909   10.447     358.76      613      89.2
10.001 - 11.000 ..............      10         863,676       1.15        86,368   11.371     377.54      581      89.9
11.001 - 12.000 ..............       2         179,245       0.24        89,623   12.141     406.78      593      98.0
12.001 - 13.000 ..............       1          63,887       0.09        63,887   13.450     359.00      530      90.0
                                   ---     -----------     ------
   Total/Avg./Wtd. Avg .......     545     $75,049,003     100.00%
                                   ===     ===========     ======

----------
(1)  The weighted average Gross Margin for the Group 2 Adjustable Rate Mortgage
     Loans in the Statistical Calculation Pool as of the Cut-off Date was
     approximately 7.150%.

      MAXIMUM MORTGAGE RATES FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                      WEIGHTED
                                                          PERCENT OF             WEIGHTED   WEIGHTED   AVERAGE  WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE    CREDIT    AVERAGE
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING   BUREAU   LOAN-TO-
RANGE OF MAXIMUM MORTGAGE        MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      RISK      VALUE
RATES (%)                         LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE     RATIO
-------------------------       ---------  ------------  -----------  ---------  --------  ---------  --------  --------

12.501 - 13.000 ..............       1     $   141,808       0.19%     $141,808    5.875%    359.00      693      79.8%
13.001 - 13.500 ..............       4       1,225,224       1.63       306,306    6.449     359.00      613      75.2
13.501 - 14.000 ..............      13       3,150,848       4.20       242,373    6.895     374.54      599      81.9
14.001 - 14.500 ..............      20       3,072,896       4.09       153,645    7.434     379.96      639      75.3
14.501 - 15.000 ..............      51       8,155,969      10.87       159,921    7.933     365.58      628      79.5
15.001 - 15.500 ..............      82      11,132,084      14.83       135,757    8.322     377.60      617      79.6
15.501 - 16.000 ..............     129      18,106,684      24.13       140,362    8.793     379.50      610      80.6
16.001 - 16.500 ..............      79      10,926,783      14.56       138,314    9.322     374.98      600      81.2
16.501 - 17.000 ..............      64       7,968,391      10.62       124,506    9.773     369.97      593      80.8
17.001 - 17.500 ..............      39       4,497,314       5.99       115,316   10.286     371.77      563      84.5
17.501 - 18.000 ..............      29       3,170,574       4.22       109,330   10.823     362.02      572      84.4
18.001 - 18.500 ..............      15       1,771,572       2.36       118,105   11.356     383.47      573      86.0
18.501 - 19.000 ..............      11         952,726       1.27        86,611   11.722     359.59      586      90.4
19.001 - 19.500 ..............       3         325,904       0.43       108,635   12.134     385.28      573      94.4
Greater than 19.500 ..........       5         450,225       0.60        90,045   13.181     359.14      599      93.3
                                   ---     -----------     ------
   Total/Avg./Wtd. Avg .......     545     $75,049,003     100.00%
                                   ===     ===========     ======

----------
(1)  The weighted average Maximum Mortgage Rate for the Group 2 Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     was approximately 15.925%.

                                      A-15

    INITIAL PERIODIC RATE CAPS FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE
                                              AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT       WEIGHTED
                                 NUMBER OF    PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU       AVERAGE
                                  MORTGAGE     BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK     LOAN-TO-VALUE
INITIAL PERIODIC RATE CAP (%)      LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE        RATIO
------------------------------   ---------   -----------   -----------   ---------   --------   ---------   --------   -------------

1.000.........................        4      $   740,259       0.99%      $185,065    7.825%      359.40       561         83.4%
1.500.........................      527       72,531,521      96.65        137,631    8.963       374.40       605         81.0
3.000.........................       14        1,777,223       2.37        126,944    8.699       364.48       615         79.8
                                    ---      -----------     ------
   Total/Avg./Wtd. Avg........      545      $75,049,003     100.00%
                                    ===      ===========     ======

----------
(1)  The weighted average Initial Periodic Rate Cap for the Group 2 Adjustable
     Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off
     Date was approximately 1.531%.

  SUBSEQUENT PERIODIC RATE CAPS FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE
                                              AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT       WEIGHTED
                                 NUMBER OF    PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU       AVERAGE
SUBSEQUENT PERIODIC RATE CAP      MORTGAGE     BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK     LOAN-TO-VALUE
(%)                                LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE        RATIO
------------------------------   ---------   -----------   -----------   ---------   --------   ---------   --------   -------------

1.000.........................       16      $ 2,251,962       3.00%      $140,748    8.474%      358.91       593         81.0%
1.500.........................      529       72,797,041      97.00        137,613    8.960       374.48       605         81.0
                                    ---      -----------     ------
   Total/Avg./Wtd. Avg........      545      $75,049,003     100.00%
                                    ===      ===========     ======

----------
(1)  The weighted average Subsequent Periodic Rate Cap for the Group 2
     Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of
     the Cut-off Date was approximately 1.485%.

      MINIMUM MORTGAGE RATES FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE
                                              AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT       WEIGHTED
                                 NUMBER OF    PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU       AVERAGE
RANGE OF MINIMUM MORTGAGE         MORTGAGE     BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK     LOAN-TO-VALUE
RATES (%)                          LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE        RATIO
------------------------------   ---------   -----------   -----------   ---------   --------   ---------   --------   -------------

5.001 - 6.000.................        1      $   141,808       0.19%      $141,808     5.875%     359.00       693         79.8%
6.001 - 7.000.................       18        4,414,520       5.88        245,251     6.837      370.07       605         79.8
7.001 - 8.000.................       64       10,311,240      13.74        161,113     7.693      370.47       632         78.3
8.001 - 9.000.................      219       30,410,108      40.52        138,859     8.622      378.00       612         80.2
9.001 - 10.000................      139       18,432,844      24.56        132,610     9.509      373.25       598         81.0
Greater than 10.000...........      104       11,338,484      15.11        109,024    10.895      369.50       571         85.9
                                    ---      -----------     ------
   Total/Avg./Wtd. Avg........      545      $75,049,003     100.00%
                                    ===      ===========     ======

----------
(1)  The weighted average Minimum Mortgage Rate for the Group 2 Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     was approximately 8.935%.

                                      A-16

      NEXT ADJUSTMENT DATES FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                            PERCENT OF               WEIGHTED    WEIGHTED   WEIGHTED
                                              AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT       WEIGHTED
                                 NUMBER OF    PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU       AVERAGE
                                  MORTGAGE     BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK     LOAN-TO-VALUE
NEXT ADJUSTMENT DATE               LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE        RATIO
------------------------------   ---------   -----------   -----------   ---------   --------   ---------   --------   -------------

November 2006.................        2      $   441,259       0.59%      $220,629    7.359%      359.00       569         86.5%
December 2006.................        2          299,000       0.40        149,500    8.512       360.00       549         78.9
February 2008.................        7          582,635       0.78         83,234    8.728       356.00       602         82.0
March 2008....................       15        2,000,001       2.66        133,333    8.933       357.00       607         85.5
April 2008....................       38        4,911,523       6.54        129,251    8.843       386.22       610         82.0
May 2008......................      276       37,294,237      49.69        135,124    8.967       370.98       605         81.1
June 2008.....................      180       26,674,759      35.54        148,193    8.933       378.47       607         80.5
February 2009.................        7          783,194       1.04        111,885    9.244       356.00       552         79.9
March 2009....................        3          184,543       0.25         61,514    9.831       357.00       577         80.0
April 2009....................        1           84,000       0.11         84,000    8.250       358.00       672         80.0
May 2009......................        5          723,911       0.96        144,782    9.891       379.28       570         72.4
June 2009.....................        7          804,420       1.07        114,917    9.174       371.64       585         79.3
June 2011.....................        2          265,520       0.35        132,760    8.175       397.57       651         80.0
                                    ---      -----------     ------
   Total/Avg./Wtd. Avg........      545      $75,049,003     100.00%
                                    ===      ===========     ======

----------
(1)  The weighted average Next Adjustment Date for the Group 2 Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     is May 2008.

              INTEREST ONLY PERIODS FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                  MORTGAGE     BALANCE        BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
INTEREST ONLY PERIOD (MONTHS)      LOANS     OUTSTANDING    OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

0.............................      570      $ 80,154,468      80.11%      $140,622    8.746%      381.23       600       80.0%
24............................        3           530,206       0.53        176,735    7.475       357.81       605       91.1
36............................        1            84,000       0.08         84,000    8.250       358.00       672       80.0
60............................       99        19,283,320      19.27        194,781    8.077       359.21       635       80.4
                                    ---      ------------     ------
   Total/Avg./Wtd. Avg........      673      $100,051,995     100.00%
                                    ===      ============     ======

                                      A-17

                             GROUP 3 MORTGAGE LOANS

              MORTGAGE LOAN PROGRAMS FOR THE GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                      WEIGHTED
                                                          PERCENT OF             WEIGHTED  WEIGHTED    AVERAGE  WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE    CREDIT    AVERAGE
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING   BUREAU   LOAN-TO-
                                 MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      RISK      VALUE
MORTGAGE LOAN PROGRAM             LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE     RATIO
------------------------------  ---------  ------------  -----------  ---------  --------  ---------  --------  --------

30-Year 6-month LIBOR ........       4     $  1,203,647      0.65%     $300,912   9.676%     359.65      610      89.9%
2/28 6-month LIBOR ...........     382       61,439,153     33.07       160,835   9.353      358.90      602      81.6
2/38 6-month LIBOR ...........      60       13,950,226      7.51       232,504   8.832      479.01      612      83.6
2/28 6-month LIBOR - Interest
   Only - 24 .................      13        2,815,292      1.52       216,561   8.631      358.13      644      79.9
2/28 6-month LIBOR - Interest
   Only - 60 .................     174       40,978,067     22.05       235,506   8.544      359.02      647      81.2
3/27 6-month LIBOR ...........      23        2,876,999      1.55       125,087   9.547      358.18      590      78.9
3/37 6-month LIBOR ...........       2          183,876      0.10        91,938   8.604      479.00      561      71.4
3/27 6-month LIBOR - Interest
   Only - 36 .................       2          420,390      0.23       210,195   9.810      356.00      602      87.3
3/27 6-month LIBOR - Interest
   Only - 60 .................       7        1,188,210      0.64       169,744   8.822      358.25      624      79.9
15-Year Fixed ................       7          673,423      0.36        96,203   7.955      178.90      609      83.3
15-Year Fixed - Credit
   Comeback ..................       2          127,490      0.07        63,745   8.822      178.61      536      45.2
20-Year Fixed ................       1          168,818      0.09       168,818   8.150      239.00      715      95.0
30-Year Fixed ................     163       28,480,977     15.33       174,730   7.860      359.03      614      74.6
30-Year Fixed - Credit
   Comeback ..................      33        5,044,792      2.72       152,872   8.489      358.65      597      75.6
40-Year Fixed ................      48       12,485,907      6.72       260,123   7.842      479.03      599      74.4
40-Year Fixed - Credit
   Comeback ..................       6        1,297,642      0.70       216,274   8.672      476.92      587      72.6
30-Year Fixed - Interest Only
   - 60 ......................      39       12,475,972      6.71       319,897   7.446      359.19      626      78.1
                                   ---     ------------    ------
   Total/Avg./Wtd. Avg .......     966     $185,810,883    100.00%
                                   ===     ============    ======

        ORIGINAL TERMS TO STATED MATURITY FOR THE GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                      WEIGHTED
                                                          PERCENT OF             WEIGHTED  WEIGHTED    AVERAGE  WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE    CREDIT    AVERAGE
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING   BUREAU   LOAN-TO-
                                 MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      RISK      VALUE
ORIGINAL TERM (MONTHS)            LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE     RATIO
------------------------------  ---------  ------------  -----------  ---------  --------  ---------  --------  --------

ARM 360 ......................     605     $110,921,759     59.70%     $183,342   9.040%     358.89      620      81.5%
ARM 480 ......................      62       14,134,102      7.61       227,969   8.829      479.01      612      83.4
Fixed 180 ....................       9          800,913      0.43        88,990   8.093      178.85      598      77.2
Fixed 240 ....................       1          168,818      0.09       168,818   8.150      239.00      715      95.0
Fixed 360 ....................     235       46,001,740     24.76       195,752   7.817      359.03      615      75.6
Fixed 480 ....................      54       13,783,550      7.42       255,251   7.920      478.83      598      74.3
                                   ---     ------------    ------
   Total/Avg./Wtd. Avg .......     966     $185,810,883    100.00%
                                   ===     ============    ======

                                      A-18

         MORTGAGE LOAN PRINCIPAL BALANCES FOR THE GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                      WEIGHTED
                                                          PERCENT OF             WEIGHTED  WEIGHTED    AVERAGE  WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE    CREDIT    AVERAGE
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING   BUREAU   LOAN-TO-
RANGE OF MORTGAGE LOAN           MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      RISK      VALUE
PRINCIPAL BALANCES                LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE     RATIO
------------------------------  ---------  ------------  -----------  ---------  --------  ---------  --------  --------

$25,000.01 - $50,000.00.......      13     $    612,710      0.33%     $ 47,132   10.015%    331.19      590      66.5%
$50,000.01 - $75,000.00.......      87        5,412,307      2.91        62,210    9.676     361.34      608      79.4
$75,000.01 - $100,000.00......      99        8,706,897      4.69        87,948    8.980     368.68      603      76.5
$100,000.01 - $150,000.00.....     239       29,941,084     16.11       125,277    8.790     368.71      609      78.6
$150,000.01 - $200,000.00.....     200       34,996,556     18.83       174,983    8.853     372.42      615      80.2
$200,000.01 - $250,000.00.....     101       22,702,155     12.22       224,774    8.790     374.27      622      82.3
$250,000.01 - $300,000.00.....      76       20,838,205     11.21       274,187    8.446     370.95      624      78.5
$300,000.01 - $350,000.00.....      47       15,197,945      8.18       323,361    8.362     376.86      619      80.6
$350,000.01 - $400,000.00.....      38       14,314,128      7.70       376,688    8.729     394.20      614      83.6
$400,000.01 - $450,000.00.....      25       10,752,170      5.79       430,087    8.315     387.26      608      80.4
$450,000.01 - $500,000.00.....      23       10,961,338      5.90       476,580    8.086     385.31      634      78.8
$500,000.01 - $550,000.00.....       3        1,570,026      0.84       523,342    7.231     397.71      633      82.9
$550,000.01 - $600,000.00.....       6        3,452,445      1.86       575,408    8.479     398.32      598      75.7
$600,000.01 - $650,000.00.....       2        1,216,456      0.65       608,228    6.952     419.55      615      80.0
$650,000.01 - $700,000.00.....       4        2,689,284      1.45       672,321    7.710     359.00      643      74.7
$750,000.01 - $800,000.00.....       1          768,000      0.41       768,000   10.800     360.00      743      80.0
$800,000.01 - $850,000.00.....       2        1,679,175      0.90       839,588    6.376     417.82      597      54.9
                                   ---     ------------    ------
   Total/Avg./Wtd. Avg........     966     $185,810,883    100.00%
                                   ===     ============    ======

                                      A-19

  STATE DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                      WEIGHTED
                                                          PERCENT OF             WEIGHTED  WEIGHTED    AVERAGE  WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE    CREDIT    AVERAGE
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING   BUREAU   LOAN-TO-
                                 MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      RISK      VALUE
STATE                             LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE     RATIO
------------------------------  ---------  ------------  -----------  ---------  --------  ---------  --------  --------

Alabama ......................      19     $  2,416,205      1.30%     $127,169    9.387%    358.86      610      82.4%
Alaska .......................       2          382,900      0.21       191,450   11.352     360.00      579      84.5
Arizona ......................      30        4,825,241      2.60       160,841    8.592     389.46      607      76.8
Arkansas .....................       5          506,930      0.27       101,386   10.003     357.72      591      91.3
California ...................     154       47,631,042     25.63       309,292    8.019     390.41      624      77.7
Colorado .....................      11        2,496,908      1.34       226,992    8.284     376.94      627      82.7
Connecticut ..................      13        3,273,251      1.76       251,789    8.733     365.86      628      80.6
Delaware .....................       2          284,761      0.15       142,381    8.131     415.96      649      80.0
District of Columbia .........       1          299,520      0.16       299,520    9.150     357.00      500      65.2
Florida ......................     134       25,804,008     13.89       192,567    8.814     371.40      614      79.6
Georgia ......................      46        6,602,315      3.55       143,529    9.314     368.64      595      82.4
Hawaii .......................       8        3,491,459      1.88       436,432    7.215     386.35      627      74.0
Idaho ........................       4          596,955      0.32       149,239    8.381     379.44      641      80.0
Illinois .....................      27        5,289,529      2.85       195,908    9.313     372.88      635      76.4
Indiana ......................      15        1,474,651      0.79        98,310    9.839     366.42      616      80.9
Iowa .........................       3          328,400      0.18       109,467    9.329     365.26      631      87.0
Kansas .......................       3          442,955      0.24       147,652    8.942     359.00      606      80.0
Kentucky .....................       3          321,868      0.17       107,289    9.799     358.19      578      83.0
Louisiana ....................       6          839,394      0.45       139,899    8.442     359.06      616      82.7
Maine ........................       3          320,215      0.17       106,738    7.645     436.68      587      78.4
Maryland .....................      21        6,259,857      3.37       298,088    8.317     392.19      595      77.4
Massachusetts ................       9        2,104,715      1.13       233,857    8.339     383.32      613      75.8
Michigan .....................      29        3,138,456      1.69       108,223    9.616     359.16      603      83.4
Minnesota ....................       9        1,476,604      0.79       164,067    8.994     368.29      615      83.8
Mississippi ..................      16        1,828,787      0.98       114,299    8.899     333.33      608      86.4
Missouri .....................      18        2,229,843      1.20       123,880    9.253     352.82      598      82.1
Montana ......................       4          469,498      0.25       117,374    9.081     359.11      614      78.5
Nebraska .....................       2          215,897      0.12       107,948    8.652     359.00      562      82.7
Nevada .......................      24        5,782,487      3.11       240,937    8.790     379.04      634      78.3
New Hampshire ................       3          474,650      0.26       158,217    8.029     339.03      637      73.1
New Jersey ...................      25        6,000,744      3.23       240,030    9.624     373.58      589      82.9
New Mexico ...................       4        1,107,843      0.60       276,961    9.091     377.21      638      81.2
New York .....................      23        6,245,093      3.36       271,526    8.036     382.74      636      73.8
North Carolina ...............      21        2,796,209      1.50       133,153    9.307     379.09      609      80.5
North Dakota .................       2          177,482      0.10        88,741    9.069     359.34      613      80.0
Ohio .........................      24        2,259,536      1.22        94,147    8.957     365.66      609      83.1
Oklahoma .....................       9        1,179,651      0.63       131,072    8.867     359.28      591      84.5
Oregon .......................      19        3,676,451      1.98       193,497    8.881     380.91      623      84.8
Pennsylvania .................      19        2,266,842      1.22       119,307    9.367     357.95      587      85.9
South Carolina ...............       8        1,242,808      0.67       155,351    8.953     358.99      617      75.3
South Dakota .................       2          227,957      0.12       113,979   10.237     359.47      624      90.5
Tennessee ....................      16        1,947,914      1.05       121,745    9.009     356.33      603      83.3
Texas ........................      80        9,790,000      5.27       122,375    9.163     367.65      617      83.4
Utah .........................      16        2,595,627      1.40       162,227    8.367     374.69      642      82.5
Vermont ......................       2          182,382      0.10        91,191    8.438     359.00      612      67.4
Virginia .....................      18        3,282,611      1.77       182,367    8.344     350.62      602      74.5
Washington ...................      38        7,555,077      4.07       198,818    8.334     361.56      623      82.4
West Virginia ................       4          473,922      0.26       118,480    9.728     358.93      561      84.4
Wisconsin ....................      11        1,078,233      0.58        98,021   10.070     367.14      633      83.7
Wyoming ......................       1          115,200      0.06       115,200    8.300     360.00      664      80.0
                                   ---     ------------    ------
   Total/Avg./Wtd. Avg .......     966     $185,810,883    100.00%
                                   ===     ============    ======

                                      A-20

               LOAN-TO-VALUE RATIOS FOR THE GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                      WEIGHTED
                                                          PERCENT OF             WEIGHTED   WEIGHTED   AVERAGE  WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE    CREDIT    AVERAGE
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING   BUREAU   LOAN-TO-
RANGE OF LOAN-TO-VALUE           MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      RISK      VALUE
RATIOS (%)                        LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE     RATIO
------------------------------  ---------  ------------  -----------  ---------  --------  ---------  --------  --------

50.00 or Less ................      39     $  6,393,325      3.44%     $163,931    7.774%    376.72      601      37.0%
50.01 - 55.00 ................      17        3,228,811      1.74       189,930    7.641     380.39      615      52.6
55.01 - 60.00 ................      15        3,079,687      1.66       205,312    8.064     387.92      595      58.0
60.01 - 65.00 ................      27        5,118,756      2.75       189,584    7.959     377.83      563      63.1
65.01 - 70.00 ................      37        6,826,836      3.67       184,509    8.244     386.27      580      68.6
70.01 - 75.00 ................      51       11,681,916      6.29       229,057    8.103     389.54      604      74.2
75.01 - 80.00 ................     486       89,549,311     48.19       184,258    8.560     373.71      635      79.8
80.01 - 85.00 ................      78       15,962,277      8.59       204,645    8.581     368.54      587      84.2
85.01 - 90.00 ................     115       27,209,534     14.64       236,605    8.941     380.46      609      89.5
90.01 - 95.00 ................      61       10,204,343      5.49       167,284    9.874     366.05      589      94.9
95.01 - 100.00 ...............      40        6,556,087      3.53       163,902   10.022     379.87      635     100.0
                                   ---     ------------    ------
   Total/Avg./Wtd. Avg .......     966     $185,810,883    100.00%
                                   ===     ============    ======

              CURRENT MORTGAGE RATES FOR THE GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                      WEIGHTED
                                                          PERCENT OF             WEIGHTED   WEIGHTED   AVERAGE  WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE    CREDIT    AVERAGE
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING   BUREAU   LOAN-TO-
RANGE OF CURRENT MORTGAGE        MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      RISK      VALUE
RATES (%)                         LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE     RATIO
------------------------------  ---------  ------------  -----------  ---------  --------  ---------  --------  --------

5.501 - 6.000 ................       6     $  1,818,078      0.98%     $303,013    6.000%    365.68      672      63.9%
6.001 - 6.500 ................      25        8,804,631      4.74       352,185    6.373     386.92      625      71.5
6.501 - 7.000 ................      56       13,854,438      7.46       247,401    6.837     385.99      628      75.0
7.001 - 7.500 ................      44       10,922,459      5.88       248,238    7.348     375.58      626      76.3
7.501 - 8.000 ................     135       28,044,146     15.09       207,734    7.818     372.70      629      77.3
8.001 - 8.500 ................     140       24,804,048     13.35       177,172    8.331     377.47      629      78.7
8.501 - 9.000 ................     191       34,672,863     18.66       181,533    8.815     378.37      621      81.3
9.001 - 9.500 ................     119       21,920,401     11.80       184,205    9.296     376.21      605      80.0
9.501 - 10.000 ...............     106       18,165,238      9.78       171,370    9.789     372.87      599      82.6
10.001 - 10.500 ..............      53        8,004,284      4.31       151,024   10.351     370.23      584      85.9
10.501 - 11.000 ..............      46        8,047,330      4.33       174,942   10.820     363.60      595      85.5
11.001 - 11.500 ..............      20        3,263,145      1.76       163,157   11.290     369.00      594      89.8
11.501 - 12.000 ..............      10        1,584,100      0.85       158,410   11.690     394.85      564      88.5
12.001 - 12.500 ..............      10        1,271,054      0.68       127,105   12.174     359.48      570      91.5
12.501 - 13.000 ..............       2          464,238      0.25       232,119   12.716     359.47      539      89.0
13.001 - 13.500 ..............       1           54,389      0.03        54,389   13.350     359.00      634      80.0
13.501 - 14.000 ..............       1           56,050      0.03        56,050   13.550     360.00      542      95.0
Greater than 14.000 ..........       1           59,991      0.03        59,991   14.800     359.00      589     100.0
                                   ---     ------------    ------
   Total/Avg./Wtd. Avg .......     966     $185,810,883    100.00%
                                   ===     ============    ======

                                      A-21

          TYPES OF MORTGAGED PROPERTIES FOR THE GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                      WEIGHTED
                                                          PERCENT OF             WEIGHTED   WEIGHTED   AVERAGE  WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE    CREDIT    AVERAGE
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING   BUREAU   LOAN-TO-
                                 MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      RISK      VALUE
MORTGAGED PROPERTY TYPE           LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE     RATIO
------------------------------  ---------  ------------  -----------  ---------  --------  ---------  --------  --------

Single Family Residence ......     697     $128,572,050     69.20%     $184,465    8.620%    376.26      614      79.1%
Planned Unit Development .....     170       36,829,295     19.82       216,643    8.562     376.76      616      80.4
Low-Rise Condominium .........      73       14,566,020      7.84       199,535    8.839     366.14      636      83.2
Two Family Home ..............      12        3,431,143      1.85       285,929    8.563     421.66      616      74.3
Manufactured Housing(1) ......       7          840,680      0.45       120,097    8.635     359.01      593      69.2
Four Family Home .............       2          719,100      0.39       359,550   10.214     357.15      630      90.0
Three Family Home ............       3          447,894      0.24       149,298    8.378     317.75      660      85.5
High-Rise Condominium ........       2          404,700      0.22       202,350    9.868     360.00      633      76.1
                                   ---     ------------    ------
   Total/Avg./Wtd. Avg .......     966     $185,810,883    100.00%
                                   ===     ============    ======

----------
(1)  Treated as real property.

                  LOAN PURPOSES FOR THE GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                      WEIGHTED
                                                          PERCENT OF             WEIGHTED   WEIGHTED   AVERAGE  WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE    CREDIT    AVERAGE
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING   BUREAU   LOAN-TO-
                                 MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      RISK      VALUE
LOAN PURPOSE                      LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE     RATIO
------------------------------  ---------  ------------  -----------  ---------  --------  ---------  --------  --------

Purchase .....................     615     $113,523,342     61.10%     $184,591    8.969%    373.58      628      83.2%
Refinance - Cash Out .........     311       65,547,784     35.28       210,765    8.101     380.92      597      73.5
Refinance - Rate/Term ........      40        6,739,757      3.63       168,494    8.166     371.09      610      79.2
                                   ---     ------------    ------
   Total/Avg./Wtd. Avg .......     966     $185,810,883    100.00%
                                   ===     ============    ======

                 OCCUPANCY TYPES FOR THE GROUP 3 MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                      WEIGHTED
                                                          PERCENT OF             WEIGHTED   WEIGHTED   AVERAGE  WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE    CREDIT    AVERAGE
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING   BUREAU   LOAN-TO-
                                 MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      RISK      VALUE
OCCUPANCY TYPE                    LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE     RATIO
------------------------------  ---------  ------------  -----------  ---------  --------  ---------  --------  --------

Owner Occupied ...............     930     $178,319,321     95.97%     $191,741    8.609%    376.36      616      79.7%
Investment Property ..........      33        6,709,562      3.61       203,320    9.310     370.62      621      78.1
Second Home ..................       3          782,000      0.42       260,667    8.308     358.94      611      72.6
                                   ---     ------------    ------
   Total/Avg./Wtd. Avg .......     966     $185,810,883    100.00%
                                   ===     ============    ======

----------
(1)  Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

                                      A-22

        REMAINING TERMS TO STATED MATURITY FOR THE GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                      WEIGHTED
                                                          PERCENT OF             WEIGHTED   WEIGHTED   AVERAGE  WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE    CREDIT    AVERAGE
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING   BUREAU   LOAN-TO-
RANGE OF REMAINING TERMS         MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      RISK      VALUE
(MONTHS)                          LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE     RATIO
------------------------------  ---------  ------------  -----------  ---------  --------  ---------  --------  --------

121 - 180 ....................       9     $    800,913      0.43%     $ 88,990   8.093%     178.85      598      77.2%
181 - 300 ....................       1          168,818      0.09       168,818   8.150      239.00      715      95.0
301 - 360 ....................     840      156,923,499     84.45       186,814   8.682      358.93      619      79.8
Greater than 360 .............     116       27,917,652     15.02       240,669   8.380      478.93      605      78.9
                                   ---     ------------    ------
   Total/Avg./Wtd. Avg .......     966     $185,810,883    100.00%
                                   ===     ============    ======

             LOAN DOCUMENTATION TYPES FOR THE GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                      WEIGHTED
                                                          PERCENT OF             WEIGHTED   WEIGHTED   AVERAGE  WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE    CREDIT    AVERAGE
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING   BUREAU   LOAN-TO-
                                 MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      RISK      VALUE
LOAN DOCUMENTATION TYPE           LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE     RATIO
------------------------------  ---------  ------------  -----------  ---------  --------  ---------  --------  --------

Full Documentation ...........     602     $107,037,072     57.61%     $177,802   8.371%     377.01      602      79.9%
Stated Income ................     364       78,773,811     42.39       216,412   8.989      374.80      636      79.2
                                   ---     ------------    ------
   Total/Avg./Wtd. Avg .......     966     $185,810,883    100.00%
                                   ===     ============    ======

           CREDIT BUREAU RISK SCORES(1) FOR THE GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                      WEIGHTED
                                                          PERCENT OF             WEIGHTED   WEIGHTED   AVERAGE  WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE    CREDIT    AVERAGE
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING   BUREAU   LOAN-TO-
RANGE OF CREDIT BUREAU RISK      MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      RISK      VALUE
SCORES                            LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE     RATIO
------------------------------  ---------  ------------  -----------  ---------  --------  ---------  --------  --------

801 - 820 ....................       1     $     99,950      0.05%     $ 99,950   6.000%     479.00      817      57.1%
781 - 800 ....................       3          641,908      0.35       213,969   6.868      359.00      787      54.3
761 - 780 ....................       2          285,520      0.15       142,760   8.220      358.60      772      80.0
741 - 760 ....................       8        1,744,502      0.94       218,063   9.319      359.20      745      81.9
721 - 740 ....................      11        2,380,936      1.28       216,449   7.923      365.35      729      81.3
701 - 720 ....................      19        4,541,626      2.44       239,033   8.370      368.84      708      81.4
681 - 700 ....................      45       11,125,024      5.99       247,223   8.241      365.95      691      80.9
661 - 680 ....................      74       16,439,975      8.85       222,162   8.226      377.58      670      80.5
641 - 660 ....................     120       24,307,775     13.08       202,565   8.567      371.44      650      82.3
621 - 640 ....................     143       26,020,244     14.00       181,960   8.536      375.15      631      80.6
601 - 620 ....................     133       23,835,119     12.83       179,211   8.153      378.45      609      78.0
581 - 600 ....................     147       27,223,457     14.65       185,194   8.590      382.76      591      78.4
561 - 580 ....................     115       22,041,422     11.86       191,665   8.883      375.11      571      79.9
541 - 560 ....................      61        9,893,893      5.32       162,195   9.859      373.12      551      78.9
521 - 540 ....................      49        8,695,484      4.68       177,459   9.600      382.20      530      79.2
501 - 520 ....................      33        6,092,012      3.28       184,606   9.402      390.06      509      74.0
500 or Less ..................       2          442,036      0.24       221,018   9.343      357.32      500      62.7
                                   ---     ------------    ------
   Total/Avg./Wtd. Avg .......     966     $185,810,883    100.00%
                                   ===     ============    ======

----------
(1)  The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 3 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

                                      A-23

             CREDIT GRADE CATEGORIES FOR THE GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                      WEIGHTED
                                                          PERCENT OF             WEIGHTED   WEIGHTED   AVERAGE  WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE    CREDIT    AVERAGE
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING   BUREAU   LOAN-TO-
                                 MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      RISK      VALUE
CREDIT GRADE CATEGORY             LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE     RATIO
------------------------------  ---------  ------------  -----------  ---------  --------  ---------  --------  --------

A ............................     832     $160,602,625     86.43%     $193,032   8.609%     374.85      621      80.3%
A- ...........................      30        6,579,869      3.54       219,329   9.194      368.20      580      77.7
B ............................      46        8,450,480      4.55       183,706   8.657      389.96      592      73.6
C ............................      33        5,803,762      3.12       175,872   8.834      392.45      574      73.7
C- ...........................      23        4,030,597      2.17       175,243   8.307      386.45      608      76.9
D ............................       2          343,550      0.18       171,775   9.006      360.00      577      77.6
                                   ---     ------------    ------
   Total/Avg./Wtd. Avg .......     966     $185,810,883    100.00%
                                   ===     ============    ======

            PREPAYMENT PENALTY PERIODS FOR THE GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                      WEIGHTED
                                                          PERCENT OF             WEIGHTED   WEIGHTED   AVERAGE  WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE    CREDIT    AVERAGE
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING   BUREAU   LOAN-TO-
PREPAYMENT PENALTY PERIOD        MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      RISK      VALUE
(MONTHS)                          LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE     RATIO
------------------------------  ---------  ------------  -----------  ---------  --------  ---------  --------  --------

0 ............................     264     $ 54,824,288     29.51%     $207,668   9.226%     375.45      619      80.0%
12 ...........................      50       12,190,763      6.56       243,815   8.380      375.06      624      77.2
24 ...........................     436       77,236,456     41.57       177,148   8.773      374.16      615      81.3
36 ...........................      56        9,868,931      5.31       176,231   8.488      375.10      609      77.3
48 ...........................       1          289,756      0.16       289,756   6.875      359.00      598      72.5
60 ...........................     159       31,400,688     16.90       197,489   7.415      382.75      615      76.7
                                   ---     ------------    ------
   Total/Avg./Wtd. Avg .......     966     $185,810,883    100.00%
                                   ===     ============    ======

                 MONTHS TO NEXT ADJUSTMENT DATE FOR THE GROUP 3
       ADJUSTABLE RATE MORTGAGE LOANS IN THE STATISTICAL CALCULATION POOL

                                 WEIGHTED                                                                         WEIGHTED
                                  AVERAGE                             PERCENT OF             WEIGHTED   WEIGHTED   AVERAGE  WEIGHTED
                                  MONTHS                 AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE    CREDIT    AVERAGE
                                  TO NEXT   NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING   BUREAU   LOAN-TO-
RANGE OF MONTHS TO NEXT         ADJUSTMENT   MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      RISK      VALUE
ADJUSTMENT DATE                    DATE       LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE     RATIO
------------------------------  ----------  ---------  ------------  -----------  ---------  --------  ---------  --------  --------

0 - 6.........................        6          4     $  1,203,647      0.96%     $300,912   9.676%     359.65      610      89.9%
19 - 24.......................       23        629      119,182,738     95.30       189,480   8.997      372.98      620      81.7
32 - 37.......................       34         34        4,669,475      3.73       137,338   9.349      362.76      599      79.6
                                               ---     ------------    ------
   Total/Avg./Wtd. Avg........                 667     $125,055,861    100.00%
                                               ===     ============    ======

                                      A-24

          GROSS MARGINS FOR THE GROUP 3 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                      WEIGHTED
                                                          PERCENT OF             WEIGHTED   WEIGHTED   AVERAGE  WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE    CREDIT    AVERAGE
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING   BUREAU   LOAN-TO-
                                 MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      RISK      VALUE
RANGE OF GROSS MARGINS (%)        LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE     RATIO
--------------------------      ---------  ------------  -----------  ---------  --------  ---------  --------  --------

4.001 - 5.000 ................       6     $  1,003,595      0.80%     $167,266    8.048%    359.10      647      75.5%
5.001 - 6.000 ................      33        6,643,076      5.31       201,305    8.192     375.96      614      76.4
6.001 - 7.000 ................     205       38,264,711     30.60       186,657    8.427     373.27      622      80.6
7.001 - 8.000 ................     252       47,107,829     37.67       186,936    9.042     372.66      622      81.2
8.001 - 9.000 ................     114       22,200,956     17.75       194,745    9.420     374.06      617      83.7
9.001 - 10.000 ...............      33        6,261,353      5.01       189,738   10.505     362.17      605      88.0
10.001 - 11.000 ..............      15        2,427,301      1.94       161,820   11.242     370.13      595      88.1
11.001 - 12.000 ..............       6          976,610      0.78       162,768   12.390     359.52      565      90.8
12.001 - 13.000 ..............       2          110,439      0.09        55,219   13.452     359.51      587      87.6
Greater than 13.000 ..........       1           59,991      0.05        59,991   14.800     359.00      589     100.0
                                   ---     ------------    ------
   Total/Avg./Wtd. Avg .......     667     $125,055,861    100.00%
                                   ===     ============    ======

----------
(1)  The weighted average Gross Margin for the Group 3 Adjustable Rate Mortgage
     Loans in the Statistical Calculation Pool as of the Cut-off Date was
     approximately 7.515%.

      MAXIMUM MORTGAGE RATES FOR THE GROUP 3 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                      WEIGHTED
                                                          PERCENT OF             WEIGHTED   WEIGHTED   AVERAGE  WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE    CREDIT    AVERAGE
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING   BUREAU   LOAN-TO-
RANGE OF MAXIMUM MORTGAGE        MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      RISK      VALUE
RATES (%)                         LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE     RATIO
--------------------------      ---------  ------------  -----------  ---------  --------  ---------  --------  --------

12.501 - 13.000 ..............       4     $  1,319,353      1.06%     $329,838    6.721%    358.66      615      65.3%
13.001 - 13.500 ..............       3          865,053      0.69       288,351    6.499     426.41      651      83.0
13.501 - 14.000 ..............      23        4,342,555      3.47       188,807    7.421     362.07      659      77.9
14.001 - 14.500 ..............      39        7,132,376      5.70       182,881    7.930     374.05      629      76.3
14.501 - 15.000 ..............     107       22,326,675     17.85       208,661    8.150     367.65      628      79.7
15.001 - 15.500 ..............     110       20,279,466     16.22       184,359    8.622     379.79      624      78.9
15.501 - 16.000 ..............     136       24,891,099     19.90       183,023    8.953     375.46      620      81.6
16.001 - 16.500 ..............      68       13,382,811     10.70       196,806    9.331     372.24      618      82.5
16.501 - 17.000 ..............      79       13,628,224     10.90       172,509    9.890     370.35      608      85.5
17.001 - 17.500 ..............      40        6,574,091      5.26       164,352   10.394     367.46      594      86.7
17.501 - 18.000 ..............      24        5,109,888      4.09       212,912   10.824     363.64      613      88.4
18.001 - 18.500 ..............      16        2,668,031      2.13       166,752   11.356     374.68      583      88.9
18.501 - 19.000 ..............       6          915,408      0.73       152,568   11.752     389.08      562      92.3
19.001 - 19.500 ..............       7          986,162      0.79       140,880   12.166     359.71      585      95.8
Greater than 19.500 ..........       5          634,668      0.51       126,934   13.041     359.44      552      89.8
                                   ---     ------------    ------
   Total/Avg./Wtd. Avg .......     667     $125,055,861    100.00%
                                   ===     ============    ======

----------
(1)  The weighted average Maximum Mortgage Rate for the Group 3 Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     was approximately 15.798%.

                                      A-25

    INITIAL PERIODIC RATE CAPS FOR THE GROUP 3 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                      WEIGHTED
                                                          PERCENT OF             WEIGHTED   WEIGHTED   AVERAGE  WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE    CREDIT    AVERAGE
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING   BUREAU   LOAN-TO-
                                 MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      RISK      VALUE
INITIAL PERIODIC RATE CAP (%)     LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE     RATIO
-----------------------------   ---------  ------------  -----------  ---------  --------  ---------  --------  --------

1.000 ........................       5     $  1,325,582      1.06%     $265,116    9.545%    370.53      608      89.0%
1.500 ........................     475       92,049,557     73.61       193,789    9.032     374.37      624      82.9
2.000 ........................       2          504,817      0.40       252,409   10.191     358.00      597      86.7
3.000 ........................     183       30,829,321     24.65       168,466    8.939     367.27      606      77.7
7.000 ........................       2          346,584      0.28       173,292    7.991     359.00      592      80.0
                                   ---     ------------    ------
   Total/Avg./Wtd. Avg .......     667     $125,055,861    100.00%
                                   ===     ============    ======

----------
(1)  The weighted average Initial Periodic Rate Cap for the Group 3 Adjustable
     Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off
     Date was approximately 1.882%.

  SUBSEQUENT PERIODIC RATE CAPS FOR THE GROUP 3 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                      WEIGHTED
                                                          PERCENT OF             WEIGHTED   WEIGHTED   AVERAGE  WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE    CREDIT    AVERAGE
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING   BUREAU   LOAN-TO-
SUBSEQUENT PERIODIC RATE         MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      RISK      VALUE
CAP (%)                           LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE     RATIO
------------------------        ---------  ------------  -----------  ---------  --------  ---------  --------  --------

None .........................       1     $    189,076      0.15%     $189,076    7.400%    359.00      588      80.0%
1.000 ........................     169       29,312,445     23.44       173,446    9.031     367.08      603      78.2
1.500 ........................     497       95,554,340     76.41       192,262    9.015     374.15      624      82.8
                                   ---     ------------    ------
   Total/Avg./Wtd. Avg .......     667     $125,055,861    100.00%
                                   ===     ============    ======

----------
(1)  The weighted average Subsequent Periodic Rate Cap for the Group 3
     Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of
     the Cut-off Date was approximately 1.381%.

      MINIMUM MORTGAGE RATES FOR THE GROUP 3 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                      WEIGHTED
                                                          PERCENT OF             WEIGHTED   WEIGHTED   AVERAGE  WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE    CREDIT    AVERAGE
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING   BUREAU   LOAN-TO-
RANGE OF MINIMUM MORTGAGE        MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      RISK      VALUE
RATES (%)                         LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE     RATIO
-------------------------       ---------  ------------  -----------  ---------  --------  ---------  --------  --------

5.001 - 6.000 ................       4     $    758,442      0.61%     $189,611    6.833%    359.00      667      82.3%
6.001 - 7.000 ................      34        6,965,053      5.57       204,855    7.614     373.72      626      76.8
7.001 - 8.000 ................     112       23,896,095     19.11       213,358    8.076     369.31      627      78.9
8.001 - 9.000 ................     252       45,569,349     36.44       180,831    8.664     375.96      628      80.3
9.001 - 10.000 ...............     159       29,775,763     23.81       187,269    9.528     373.27      612      83.4
Greater than 10.000 ..........     106       18,091,159     14.47       170,671   10.936     366.60      592      87.9
                                   ---     ------------    ------
   Total/Avg./Wtd. Avg .......     667     $125,055,861    100.00%
                                   ===     ============    ======

----------
(1)  The weighted average Minimum Mortgage Rate for the Group 3 Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     was approximately 8.868%.

                                      A-26

      NEXT ADJUSTMENT DATES FOR THE GROUP 3 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                  MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
NEXT ADJUSTMENT DATE               LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

November 2006.................        1      $    424,797       0.34%      $424,797     9.650%     359.00       623       85.0%
December 2006.................        3           778,850       0.62        259,617     9.691      360.00       604       92.6
February 2008.................        7         1,385,970       1.11        197,996     9.663      356.00       613       83.4
March 2008....................       27         4,217,020       3.37        156,186     8.880      357.00       599       79.0
April 2008....................      115        22,044,460      17.63        191,691     8.963      374.34       624       80.1
May 2008......................      345        65,065,977      52.03        188,597     8.983      373.29       617       82.0
June 2008.....................      135        26,469,312      21.17        196,069     9.043      374.51       627       82.6
February 2009.................        7           940,239       0.75        134,320     9.764      356.00       581       84.5
March 2009....................        4           625,318       0.50        156,330     9.193      357.00       622       83.3
April 2009....................        8         1,119,764       0.90        139,971     9.449      358.15       604       74.4
May 2009......................       12         1,487,654       1.19        123,971     8.617      373.83       606       79.7
June 2009.....................        3           496,500       0.40        165,500    10.728      360.00       570       77.1
                                    ---      ------------     ------
   Total/Avg./Wtd. Avg........      667      $125,055,861     100.00%
                                    ===      ============     ======

----------
(1)  The weighted average Next Adjustment Date for the Group 3 Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     is May 2008.

              INTEREST ONLY PERIODS FOR THE GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                  MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
INTEREST ONLY PERIOD (MONTHS)      LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

0.............................      731      $127,932,952      68.85%      $175,011    8.772%      383.82       605       79.2%
24............................       13         2,815,292       1.52        216,561    8.631       358.13       644       79.9
36............................        2           420,390       0.23        210,195    9.810       356.00       602       87.3
60............................      220        54,642,248      29.41        248,374    8.300       359.04       642       80.5
                                    ---      ------------     ------
   Total/Avg./Wtd. Avg........      966      $185,810,883     100.00%
                                    ===      ============     ======

                                      A-27

                       GROUP 2 AND GROUP 3 MORTGAGE LOANS

        MORTGAGE LOAN PROGRAMS FOR THE GROUP 2 AND GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                  MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
MORTGAGE LOAN PROGRAM              LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

30-Year 6-month LIBOR.........         8     $  1,943,906       0.68%      $242,988     8.971%     359.55       592       87.5%
2/28 6-month LIBOR............       760      108,751,866      38.04        143,095     9.275      359.03       602       81.5
2/38 6-month LIBOR............       115       22,935,319       8.02        199,438     8.838      479.14       602       81.7
2/28 6-month LIBOR - 24-month
   Interest Only..............        16        3,345,498       1.17        209,094     8.448      358.08       637       81.7
2/28 6-month LIBOR - 60-month
   Interest Only..............       254       55,613,211      19.45        218,950     8.483      359.08       643       81.2
3/27 6-month LIBOR............        41        4,991,180       1.75        121,736     9.521      358.09       578       78.3
3/37 6-month LIBOR............         4          384,243       0.13         96,061     8.978      479.20       587       73.3
3/27 6-month LIBOR - 30-month
   Interest Only .............         3          504,390       0.18        168,130     9.550      356.33       614       86.1
3/27 6-month LIBOR - 60-month
   Interest Only .............         9        1,369,730       0.48        152,192     8.873      358.48       623       79.9
5/25 6-month LIBOR............         1          182,400       0.06        182,400     7.400      360.00       650       80.0
5/35 6-month LIBOR ...........         1           83,120       0.03         83,120     9.875      480.00       652       80.0
15-Year Fixed.................        12        1,197,165       0.42         99,764     7.756      178.93       612       77.6
15-Year Fixed - Credit
   Comeback...................         3          222,409       0.08         74,136     8.365      178.78       572       60.1
20-Year Fixed.................         2          400,399       0.14        200,200     7.774      239.00       636       79.5
30-Year Fixed.................       237       40,548,163      14.18        171,089     7.812      358.95       614       75.6
30-Year Fixed - Credit
   Comeback...................        38        6,011,962       2.10        158,210     8.479      358.75       597       76.2
40-Year Fixed.................        72       18,733,645       6.55        260,190     7.736      479.08       599       75.4
40-Year Fixed - Credit
   Comeback...................         7        1,701,642       0.60        243,092     8.483      477.65       578       74.3
30-Year Fixed - 60-month
   Interest Only..............        56       16,942,627       5.93        302,547     7.399      359.15       632       78.2
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg........     1,639     $285,862,878     100.00%
                                   =====     ============     ======

  ORIGINAL TERMS TO STATED MATURITY FOR THE GROUP 2 AND GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                  MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
ORIGINAL TERM (MONTHS)             LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

ARM 360.......................     1,092     $176,702,182      61.81%      $161,815    9.009%      359.00       615       81.4%
ARM 480.......................       120       23,402,682       8.19        195,022    8.844       479.14       602       81.6
Fixed 180.....................        15        1,419,574       0.50         94,638    7.851       178.90       606       74.9
Fixed 240.....................         2          400,399       0.14        200,200    7.774       239.00       636       79.5
Fixed 360.....................       331       63,502,753      22.21        191,851    7.765       358.99       617       76.4
Fixed 480.....................        79       20,435,287       7.15        258,675    7.798       478.96       597       75.3
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg........     1,639     $285,862,878     100.00%
                                   =====     ============     ======

                                      A-28

   MORTGAGE LOAN PRINCIPAL BALANCES FOR THE GROUP 2 AND GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF MORTGAGE LOAN            MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
PRINCIPAL BALANCES                 LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

$25,000.01 - $50,000.00.......        17     $    808,414       0.28%      $ 47,554    10.149%     337.68       593       69.7%
$50,000.01 - $75,000.00.......       179       11,178,757       3.91         62,451     9.798      362.70       599       81.1
$75,000.01 - $100,000.00......       212       18,566,475       6.49         87,578     9.057      363.94       605       78.8
$100,000.01 - $150,000.00.....       463       57,495,962      20.11        124,181     8.795      370.18       607       79.5
$150,000.01 - $200,000.00.....       309       54,031,581      18.90        174,859     8.772      375.13       615       80.3
$200,000.01 - $250,000.00.....       149       33,506,974      11.72        224,879     8.610      374.92       620       81.2
$250,000.01 - $300,000.00.....       107       29,407,706      10.29        274,838     8.408      373.24       616       78.9
$300,000.01 - $350,000.00.....        75       24,226,494       8.47        323,020     8.202      384.92       612       79.7
$350,000.01 - $400,000.00.....        57       21,457,755       7.51        376,452     8.495      390.92       613       82.6
$400,000.01 - $450,000.00.....        29       12,394,392       4.34        427,393     8.290      387.33       607       80.5
$450,000.01 - $500,000.00.....        24       11,412,980       3.99        475,541     8.038      388.98       632       78.3
$500,000.01 - $550,000.00.....         3        1,570,026       0.55        523,342     7.231      397.71       633       82.9
$550,000.01 - $600,000.00.....         6        3,452,445       1.21        575,408     8.479      398.32       598       75.7
$600,000.01 - $650,000.00.....         2        1,216,456       0.43        608,228     6.952      419.55       615       80.0
$650,000.01 - $700,000.00.....         4        2,689,284       0.94        672,321     7.710      359.00       643       74.7
$750,000.01 - $800,000.00.....         1          768,000       0.27        768,000    10.800      360.00       743       80.0
$800,000.01 - $850,000.00.....         2        1,679,175       0.59        839,588     6.376      417.82       597       54.9
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg........     1,639     $285,862,878     100.00%
                                   =====     ============     ======

                                      A-29

   STATE DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE GROUP 2 AND GROUP 3
               MORTGAGE LOANS IN THE STATISTICAL CALCULATION POOL

                                                                                                      WEIGHTED
                                                          PERCENT OF             WEIGHTED   WEIGHTED   AVERAGE  WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE    CREDIT    AVERAGE
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING   BUREAU   LOAN-TO-
                                 MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      RISK      VALUE
STATE                             LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE     RATIO
-----                           ---------  ------------  -----------  ---------  --------  ---------  --------  --------

Alabama ......................        30   $  3,407,117      1.19%     $113,571    9.592%    358.94      603      83.7%
Alaska .......................         5        895,438      0.31       179,088    9.891     335.37      592      80.4
Arizona ......................        51      8,007,077      2.80       157,002    8.407     395.38      613      77.2
Arkansas .....................         9        866,479      0.30        96,275    9.493     358.26      598      90.1
California ...................       189     57,784,759     20.21       305,739    8.049     391.98      621      78.2
Colorado .....................        21      3,753,313      1.31       178,729    8.463     378.68      627      82.6
Connecticut ..................        21      4,480,506      1.57       213,357    8.689     372.59      628      81.6
Delaware .....................         3        633,138      0.22       211,046    7.646     450.65      579      82.8
District of Columbia .........         4        971,916      0.34       242,979    8.607     358.61      569      70.6
Florida ......................       194     35,024,096     12.25       180,537    8.873     372.53      615      79.3
Georgia ......................        87     11,905,486      4.16       136,845    9.237     372.07      595      82.4
Hawaii .......................        10      4,071,894      1.42       407,189    7.206     382.45      619      73.4
Idaho ........................        12      1,706,907      0.60       142,242    8.647     379.05      619      81.9
Illinois .....................        61      9,531,761      3.33       156,258    9.136     371.08      632      78.8
Indiana ......................        31      2,938,144      1.03        94,779    9.311     362.67      610      81.9
Iowa .........................         6        595,860      0.21        99,310    9.274     362.45      627      83.9
Kansas .......................         8        874,195      0.31       109,274    9.203     367.64      597      82.5
Kentucky .....................        12      1,390,439      0.49       115,870    9.175     368.03      604      83.7
Louisiana ....................        10      1,298,201      0.45       129,820    8.764     359.11      595      82.9
Maine ........................         3        320,215      0.11       106,738    7.645     436.68      587      78.4
Maryland .....................        43     11,647,772      4.07       270,878    8.343     387.37      601      78.5
Massachusetts ................        28      6,404,029      2.24       228,715    7.879     378.70      610      76.7
Michigan .....................        68      6,787,570      2.37        99,817    9.555     364.83      593      83.7
Minnesota ....................        15      2,326,517      0.81       155,101    8.903     381.91      606      82.4
Mississippi ..................        20      2,101,344      0.74       105,067    9.069     336.69      601      85.5
Missouri .....................        29      3,220,553      1.13       111,054    9.348     361.38      601      82.7
Montana ......................         5        584,693      0.20       116,939    8.597     358.89      621      75.9
Nebraska .....................         5        493,365      0.17        98,673    8.354     358.72      586      81.3
Nevada .......................        35      7,623,284      2.67       217,808    8.643     378.36      633      78.5
New Hampshire ................         6        985,465      0.34       164,244    8.345     349.35      628      76.7
New Jersey ...................        46      9,624,350      3.37       209,225    9.314     375.87      587      79.5
New Mexico ...................        13      2,573,423      0.90       197,956    8.846     366.87      628      81.3
New York .....................        46     12,782,387      4.47       277,878    7.970     381.79      621      75.4
North Carolina ...............        42      5,145,265      1.80       122,506    9.314     376.66      605      80.3
North Dakota .................         4        395,007      0.14        98,752    8.910     359.70      613      80.0
Ohio .........................        40      3,812,924      1.33        95,323    9.188     366.12      608      83.2
Oklahoma .....................        15      1,608,613      0.56       107,241    8.886     359.17      594      84.2
Oregon .......................        28      5,330,097      1.86       190,361    8.554     388.59      632      82.2
Pennsylvania .................        34      3,874,758      1.36       113,963    9.227     358.48      593      85.6
South Carolina ...............        15      1,978,310      0.69       131,887    9.092     359.07      605      79.1
South Dakota .................         2        227,957      0.08       113,979   10.237     359.47      624      90.5
Tennessee ....................        38      4,111,667      1.44       108,202    8.968     371.42      612      83.1
Texas ........................       146     16,839,262      5.89       115,337    9.047     361.83      615      82.5
Utah .........................        21      3,429,504      1.20       163,310    8.034     370.90      635      81.1
Vermont ......................         4        394,274      0.14        98,569    8.161     358.80      620      70.5
Virginia .....................        37      6,005,394      2.10       162,308    8.388     364.27      596      76.4
Washington ...................        66     12,675,372      4.43       192,051    8.244     364.75      613      81.7
West Virginia ................         5        688,527      0.24       137,705    9.345     358.33      562      87.7
Wisconsin ....................        15      1,619,049      0.57       107,937    9.584     370.36      622      82.4
Wyoming ......................         1        115,200      0.04       115,200    8.300     360.00      664      80.0
                                   -----   ------------    ------
   Total/Avg./Wtd. Avg .......     1,639   $285,862,878    100.00%
                                   =====   ============    ======

                                      A-30

         LOAN-TO-VALUE RATIOS FOR THE GROUP 2 AND GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                      WEIGHTED
                                                          PERCENT OF             WEIGHTED   WEIGHTED   AVERAGE  WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE    CREDIT    AVERAGE
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING   BUREAU   LOAN-TO-
RANGE OF LOAN-TO-VALUE           MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      RISK      VALUE
RATIOS (%)                        LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE     RATIO
----------------------          ---------  ------------  -----------  ---------  --------  ---------  --------  --------

50.00 or Less ................        47   $  7,573,288      2.65%     $161,134   7.720%     375.41      599       37.8%
50.01 - 55.00 ................        27      4,691,027      1.64       173,742   7.855      373.83      607       52.6
55.01 - 60.00 ................        22      4,203,002      1.47       191,046   8.056      386.82      591       58.3
60.01 - 65.00 ................        43      7,879,862      2.76       183,253   8.025      395.96      566       63.3
65.01 - 70.00 ................        60     10,463,301      3.66       174,388   8.308      383.52      585       68.4
70.01 - 75.00 ................       106     22,207,171      7.77       209,502   8.134      383.44      597       73.9
75.01 - 80.00 ................       831    136,566,062     47.77       164,339   8.558      374.51      628       79.8
80.01 - 85.00 ................       141     27,392,389      9.58       194,272   8.572      371.17      595       84.2
85.01 - 90.00 ................       204     41,633,766     14.56       204,087   8.941      379.20      610       89.5
90.01 - 95.00 ................        96     14,267,958      4.99       148,625   9.851      365.70      592       94.9
95.01 - 100.00 ...............        62      8,985,051      3.14       144,920   9.944      377.77      637      100.0
                                   -----   ------------    ------
   Total/Avg./Wtd. Avg .......     1,639   $285,862,878    100.00%
                                   =====   ============    ======

        CURRENT MORTGAGE RATES FOR THE GROUP 2 AND GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                      WEIGHTED
                                                          PERCENT OF             WEIGHTED   WEIGHTED   AVERAGE  WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE    CREDIT    AVERAGE
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING   BUREAU   LOAN-TO-
RANGE OF CURRENT MORTGAGE        MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      RISK      VALUE
RATIOS (%)                        LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE     RATIO
-------------------------       ---------  ------------  -----------  ---------  --------  ---------  --------  --------

5.001 - 5.500.................         1   $    164,406      0.06%     $164,406    5.500%    479.00      658       86.6%
5.501 - 6.000.................         7      1,959,886      0.69       279,984    5.991     365.20      674       65.0
6.001 - 6.500.................        32     10,511,100      3.68       328,472    6.385     380.94      623       71.7
6.501 - 7.000.................        88     22,017,034      7.70       250,194    6.838     384.42      624       75.8
7.001 - 7.500.................        93     20,987,348      7.34       225,670    7.341     377.23      624       75.8
7.501 - 8.000.................       220     42,575,246     14.89       193,524    7.816     376.06      628       78.1
8.001 - 8.500.................       244     39,245,929     13.73       160,844    8.325     377.83      623       79.0
8.501 - 9.000.................       333     54,630,394     19.11       164,055    8.808     378.09      616       81.2
9.001 - 9.500.................       197     32,757,732     11.46       166,283    9.302     375.86      603       80.4
9.501 - 10.000................       172     26,443,350      9.25       153,740    9.782     372.49      597       82.2
10.001 - 10.500...............        95     12,839,198      4.49       135,149   10.328     370.45      576       85.3
10.501 - 11.000...............        77     11,417,577      3.99       148,280   10.821     363.06      588       85.3
11.001 - 11.500...............        35      5,034,717      1.76       143,849   11.313     374.09      587       88.5
11.501 - 12.000...............        21      2,536,826      0.89       120,801   11.702     381.61      573       89.2
12.001 - 12.500...............        14      1,657,243      0.58       118,374   12.176     364.53      571       92.1
12.501 - 13.000...............         4        612,218      0.21       153,054   12.755     359.46      555       91.6
13.001 - 13.500...............         4        356,634      0.12        89,159   13.333     359.00      602       88.5
13.501 - 14.000...............         1         56,050      0.02        56,050   13.550     360.00      542       95.0
Greater than 14.000...........         1         59,991      0.02        59,991   14.800     359.00      589      100.0
                                   -----   ------------    ------
   Total/Avg./Wtd. Avg........     1,639   $285,862,878    100.00%
                                   =====   ============    ======

                                      A-31

    TYPES OF MORTGAGED PROPERTIES FOR THE GROUP 2 AND GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                  MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
MORTGAGED PROPERTY TYPE            LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

Single Family Residence.......     1,208     $203,023,490       71.02%     $168,066     8.627%     376.05       611       79.5%
Planned Unit Development......       259       50,740,902       17.75       195,911     8.557      379.13       613       80.4
Condominium...................       126       22,690,403        7.94       180,083     8.714      367.83       633       82.2
Two Family Home...............        24        5,646,255        1.98       235,261     8.608      411.15       622       76.9
Three Family Home.............         6        1,218,327        0.43       203,054     8.078      344.09       625       80.5
Four Family Home..............         4          864,607        0.30       216,152    10.219      357.41       620       88.3
Manufactured Housing(1).......         7          840,680        0.29       120,097     8.635      359.01       593       69.2
High-Rise Condominium.........         5          838,214        0.29       167,643     9.222      359.48       645       78.1
                                   -----     ------------      ------
   Total/Avg./Wtd. Avg........     1,639     $285,862,878      100.00%
                                   =====     ============      ======

----------
(1)  Treated as real property.

            LOAN PURPOSES FOR THE GROUP 2 AND GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT    AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE       BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK      VALUE
LOAN PURPOSE                       LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

Purchase......................       969     $154,677,739       54.11%     $159,626     8.981%     373.20       627       83.1%
Refinance - Cash Out..........       600      119,472,912       41.79       199,122     8.218      381.29       595       75.5
Refinance - Rate/Term.........        70       11,712,227        4.10       167,318     8.077      367.47       613       80.2
                                   -----     ------------      ------
   Total/Avg./Wtd. Avg........     1,639     $285,862,878      100.00%
                                   =====     ============      ======

           OCCUPANCY TYPES FOR THE GROUP 2 AND GROUP 3 MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     BUREAU   LOAN-TO-
                                  MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK       VALUE
OCCUPANCY TYPE                     LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

Owner Occupied................     1,552     $271,477,033       94.97%     $174,921     8.583%     376.69       612       79.8%
Investment Property...........        75       12,178,368        4.26       162,378     9.462      371.91       630       80.7
Second Home...................        12        2,207,476        0.77       183,956     9.131      358.85       648       77.6
                                   -----     ------------      ------
   Total/Avg./Wtd. Avg........     1,639     $285,862,878      100.00%
                                   =====     ============      ======

----------
(1)  Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

                                      A-32

  REMAINING TERMS TO STATED MATURITY FOR THE GROUP 2 AND GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF REMAINING TERMS          MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
(MONTHS)                           LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

121 - 180.....................        15     $  1,419,574        0.50%     $ 94,638     7.851%     178.90       606       74.9%
181 - 300.....................         2          400,399        0.14       200,200     7.774      239.00       636       79.5
301 - 360.....................     1,423      240,204,935       84.03       168,802     8.680      358.99       616       80.1
Greater than 360..............       199       43,837,969       15.34       220,291     8.357      479.06       600       78.6
                                   -----     ------------      ------
   Total/Avg./Wtd. Avg........     1,639     $285,862,878      100.00%
                                   =====     ============      ======

       LOAN DOCUMENTATION TYPES FOR THE GROUP 2 AND GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED   WEIGHTED     AVERAGE   WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT     GROSS     REMAINING    BUREAU    LOAN-TO-
                                  MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK       VALUE
LOAN DOCUMENTATION TYPE            LOANS     OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)      SCORE      RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

Full Documentation............     1,085     $176,285,171       61.67%     $162,475     8.426%     376.56       600       80.4%
Stated Income.................       554      109,577,707       38.33       197,794     8.946      376.00       635       79.0
                                   -----     ------------      ------
   Total/Avg./Wtd. Avg........     1,639     $285,862,878      100.00%
                                   =====     ============      ======

     CREDIT BUREAU RISK SCORES(1) FOR THE GROUP 2 AND GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED   WEIGHTED     AVERAGE   WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF CREDIT BUREAU            MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
RISK SCORES                        LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

801 - 820.....................         1     $     99,950        0.03%     $ 99,950     6.000%     479.00       817       57.1%
781 - 800.....................         3          641,908        0.22       213,969     6.868      359.00       787       54.3
761 - 780.....................         4          578,820        0.20       144,705     8.491      359.31       772       79.1
741 - 760.....................        12        2,360,052        0.83       196,671     9.411      359.19       746       83.6
721 - 740.....................        15        2,887,601        1.01       192,507     7.930      364.23       729       81.1
701 - 720.....................        33        6,962,490        2.44       210,985     8.340      368.23       709       82.5
681 - 700.....................        70       15,202,862        5.32       217,184     8.085      366.15       690       80.8
661 - 680.....................       113       22,970,652        8.04       203,280     8.198      375.16       670       81.3
641 - 660.....................       208       37,875,989       13.25       182,096     8.488      370.10       650       82.0
621 - 640.....................       225       38,524,689       13.48       171,221     8.564      376.14       630       80.1
601 - 620.....................       235       37,619,772       13.16       160,084     8.214      378.06       610       79.3
581 - 600.....................       267       43,643,491       15.27       163,459     8.538      382.46       590       79.0
561 - 580.....................       178       30,730,128       10.75       172,641     8.886      374.31       571       80.0
541 - 560.....................       114       18,902,962        6.61       165,815     9.585      377.71       551       80.0
521 - 540.....................        95       16,444,108        5.75       173,096     9.523      383.15       530       77.2
501 - 520.....................        62        9,709,123        3.40       156,599     9.332      394.46       510       74.1
Less than or equal to 500.....         4          708,279        0.25       177,070     9.568      358.10       500       69.2
                                   -----     ------------      ------
   Total/Avg./Wtd. Avg........     1,639     $285,862,878      100.00%
                                   =====     ============      ======

----------
(1)  The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 2 and Group 3 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

                                      A-33

       CREDIT GRADE CATEGORIES FOR THE GROUP 2 AND GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                      WEIGHTED
                                                          PERCENT OF             WEIGHTED   WEIGHTED   AVERAGE  WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE    CREDIT    AVERAGE
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING   BUREAU   LOAN-TO-
                                 MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      RISK      VALUE
CREDIT GRADE CATEGORY             LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE     RATIO
------------------------------  ---------  ------------  -----------  ---------  --------  ---------  --------  --------

A ............................    1,378    $241,165,788     84.36%     $175,011    8.611%    376.05      618      80.5%
A- ...........................       59      11,869,742      4.15       201,182    8.723     373.32      589      78.4
B ............................       95      15,608,853      5.46       164,304    8.772     381.37      589      76.0
C ............................       58       9,379,654      3.28       161,718    8.763     381.94      580      72.7
C- ...........................       46       7,250,291      2.54       157,615    8.366     374.26      602      78.1
D ............................        3         588,550      0.21       196,183    9.399     360.00      574      74.4
                                  -----    ------------    ------
   Total/Avg./Wtd. Avg .......    1,639    $285,862,878    100.00%
                                  =====    ============    ======

      PREPAYMENT PENALTY PERIODS FOR THE GROUP 2 AND GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                      WEIGHTED
                                                          PERCENT OF             WEIGHTED   WEIGHTED   AVERAGE  WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE    CREDIT    AVERAGE
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING   BUREAU   LOAN-TO-
PREPAYMENT PENALTY PERIOD        MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      RISK      VALUE
(MONTHS)                          LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE     RATIO
------------------------------  ---------  ------------  -----------  ---------  --------  ---------  --------  --------

0 ............................      509    $ 95,023,246     33.24%     $186,686    9.062%    373.75      614      80.0%
12 ...........................       71      16,551,922      5.79       233,126    8.270     376.91      620      76.2
24 ...........................      774     120,426,434     42.13       155,590    8.750     374.87      612      81.3
36 ...........................      125      22,170,831      7.76       177,367    8.078     386.17      612      77.9
48 ...........................        1         289,756      0.10       289,756    6.875     359.00      598      72.5
60 ...........................      159      31,400,688     10.98       197,489    7.415     382.75      615      76.7
                                  -----    ------------    ------
   Total/Avg./Wtd. Avg .......    1,639    $285,862,878    100.00%
                                  =====    ============    ======

           MONTHS TO NEXT ADJUSTMENT DATE FOR THE GROUP 2 AND GROUP 3
       ADJUSTABLE RATE MORTGAGE LOANS IN THE STATISTICAL CALCULATION POOL

                                WEIGHTED                                                                   WEIGHTED
                                 AVERAGE                           PERCENT OF           WEIGHTED  WEIGHTED  AVERAGE WEIGHTED
                                 MONTHS               AGGREGATE    AGGREGATE   AVERAGE   AVERAGE  AVERAGE   CREDIT   AVERAGE
                                 TO NEXT  NUMBER OF   PRINCIPAL    PRINCIPAL   CURRENT    GROSS  REMAINING  BUREAU  LOAN-TO-
RANGE OF MONTHS TO NEXT        ADJUSTMENT  MORTGAGE    BALANCE      BALANCE   PRINCIPAL MORTGAGE    TERM     RISK     VALUE
ADJUSTMENT DATE                   DATE      LOANS    OUTSTANDING  OUTSTANDING  BALANCE    RATE    (MONTHS)   SCORE    RATIO
------------------------------ ---------- --------- ------------- ----------- --------- -------- --------- -------- --------

0 - 6.........................      6           8   $   1,943,906     0.97%    $242,988  8.971%    359.55     592     87.5%
19 - 24.......................     23       1,145     190,645,894    95.27      166,503  8.977     373.48     615     81.5
32 - 37.......................     34          57       7,249,544     3.62      127,185  9.372     364.46     590     78.9
Greater than 38...............     60           2         265,520     0.13      132,760  8.175     397.57     651     80.0
                                            -----   -------------   ------
   Total/Avg./Wtd. Avg........              1,212   $ 200,104,864   100.00%
                                            =====   =============   ======

                                      A-34

    GROSS MARGINS FOR THE GROUP 2 AND GROUP 3 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                      WEIGHTED
                                                          PERCENT OF             WEIGHTED   WEIGHTED   AVERAGE  WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE    CREDIT    AVERAGE
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING   BUREAU   LOAN-TO-
                                 MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      RISK      VALUE
RANGE OF GROSS MARGINS (%)        LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE     RATIO
------------------------------  ---------  ------------  -----------  ---------  --------  ---------  --------  --------

3.001 - 4.000 ................        1    $    168,792      0.08%     $168,792    8.950%    360.00      582      80.0%
4.001 - 5.000 ................       19       2,754,598      1.38       144,979    8.792     359.37      613      76.6
5.001 - 6.000 ................       71      11,955,361      5.97       168,385    8.266     372.16      605      77.1
6.001 - 7.000 ................      418      68,681,824     34.32       164,311    8.559     371.76      613      80.5
7.001 - 8.000 ................      429      72,789,268     36.38       169,672    8.995     375.34      616      81.0
8.001 - 9.000 ................      181      30,698,608     15.34       169,606    9.423     375.78      619      83.5
9.001 - 10.000 ...............       56       8,375,264      4.19       149,558   10.491     361.31      607      88.3
10.001 - 11.000 ..............       25       3,290,977      1.64       131,639   11.276     372.08      591      88.6
11.001 - 12.000 ..............        8       1,155,856      0.58       144,482   12.351     366.85      570      91.9
12.001 - 13.000 ..............        3         174,325      0.09        58,108   13.451     359.32      566      88.5
Greater than 13.000 ..........        1          59,991      0.03        59,991   14.800     359.00      589     100.0
                                  -----    ------------    ------
   Total/Avg./Wtd. Avg .......    1,212    $200,104,864    100.00%
                                  =====    ============    ======

----------
(1)  The weighted average Gross Margin for the Group 2 and Group 3 Adjustable
     Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off
     Date was approximately 7.378%.

   MAXIMUM MORTGAGE RATES FOR THE GROUP 2 AND GROUP 3 ADJUSTABLE RATE MORTGAGE
                  LOANS IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                      WEIGHTED
                                                          PERCENT OF             WEIGHTED   WEIGHTED   AVERAGE  WEIGHTED
                                             AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE    CREDIT    AVERAGE
                                NUMBER OF    PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING   BUREAU   LOAN-TO-
RANGE OF MAXIMUM MORTGAGE        MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      RISK      VALUE
RATES (%)                         LOANS     OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)    SCORE     RATIO
------------------------------  ---------  ------------  -----------  ---------  --------  ---------  --------  --------

12.501 - 13.000 ..............        5    $  1,461,161      0.73%     $292,232    6.639%    358.69      623      66.7%
13.001 - 13.500 ..............        7       2,090,278      1.04       298,611    6.470     386.90      629      78.4
13.501 - 14.000 ..............       36       7,493,403      3.74       208,150    7.200     367.31      634      79.6
14.001 - 14.500 ..............       59      10,205,272      5.10       172,971    7.780     375.83      632      76.0
14.501 - 15.000 ..............      158      30,482,644     15.23       192,928    8.092     367.09      628      79.7
15.001 - 15.500 ..............      192      31,411,550     15.70       163,602    8.516     379.01      621      79.1
15.501 - 16.000 ..............      265      42,997,783     21.49       162,256    8.885     377.16      616      81.2
16.001 - 16.500 ..............      147      24,309,594     12.15       165,371    9.327     373.47      610      81.9
16.501 - 17.000 ..............      143      21,596,615     10.79       151,025    9.847     370.21      602      83.7
17.001 - 17.500 ..............       79      11,071,405      5.53       140,144   10.350     369.21      581      85.8
17.501 - 18.000 ..............       53       8,280,462      4.14       156,235   10.824     363.02      597      86.9
18.001 - 18.500 ..............       31       4,439,603      2.22       143,213   11.356     378.19      579      87.8
18.501 - 19.000 ..............       17       1,868,134      0.93       109,890   11.736     374.04      574      91.3
19.001 - 19.500 ..............       10       1,312,067      0.66       131,207   12.158     366.06      582      95.5
Greater than 19.500 ..........       10       1,084,893      0.54       108,489   13.099     359.31      572      91.2
                                  -----    ------------    ------
   Total/Avg./Wtd. Avg .......    1,212    $200,104,864    100.00%
                                  =====    ============    ======

----------
(1)  The weighted average Maximum Mortgage Rate for the Group 2 and Group 3
     Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of
     the Cut-off Date was approximately 15.846%.

                                      A-35

INITIAL PERIODIC RATE CAPS FOR THE GROUP 2 AND GROUP 3 ADJUSTABLE RATE MORTGAGE
                  LOANS IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                  MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
INITIAL PERIODIC RATE CAP (%)      LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

1.000.........................         9     $  2,065,841       1.03%      $229,538     8.929%     366.55       591       87.0%
1.500.........................     1,002      164,581,078      82.25        164,253     9.002      374.38       615       82.1
2.000.........................         2          504,817       0.25        252,409    10.191      358.00       597       86.7
3.000.........................       197       32,606,543      16.29        165,515     8.926      367.12       606       77.8
7.000.........................         2          346,584       0.17        173,292     7.991      359.00       592       80.0
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg........     1,212     $200,104,864     100.00%
                                   =====     ============     ======

----------
(1)  The weighted average Initial Periodic Rate Cap for the Group 2 and Group 3
     Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of
     the Cut-off Date was approximately 1.750%.

    SUBSEQUENT PERIODIC RATE CAPS FOR THE GROUP 2 AND GROUP 3 ADJUSTABLE RATE
              MORTGAGE LOANS IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
SUBSEQUENT PERIODIC RATE CAP      MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
(%)                                LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

None..........................         1     $    189,076       0.09%      $189,076    7.400%      359.00       588       80.0%
1.000.........................       185       31,564,407      15.77        170,618    8.991       366.50       603       78.4
1.500.........................     1,026      168,351,381      84.13        164,085    8.991       374.29       616       82.0
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg........     1,212     $200,104,864     100.00%
                                   =====     ============     ======

----------
(1)  The weighted average Subsequent Periodic Rate Cap for the Group 2 and Group
     3 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of
     the Cut-off Date was approximately 1.420%.

   MINIMUM MORTGAGE RATES FOR THE GROUP 2 AND GROUP 3 ADJUSTABLE RATE MORTGAGE
                  LOANS IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF MINIMUM MORTGAGE RATES   MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
(%)                                LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

5.001 - 6.000.................         5     $    900,250       0.45%      $180,050     6.682%     359.00       671       81.9%
6.001 - 7.000.................        52       11,379,573       5.69        218,838     7.313      372.31       618       78.0
7.001 - 8.000.................       176       34,207,335      17.09        194,360     7.961      369.66       628       78.7
8.001 - 9.000.................       471       75,979,456      37.97        161,315     8.647      376.78       622       80.3
9.001 - 10.000................       298       48,208,607      24.09        161,774     9.521      373.27       606       82.5
Greater than 10.000...........       210       29,429,643      14.71        140,141    10.920      367.72       584       87.1
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg........     1,212     $200,104,864     100.00%
                                   =====     ============     ======

----------
(1)  The weighted average Minimum Mortgage Rate for the Group 2 and Group 3
     Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of
     the Cut-off Date was approximately 8.893%.

                                      A-36

NEXT ADJUSTMENT DATES FOR THE GROUP 2 AND GROUP 3 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                  MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
NEXT ADJUSTMENT DATE               LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

November 2006.................         3     $    866,056       0.43%      $288,685    8.483%      359.00       596       85.8%
December 2006.................         5        1,077,850       0.54        215,570    9.364       360.00       588       88.8
February 2008.................        14        1,968,605       0.98        140,615    9.386       356.00       610       83.0
March 2008....................        42        6,217,021       3.11        148,024    8.897       357.00       602       81.1
April 2008....................       153       26,955,983      13.47        176,183    8.941       376.51       622       80.5
May 2008......................       621      102,360,214      51.15        164,831    8.977       372.45       612       81.7
June 2008.....................       315       53,144,071      26.56        168,711    8.988       376.50       617       81.5
February 2009.................        14        1,723,433       0.86        123,102    9.527       356.00       568       82.4
March 2009....................         7          809,861       0.40        115,694    9.338       357.00       612       82.5
April 2009....................         9        1,203,764       0.60        133,752    9.366       358.14       609       74.8
May 2009......................        17        2,211,565       1.11        130,092    9.034       375.62       594       77.3
June 2009.....................        10        1,300,920       0.65        130,092    9.767       367.19       579       78.4
June 2011.....................         2          265,520       0.13        132,760    8.175       397.57       651       80.0
                                   -----     ------------     ------
   Total/Avg.//Wtd. Avg.......     1,212     $200,104,864     100.00%
                                   =====     ============     ======

----------
(1)  The weighted average Next Adjustment Date for the Group 2 and Group 3
     Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of
     the Cut-off Date is May 2008.

        INTEREST ONLY PERIODS FOR THE GROUP 2 AND GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                             WEIGHTED
                                                             PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                               AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                 NUMBER OF     PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                  MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
INTEREST ONLY PERIOD (MONTHS)      LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   ---------   ------------   -----------   ---------   --------   ---------   --------   --------

0.............................     1,301     $208,087,421      72.79%      159,944     8.762%      382.82       603       79.5%
24............................        16        3,345,498       1.17       209,094     8.448       358.08       637       81.7
36............................         3          504,390       0.18       168,130     9.550       356.33       614       86.1
60............................       319       73,925,569      25.86       231,742     8.242       359.08       640       80.5
                                   -----     ------------     ------
   Total/Avg./Wtd. Avg........     1,639     $285,862,878     100.00%
                                   =====     ============     ======

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